As filed with the Securities and Exchange Commission on February 3, 2010
Registration No. 333-160748

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Steadfast Income REIT, Inc.
(Exact name of registrant as specified in its governing instruments)

4343 Von Karman Avenue
Suite 300
Newport Beach, California 92660
(949) 852-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodney F. Emery
Chief Executive Officer
4343 Von Karman Avenue
Suite 300
Newport Beach, California 92660
(949) 852-0700
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston
Gustav F. Bahn
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2010

STEADFAST INCOME REIT, INC.

$1,650,000,000 Maximum Offering
$2,000,000 Minimum Offering

Steadfast Income REIT, Inc. is a newly formed Maryland corporation that intends to own a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stabilized, income-producing and value-added properties. We will seek to acquire and actively manage our real estate portfolio with the objective of providing a stable and secure source of income for our stockholders and maximizing potential returns upon disposition of our assets through capital appreciation. In addition to multifamily properties, we may also selectively invest in industrial properties, other types of commercial properties and real estate-related assets such as debt instruments. We are externally managed by Steadfast Income Advisor, LLC, which we refer to as our “advisor.” We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirements.

We are offering up to $1,650,000,000 in shares of our common stock. We will offer $1,500,000,000 in shares of our common stock to the public at an initial price of $10.00 per share, which we refer to as the “primary offering.” We will also offer $150,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. If we extend this offering beyond two years from the date of its commencement, our board of directors may, from time to time, in its sole discretion, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated net asset value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 15. These risks include, among others:

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date or at all, it will be difficult for you to sell your shares of our common stock.

•	The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Payment of distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in real properties and real estate-related assets, which could reduce your overall return.

•	The initial offering price of our shares of common stock was not established based upon any appraisals of assets we own or may own, and we do not intend to adjust the offering price based on any such appraisals during the first two years of this offering; therefore, the offering price may not accurately reflect the value of our assets when you invest.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	We depend upon our advisor to conduct our operations. Our advisor is a newly formed entity and its management does not have significant experience operating a public company.

•	All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager and other entities affiliated with us. As a result, they will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments, which could result in actions that are not in your best interests.

•	We will pay substantial fees and expenses to our advisor, its affiliates and broker-dealers which will increase your risk of loss. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated parties.

•	This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

•	Continued disruptions in the financial markets and deteriorating economic conditions could have a material impact on our business.

•	We may incur debt exceeding 75% of the cost of our tangible assets with the approval of a majority of our independent directors. High debt levels increase the risk of your investment.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders and may have adverse tax consequences to our stockholders.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Neither the Attorney General of the State of New York nor the Maryland Division of Securities has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our common stock is prohibited. The shares of common stock offered hereby are subject to certain restrictions on transfer and ownership. See “Description of Common Stock.”

		Sales	Dealer	Proceeds to Us
	Price to Public(1)	Commission(1)(2)	Manager Fee(1)(2)	Before Expenses(1)(3)

Primary Offering Per Share	$10.00	$0.65	$0.35	$9.00
Total Minimum	$2,000,000.00	$130,000.00	$70,000.00	$1,800,000.00
Total Maximum	$1,500,000,000.00	$97,500,000.00	$52,500,000.00	$1,350,000,000.00
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Maximum	$150,000,000.00	—	$—	$150,000,000.00

(1)	Assumes we sell $1,500,000,000 in the primary offering and $150,000,000 pursuant to our distribution reinvestment plan.
(2)	Discounts are available for certain categories of purchasers.
(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

Our shares of common stock will be offered to investors on a best efforts basis through Steadfast Capital Markets Group, LLC, an affiliate of our advisor and the dealer manager of this offering. The minimum initial investment amount is $4,000. We will not sell any shares of our common stock unless we raise a minimum of $2,000,000 of subscription proceeds by          , 2011 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by our escrow agent,          , in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 by          , 2011, we will return all funds in the escrow account (including interest), and we will stop selling shares. We expect to sell the shares of our common stock offered in the primary offering over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until          , 2013 (three years from the date of this prospectus). If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may terminate this offering at any time.

This prospectus is dated          , 2010

SUITABILITY STANDARDS

Our shares of common stock are suitable only as a long-term investment for persons of adequate financial means. We do not expect a public market for shares of our common stock will develop, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares of our common stock repurchased through our share repurchase plan, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you will need to sell them quickly in the future.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The following states have established suitability standards different from those we have established. Shares will only be sold to investors in these states who meet the special suitability standards set forth below.

Alabama — An Alabama investor must have represented to us that such investor has a liquid net worth of at least 10 times his or her investment in us and other similar programs and that such investor otherwise meets our suitability standards.

Iowa — An Iowa investor may not invest more than 10% of his or her liquid net worth (exclusive of home, auto and furnishings) in this program or its affiliates and must otherwise meet our suitability standards.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky and Michigan — An investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Maine — A Maine investor’s maximum investment in us and our affiliates may not exceed 10% of such investor’s net worth.

Nebraska — A Nebraska investor must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of at least $70,000, or (2) a minimum net worth of $350,000. In addition, the total investment in us must not exceed 10% of the investor’s net worth (exclusive of home, auto and furnishings).

Ohio — An Ohio investor’s investment in us and our affiliates may not exceed 10% of such investor’s liquid net worth.

Oregon — An Oregon investor’s investment in this offering may not exceed 10% of such investor’s net worth.

Tennessee — Due to minimum offering requirements, this offering is currently not available to residents of Tennessee.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should:

•	Read this entire prospectus and any supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor.

Initially, your check should be made payable to “          , as escrow agent for Steadfast Income REIT, Inc.” or “          , E.A. for Steadfast REIT.” After we meet the minimum offering requirement, your check should be made payable to “Steadfast Income REIT, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that the investor meets the minimum income and net worth standards as described herein.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100, except for shares purchased pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirements.

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

          has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with           and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker-dealer or through the dealer manager at           .

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Additional Information.”

INDUSTRY AND MARKET DATA

Certain market and industry data used in this prospectus has been obtained from independent industry sources and publications and third party sources as well as from research reports prepared for other purposes.

Any forecasts prepared by such sources are based on data (including third party data), models, and the experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties as other forward-looking statements included in this prospectus.

The information provided by these industry sources should not be construed to sponsor, endorse, offer or promote an investment, nor does it constitute any representation or warranty, express or implied, regarding the advisability of an investment in shares of our common stock or the legality of an investment in shares of our common stock under appropriate laws.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a real estate investment trust, or REIT, is a company that:

• offers the benefits of a diversified real estate portfolio under professional management;

• is required to make distributions to investors of at least 90% of its taxable income for each year;

• avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

• combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	How will you structure the ownership and operation of your assets?

A:	We plan to own substantially all of our assets and conduct our operations through Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership organized in July 2009, which we refer to as our “operating partnership.” We are the sole general partner of our operating partnership and, as of the date of this prospectus, our affiliate, Steadfast Income Advisor, LLC, is the sole limited partner of our operating partnership. We will present our financial statements on a consolidated basis with our operating partnership. Our operating partnership will not file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through our operating partnership to us as our operating partnership will be disregarded for federal tax purposes. These tax items will not generally flow through us to our investors. Rather, our net income and net capital gain will effectively flow through us to our stockholders when dividends are paid to our stockholders. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In contrast, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to our operating partnership in exchange for limited partnership interests and defer taxation of gain until the contributor later disposes of his or her limited partnership interests. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Why should I consider an investment in commercial real estate?

A:	Allocating some portion of your investment portfolio to commercial real estate investments may provide you with (1) portfolio diversification, (2) a reduction of overall portfolio risk, (3) a hedge against inflation, (4) a stable level of income relative to more traditional asset classes like stocks and bonds and (5) attractive risk-adjusted returns. For these reasons, commercial real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios.

Q:	Who might benefit from an investment in our shares?

A:	An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a REIT investment focused on investments in high quality multifamily properties and other real estate and real estate-related assets, seek to receive current income, seek to preserve capital, seek to realize potential capital appreciation in the value of your investment and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	Do you currently have any shares outstanding?

A:	Yes. Our sponsor has invested $200,007 in us through the purchase of 22,223 shares of our common stock, and our advisor has contributed $1,000 in exchange for 1,000 shares of our convertible stock. In addition, on October 13, 2009, we commenced a private offering of up to $94,000,000 in shares of our common stock, subject to an option to increase the offering by up to $18,800,000 in shares of our common stock, at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers), which we refer to as the “private offering.” We are offering shares of our common stock for sale in the private offering pursuant to a confidential private placement memorandum and only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of , 2010, we had received aggregate gross offering proceeds, net of certain discounts, of approximately $ from the sale of approximately shares in the private offering. We intend to terminate the private offering upon the commencement of this offering.

Q:	Do you currently own any assets?

A:	No. This offering is a “blind pool” offering in that we have not yet identified any specific real estate assets to acquire using the proceeds of this offering. As a result, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Q:	Will you provide stockholders with information concerning the estimated value of their shares of common stock?

A:	Yes, we will publicly disclose an estimated net asset value per share of our common stock every six months beginning no later than six months following the completion of our offering stage (as defined below). Our estimated net asset value per share will be determined by our advisor and approved by our board of directors based upon periodic valuations of all of our assets by independent third party appraisers and qualified independent valuation experts selected by our advisor. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). For more information on how we intend to determine our estimated net asset value per share, see “Description of Capital Stock — Estimated Net Asset Value Per Share.” Our estimated net asset value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated.

Q:	How long will this offering last?

A:	We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until , 2013 (three years from the date of this prospectus). Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as , 2013. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Q:	What happens if you do not raise a minimum of $2,000,000 in this offering?

A:	We will not sell any shares of our common stock unless we sell a minimum of $2,000,000 in shares to the public by , 2011 (one year from the date of this prospectus). Purchases by our directors, officers and affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an escrow account held by , as escrow agent, in trust for subscribers’ benefit pending release to us. If we do not sell $2,000,000 in shares to the public by , 2011 (one year from the date of this prospectus), we will terminate this offering and return all subscribers’ funds held in escrow, plus interest. If we raise the minimum offering amount by , 2011, the proceeds held in escrow, plus interest, will be released to us. The released escrow proceeds will be used only for the purpose set forth in this prospectus and in a manner approved by our board of directors, who act as fiduciaries to our stockholders.

Q:	Will I receive a stock certificate?

A:	No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A:	In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Please see the more detailed description under “Suitability Standards” above.

Q:	Are there any special restrictions on the ownership of shares?

A:	Yes. Our charter prohibits the ownership of more than 9.8% in value of our outstanding capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis. These restrictions are designed, among other purposes, to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:	Yes. To purchase shares of common stock in this offering, you must make an initial purchase of at least $4,000 in shares. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares of common stock in this offering must be in amounts of at least $100, except for additional purchases pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirement.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange, and we do not expect that a public market for our shares will develop. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock, and if such sale does not violate the federal securities laws. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares of Capital Stock.” In addition, we have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.

Q:	What information about your portfolio of real estate investments do you intend to provide to stockholders?

A:	Our charter requires that we prepare an annual report and deliver it to our stockholders 120 days after the end of each fiscal year. Additionally, we must update this prospectus upon the occurrence of certain events, such as material asset acquisitions, pursuant to the requirements of the Securities Act of 1933, as amended, or the

Securities Act. We are also subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. We will directly provide to our stockholders our periodic updates, including prospectus supplements and annual and quarterly reports.

In addition to providing information mandated by our charter and the federal securities laws, we intend to post on our website at www.steadfastcompanies.com, and file with the SEC, certain monthly operational data each month with respect to each real property in our portfolio. We believe that posting this additional operational data will benefit stockholders by consistently providing current information and greater transparency with respect to the performance of our investments.

Q:	Will the distributions I receive be taxable?

A:	Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our distributions may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment in us, including:

• an annual report;

• supplements to the prospectus, provided quarterly during the primary offering; and

• three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery; or

• posting on our web site at www.steadfastcompanies.com.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Steadfast Capital Markets Group, LLC
4343 Von Karman Avenue
Suite 300
Newport Beach, California 92660
(949) 852-0700
Attention: Investor Relations

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Steadfast Income REIT, Inc. and its subsidiaries, including the operating partnership, except where the context otherwise requires. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Income REIT, Inc.

Steadfast Income REIT, Inc.

We were formed as a Maryland corporation in May 2009 to own a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. In addition to our focus on multifamily properties, we may also selectively invest in industrial properties and other types of commercial properties. Further, we may acquire or originate mortgage, mezzanine, bridge, commercial real estate and other real estate loans as well as securities of other real estate companies, which we collectively refer to as “real estate-related assets.”

We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with the taxable year in which we satisfy the minimum offering requirement.

Our office is located at 4343 Von Karman Avenue, Suite 300, Newport Beach, California 92660, and our main telephone number is (949) 852-0700. Our website is www.steadfastcompanies.com.

Investment Objectives

Our investment objectives are to:

•	preserve, protect and return invested capital;

•	pay attractive and stable cash distributions to stockholders; and

•	realize capital appreciation in the value of our investments over the long term.

Investment Strategy

We will use the net proceeds of this offering to invest in a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. We will seek to acquire and actively manage stabilized, income-producing and value-added properties, with the objective of providing a stable and secure source of income for our stockholders and maximizing potential returns upon disposition of our assets through capital appreciation. In addition to our focus on multifamily properties, we may also selectively invest in industrial properties and other types of commercial properties and real estate-related assets. We may make these investments directly or through joint ventures, in each case provided that the underlying real estate or real estate-related asset generally meets our criteria for direct investment.

We believe that the recent downturn in the commercial real estate market has provided an opportunity for us to purchase these types of investment properties at historically low prices during the period in which we will be investing the net proceeds of this offering, thereby enhancing our ability to realize substantial appreciation on the ultimate disposition of the properties. As a result, we believe that we will be able to identify undervalued investments at attractive capitalization rates in order to realize higher risk-adjusted returns than have been available from commercial real estate properties acquired in recent years. We believe desirable investment opportunities will be more prevalent during this period than historical norms due to the lack of available credit preventing many property owners from refinancing existing debt. We intend to target distressed sellers of properties in which the fundamental attributes of the underlying property remain sound. We also believe that the current credit market conditions provide us with unique opportunities to acquire first mortgage, mezzanine and bridge loans secured by these types of well-performing investment properties at a discount to their par value in order to realize predictable income and attractive overall rates of returns. We believe that the multifamily and industrial sectors of the commercial real estate property market will present compelling opportunities for investments that align with our investment objectives due to the supply and demand dynamics expected to arise in those sectors during the investment and operational stages of our business. For more information on the multifamily and industrial sectors, see “Multifamily and Industrial Property Market Overview.”

After we have invested substantially all of our offering proceeds, we expect that multifamily properties will comprise between 55% and 75% of the aggregate cost of our portfolio; industrial properties will comprise between 20% and 30% of the aggregate cost of our portfolio; and a combination of real estate-related assets and other investment types will not exceed 25% of the aggregate cost of our portfolio. Our board of directors may revise this targeted portfolio allocation from time to time, or at any time, if it determines that a different portfolio composition is in our stockholders’ best interests.

Our Sponsor

Our sponsor, Steadfast REIT Investments, LLC, was formed as a Delaware limited liability company in May 2009. Steadfast REIT Investments is controlled by Rodney F. Emery. Mr. Emery is the founder of Steadfast Companies, a group of integrated real estate investment, management and development companies that we refer to as “Steadfast Companies.” Steadfast Companies’ corporate offices are located in Orange County, California and it has over 400 professional staff in the United States and Mexico.

Since its organization in 1994, Steadfast Companies has acquired, refurbished and/or developed over 20,000 multifamily units and more than 5.2 million square feet of industrial, office and retail space. Steadfast Companies currently owns and/or operates over 14,500 multifamily units, five retail shopping malls, three resort hotel properties in Mexico and various other commercial real estate developments. In 2009 Steadfast Capital Markets Group was launched to leverage Steadfast Companies’ experience and track record in order to further capitalize on opportunities in commercial real estate for the benefit of investors.

Steadfast Companies is best described by its development and progression into a diverse and multifaceted real estate investment management company. The foundation of Steadfast Companies is based on its five core values: Proceed With Integrity; Value People; Embrace Opportunity; Pursue Excellence; and Do Good as We Do Well. Adherence to these core values has resulted in the growth of an organization that is able to quickly evaluate and pursue investment opportunities in real estate, and add value through the management and oversight of those investments. Over the last 15 years, Steadfast Companies’ investment philosophy and core values have allowed it to develop strong relationships with institutional investors, lending institutions, national tenants and industry partners.

Steadfast Companies operates properties in four core divisions: Commercial Properties, Business Properties, Resort Properties and Residential Properties. Steadfast Residential Properties division, under the direction of R. Kyle Winning, is the largest group within Steadfast Companies. The division owns, operates and/or manages more than 14,500 multifamily units in 18 states across the U.S. These properties were acquired and renovated or newly constructed by Steadfast Companies with the assistance of private and public-sector funding, as well as through tax-exempt bond financing and low income housing tax credits.

Steadfast Companies’ Commercial Properties and Business Properties divisions have extensive experience with the acquisition and development of industrial and other commercial properties, and have acquired and/or developed approximately 4.5 million square feet of industrial and other commercial properties.

In addition to its four real estate investment divisions, Steadfast Companies includes property management and construction entities, including Steadfast Management Company, Inc., which serves as the property manager for the Residential Properties division, and Steadfast Commercial Management Company, Inc., which serves as the property manager for the Commercial Properties and Business Properties divisions. These entities will serve as property managers for our real estate investments. We refer to each of these entities individually as our “property manager,” and collectively, as our “property managers.” Steadfast Companies’ team of property management professionals are experienced and equipped to handle issues at our properties. Aside from the day-to-day management of the real estate, the professional staff’s capabilities include, but are not limited to: lease administration, tenant improvement, vendor management, risk management, affordable housing compliance, accounting, and fund management.

Our Advisor

Steadfast Income Advisor, LLC, a Delaware limited liability company and our advisor, is a subsidiary of our sponsor organized in May 2009. Our advisor’s management team is led by Rodney F. Emery, who has over 35 years experience in commercial real estate and asset management. For more information on the expertise of our advisor’s management team, see “Management — Our Advisor.” We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of our assets on our behalf consistent with our investment objectives and strategy. Our advisor will also provide investment management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The advisory agreement was executed and became effective on September 28, 2009. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Each of our officers and one member of our board of directors, Mr. Emery, are officers of our advisor. Biographical information regarding our directors and officers is set forth under “Management — Directors and Executive Officers.”

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and its affiliates. A majority of our independent directors will be required to review and approve all matters our board of directors believes may involve a conflict of interest between us and our advisor or its affiliates. Our directors will be elected annually by our stockholders.

Our Operating Partnership

We intend to own all of our investments through Steadfast Income REIT Operating Partnership, L.P., which we refer to as our “operating partnership,” or its subsidiaries. We are the sole general partner of our operating partnership, and our advisor is the initial limited partner.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. Steadfast Capital Markets Group, LLC, an affiliate of our sponsor and a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. For more information regarding our advisor and dealer manager, see the “Management” section of this prospectus. Our property managers, Steadfast Management Company, Inc. and Steadfast Commercial Management Company, Inc., affiliates of our advisor, will perform property management services for us and our operating partnership. We refer to our advisor, our property managers and other affiliates of our sponsor, each as a “Steadfast affiliate” and collectively as “Steadfast affiliates.”

Our Structure

The chart below shows the relationships among our company and various Steadfast affiliates.

Ana Marie del Rio
Member
Rodney F. Emery
Manager/Member
Dinesh K. Davar
Member
7%
86%
7%
Steadfast REIT Holdings, LLC
100%
Steadfast REIT Investments, LLC
Sponsor
24%
Aaron G. Cook
Profit Members(2)
100%
76%
Profit Members(2)
Steadfast Income Advisor, LLC
Advisor
Common Stock
Steadfast Capital Markets Group, LLC
Dealer Manager
Advisory Agreement
Dealer Manager Agreement
Convertible Stock
General Public (Common Stock Holders)
Steadfast Income REIT, Inc.
General Partner Interest(1)
Limited Partner Interest 100%
Steadfast Income REIT Operating Partnership LP
(Real Properties & Real Estate Related Assets)

(1)	As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests and our percentage ownership in our operating partnership will increase proportionately.

(2)	Certain officers and employees of our sponsor and its affiliates own profit interests in each of the managing dealer and advisor that entitles them to a portion of the net profits earned by each such entity after all invested capital and a preferred return on invested capital are distributed to Steadfast REIT Holdings, LLC and Steadfast REIT Investments, LLC, respectively.

Terms of the Offering

We are offering up to $1,650,000,000 in shares of our common stock, $1,500,000,000 of which will be offered to the public in our primary offering, and $150,000,000 of which will be offered pursuant to our distribution reinvestment plan. We will offer shares to the public in the primary offering at an initial purchase price of $10.00 per share. Shares of our common stock will be issued to our stockholders pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means that our dealer manager and the participating broker-dealers will use their best efforts to sell our shares of common stock, but are not required to sell any specific amount of our shares of common stock.

If we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated net asset value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer our shares, we do not anticipate that we will do so more frequently than quarterly. Our advisor will calculate our estimated net asset value per share by dividing our net asset value by the number of shares of our common stock outstanding. Our net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate-related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. See “Description of Capital Stock — Estimated Net Asset Value Per Share.”

If we revise the price at which we offer our shares of common stock based upon changes in our estimated net asset value per share prior to the completion of our offering stage (as defined below), our estimated net asset value per share will be calculated by our advisor based upon current available information which may include valuations of our assets obtained by independent third party appraisers and qualified independent valuation experts. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. We have no obligation to adjust the price of our shares and any adjustment to the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. The adjusted offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including those described below.

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	Because there is no public trading market for our shares and we are not required to effectuate a liquidity event by a certain date, or at all, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•	There are restrictions and limitations on your ability to have all or any portion of your shares of our common stock repurchased under our share repurchase plan, and, if you are able to have your shares repurchased, it may be at a price that is less than the price you paid for the shares and the then-current value of the shares.

•	The amount of distributions we may make is uncertain. Our distributions may be paid from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Payment of distributions from sources other than our cash flow from operations would reduce the funds available to us for investments in real properties and real estate-related assets, which could reduce your overall return.

•	The initial offering price of our shares of common stock was not established based upon any appraisals of assets we own or may own and we do not intend to adjust the offering price based on any such appraisals during the first two years of this offering; therefore, the offering price may not accurately reflect the value of our assets when you invest.

•	Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	We depend upon our advisor to select our investments and to conduct our operations. Our advisor is a newly formed entity and its management does not have significant experience operating a public company.

•	All of our executive officers and some of our directors are also officers, managers, directors and/or holders of a controlling interest in our advisor, the dealer manager and other entities affiliated with us. As a result, they will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments.

•	This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering. If we raise substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of assets and the value of your investment may vary more widely with the performance of specific investments.

•	We will pay substantial fees and expenses to our advisor, its affiliates and broker-dealers which will increase your risk of loss. These fees were not negotiated at arm’s length and therefore may be higher than fees payable to unaffiliated third parties.

•	We may incur substantial debt which may exceed 300% of our net assets, or approximately 75% of the aggregate cost of our assets, in certain circumstances. Our use of leverage increases the risk of your investment. Loans we obtain may be collateralized by some or all of our investments, which will put those investments at risk of forfeiture if we are unable to pay our debts. Principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

•	We are subject to risks associated with the liquidity problems occurring in the United States credit markets. Volatility in the debt markets could affect our ability to obtain financing for investments or other activities related to real estate assets and the diversification or value of our portfolio, potentially reducing cash available for distribution to our stockholders or our ability to make investments.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Compensation to Our Advisor and Its Affiliates

Our advisor and its affiliates will receive compensation for services related to this offering and for the acquisition, management and disposition of our assets, subject to review and approval of our independent directors. Set forth below is a summary of the fees and expenses we expect to pay our advisor and its affiliates, including the dealer manager, assuming we sell the minimum of $2,000,000 and the maximum of $1,500,000,000 in shares in the primary offering and there are no discounts in the price per share. In certain circumstances, our obligation to pay some or all of the fees due to the advisor pursuant to the advisory agreement will be deferred. See “Management Compensation” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates.

Type of Compensation		Estimated Amount if
and Recipient	Determination of Amount	Minimum/Maximum Sold

Organizational and Offering Stage
Sales Commission — Dealer Manager
6.5% of gross offering proceeds from the sale of shares in the primary offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.

$130,000/$97,500,000
Dealer Manager Fee — Dealer Manager
3.5% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the distribution reinvestment plan.

$70,000/$52,500,000
Organization and Offering Expenses — Advisor and Affiliates	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We expect organization and offering expenses (other than sales commissions and the dealer manager fee) to be approximately 5.0% and 1.25% of the gross proceeds from the primary offering if we raise the minimum and the maximum offering amount, respectively.	$100,000/$18,750,000

Operational Stage
Acquisition Fees — Advisor
2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. Total acquisition fees and expenses relating to the purchase of an investment may not exceed 6% of the contract purchase price unless such excess is approved by our board of directors, including a majority of our independent directors.

$34,000/$26,625,000 (assuming no leverage) $97,143/$76,071,429 (assuming leverage of 65% of the cost of our investments) $136,000/$106,500,000 (assuming leverage of 75% of the cost of our investments)
Acquisition Expenses — Advisor
In addition to the acquisition fee payable to our advisor, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close).

Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Type of Compensation		Estimated Amount if
and Recipient	Determination of Amount	Minimum/Maximum Sold

Investment Management Fees — Advisor
A monthly amount equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. Such fee will be calculated by including acquisition fees, acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.

Actual amounts depend upon the aggregate cost of our real estate investments, and therefore cannot be determined at this time.
Other Operating Expenses — Advisor
Reimbursement of expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse for employee costs in connection with services for which our advisor or its affiliates receive acquisition fees, investment management fees or disposition fees or for the employee costs our advisor pays to our executive officers.

Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.
Property Management Fees — Affiliated Property Managers	A percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors. See “Management — Affiliated Property Managers.” Our property managers may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers.	Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are located and the property types acquired, and therefore cannot be determined at this time.
Leasing Fees — Affiliated Property Managers
In addition to property management fees, we may pay our property managers a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the property leased; provided, however, that such leasing fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such leasing fee is fair and reasonable in relation to the services being performed.

Liquidity Stage
Disposition Fees — Advisor or its Affiliate	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a real property or real estate-related asset, 1.5% of the sales price.	Actual amounts depend upon the sale price of investments, and therefore cannot be determined at this time.

Type of Compensation		Estimated Amount if
and Recipient	Determination of Amount	Minimum/Maximum Sold

Convertible Stock — Advisor	We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock — Convertible Stock.”	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

Conflicts of Interest

Our advisor and certain of its affiliates will experience conflicts of interest in connection with this offering and the management of our business, including the following:

•	the directors, officers and key personnel of our advisor must allocate their time between advising us and managing our sponsor’s and our other affiliates’ businesses and the other real estate projects and business activities in which they may be involved;

•	the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees and investment management fees payable to our advisor are based upon the cost of assets we acquire and will generally be payable regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest;

•	the property management fees payable to our property managers will generally be payable regardless of the quality of services provided to us;

•	the real estate professionals acting on behalf of our advisor must determine which investment opportunities to recommend to us and other Steadfast affiliates; and

•	the dealer manager is affiliated with our advisor and sponsor and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Leverage

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of our properties and our real estate-related assets. We believe that careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. We expect that our borrowings will be approximately 65% of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments, after we have invested substantially all of the net offering proceeds. In order to facilitate investments in the early stages of our operations, we expect to temporarily borrow in excess of our long-term targeted debt level. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of our net assets which generally approximates to 75% of the aggregate cost of our assets. We may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to substantially exceed our net offering proceeds. Our aggregate borrowings will be reviewed by our board of directors at least quarterly.

Distributions

We expect to authorize and declare daily distributions that will be paid on a monthly basis. We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which we make our first real estate investment. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Your distributions will begin to accrue on our acceptance of your subscription.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced.

In order to provide additional available funds for us to pay distributions, under certain circumstances our obligation to pay all fees due to the advisor pursuant to the advisory agreement will be deferred up to an aggregate amount of $5 million during our offering stage (as defined below). If, during any calendar quarter during our offering stage, the distributions we pay exceed our funds from operations (as defined by the National Association of Real Estate Investment Trusts, or NAREIT), plus (1) any acquisition expenses and acquisition fees expensed by us that are related to any property, loan or other investment acquired or expected to be acquired by us and (2) any non-operating, non-cash charges incurred by us, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which we refer to as our “adjusted funds from operations,” the payment of fees we are obligated to pay our advisor will be deferred in an amount equal to the amount by which the distributions paid to our stockholders for the quarter exceed our adjusted funds from operations up to an amount equal to a 7.0% cumulative non-compounded annual return to stockholders’ invested capital, prorated for such quarter. For a discussion of how we calculate funds from operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations.” We are only obligated to pay our advisor for these deferred fees if and to the extent that our cumulative adjusted funds from operations for the period beginning on the date of the commencement of this offering through the date of any such payment exceed the lesser of (1) the cumulative amount of any distributions paid to our stockholders as of the date of such reimbursement or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from the commencement of this offering through the date of such payment. Our obligation to pay the deferred fees will survive the termination of the advisory agreement and will continue to be subject to the repayment conditions above. We will not pay interest on the deferred fees if and when such deferred fees are paid to our advisor. The amount of fees that may be deferred as described above is limited to an aggregate of $5 million.

We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirement. To qualify as a REIT, we are required to distribute 90% of our annual taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains, to our stockholders. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that beginning two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated net asset value per share, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly.

No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days notice to our stockholders. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Share Repurchase Plan

Our share repurchase plan may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder. Prior to the completion of our offering stage, the purchase price for shares repurchased under our share repurchase plan will be as follows:

Repurchase Price as a
Percentage of Offering Price
Share Purchase Anniversary	on Repurchase Date

Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years	100.0%

The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales. Prior to the completion of our offering stage, the purchase price per share for shares redeemed upon the death or disability of a stockholder will be equal to the average issue price per share for all of the holder’s shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) reduced by the aggregate amount of net sale proceeds per share, if any, distributed to the stockholder prior to the redemption date as a result of the sale of one or more of our assets that constitute a return of capital.

Notwithstanding the foregoing, following the completion of our offering stage, shares of our common stock will be repurchased at a price equal to a price based upon our most recently established estimated net asset value per share, which we will publicly disclose every six months beginning no later than six months following the completion of our offering stage based on periodic valuations by independent third party appraisers and qualified independent valuation experts selected by our advisor.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. The number of shares to be repurchased during any calendar year is limited to (1) 5% of the weighted average of the number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors.

Our board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. The share repurchase plan will terminate if the shares of our common stock are listed on a national securities exchange.

Real Property Portfolio Operational Data

In addition to providing information mandated by our charter, the Securities Act and the Exchange Act, we intend to post on our website at www.steadfastcompanies.com, and file with the SEC, certain monthly operational data each month with respect to each real property in our portfolio. We believe that posting this additional operational data will benefit stockholders by consistently providing current information and greater transparency with respect to the performance of our investments. See “Description of Capital Stock — Reports to Stockholders.”

Liquidity Strategy

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in greater value for our stockholders. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to our stockholders.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (1) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (2) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of an investment company as we intend to invest primarily in real property, through our wholly and majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. As we are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its wholly owned or majority-owned subsidiaries, both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test.

In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and the operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by one of our subsidiaries were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing shares of our common stock.

General Investment Risks

We have no prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We, our sponsor and our advisor are newly formed entities with no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than an investment in the shares of common stock of a real estate investment trust with a substantial operating history.

This is a “blind pool” offering; therefore you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

As of the date of this prospectus, neither we nor our advisor has identified, acquired or contracted to acquire any real properties or other real estate-related assets. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment strategy and policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a particular date. It will therefore be difficult for you to sell your shares of common stock. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase plan but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis. Therefore, the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock, have no firm commitment or obligation to purchase any of the shares of our common stock and may choose to emphasize other REIT products over our offering. If we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments, resulting in less diversification in terms of the number of investments we own, the geographic regions in which our real properties are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds and make investments would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Disruptions in the financial markets and deteriorating economic conditions could adversely impact our ability to implement our investment strategy and achieve our investment objectives.

U.S. and global financial markets have recently experienced extreme volatility and disruption. There has been a widespread tightening in overall credit markets, devaluation of the assets underlying certain financial contracts and increased borrowing by governmental entities. The recent turmoil in the capital markets has constrained equity and debt capital available for investment in the real estate market, resulting in fewer buyers seeking to acquire real properties, increases in capitalization rates and lower property values. Future disruptions in the financial markets and deteriorating economic conditions could impact the value of our investments in properties. Increased defaults by tenants of our properties would decrease revenues on these properties and increase our costs to find new tenants. In addition, if potential purchasers of real properties continue to have difficulty finding debt to finance property acquisitions, capitalization rates could continue to increase and property values could continue to decrease. Current economic conditions greatly increase the risks of our investments. See “— Risks Related to Our Investments.”

Our ability to successfully conduct this offering is dependent, in part, on the ability of the dealer manager to hire and retain key employees and to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Steadfast Capital Markets Group, LLC, which we refer to as “Steadfast Capital Markets Group” or our “dealer manager.” Other than serving as dealer manager for this offering, Steadfast Capital Markets Group has no experience acting as a dealer manager for a public offering. The success of this offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to hire and retain key employees and to establish, operate and maintain a network of licensed securities broker-dealers and other agents. The success of the dealer manager will be determined in large part by Aaron G. Cook, the chief executive officer and president of the dealer manager, and the loss of his services could harm our ability to raise capital. If the dealer manager is unable to hire qualified employees and build a sufficient network of broker-dealers, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source. If we fund distributions from financings or the net proceeds of this offering, we will have less funds available for investment in real properties and real estate-related assets than if our distributions came solely from cash flow from operations and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions, but we may determine to use net proceeds of this offering when borrowings are not available or if our board of directors determines it is appropriate to do so. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. We may also fund such distributions from advances from our advisor or sponsor or the deferral by our advisor, in its sole discretion, of fees payable under the advisory agreement. Our obligation to pay all fees due to the advisor from us pursuant to the advisory agreement will be deferred during our offering stage to provide additional funds to support the payment of distributions to our stockholders if the distributions we pay for any calendar quarter exceed our adjusted funds from operations for such calendar quarter. The amount of fees that may be deferred is limited to an aggregate amount of $5 million. For further discussion of our advisor’s commitment to advance funds to us, see “Description of Capital Stock — Distributions.”

In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions. For further information regarding the tax consequences in the event we make distributions other than from cash flow from operations, please see “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in the investment programs they are sponsoring.

Our sponsor has only invested $200,007 in us in exchange for 22,223 shares of our common stock. Therefore, if we are successful in raising sufficient offering proceeds to be able to reimburse our sponsor for our organization and offering expenses, our sponsor will have little exposure to loss in the value of its investment in our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor does not have as strong an economic incentive to prevent a decrease in the value of our shares as do those sponsors who make more significant equity investments in the investment programs they are sponsoring.

We established the initial offering price of our shares of common stock on an arbitrary basis and it may not accurately represent the value of our assets. Therefore, the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

Our board of directors arbitrarily determined the offering price for shares of our common stock that will apply at least during the initial two years of this continuous offering. This initial offering price for shares of our common stock has not been based on appraisals of any assets we may own. If we extend this offering beyond two years from the date of its commencement, our board of directors may, but is not under any obligation to, revise the price at which we offer shares of our common stock to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated net asset value per share and any other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. Therefore, the offering price established from time to time for shares of our common stock may not accurately represent the current value of our assets at any particular time and may be higher or lower than the actual value of our assets. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated net asset value per share in connection with changing the offering price of our shares.

We will not begin providing stockholders with an estimated net asset value per share of our common stock until six months after completion of our offering stage. Therefore, you will not be able to determine the true value of your shares on an on-going basis during this offering.

We will publicly disclose an estimated net asset value per share of our common stock every six months beginning no later than six months following the completion of our offering stage (as defined below). Therefore, you will not be able to determine the true value of your shares on an on going basis during this offering. Our estimated net asset value per share will be based upon periodic valuations of all of our assets by independent third party appraisers and qualified independent valuation experts selected by our advisor. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Our estimated net asset value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated.

Because our charter does not require our listing or liquidation by a specified date, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. Because our charter does not require us to pursue a liquidity event by a specified date, you should only purchase our shares as a long-term investment and be prepared to hold them for an indefinite period of time.

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in our stockholders not receiving a full return of their invested capital.

Because a portion of the offering price from the sale of our shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real properties and real estate-related assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. See “Description of Capital Stock — Business Combination with Our Advisor.” At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our funds from operations would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

Internalization transactions involving the acquisition of advisors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest or to pay distributions.

You are limited in your ability to have your shares of common stock repurchased pursuant to our share repurchase plan. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share repurchase plan may provide you with an opportunity to have your shares of common stock repurchased by us. We anticipate that shares of our common stock may be repurchased on a quarterly basis. No shares may be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares. Prior to the completion of our offering stage, we will repurchase shares of our common stock pursuant to our share repurchase plan at a discount from the current offering price per share of our common stock based upon how long such shares have been held. Notwithstanding the foregoing, following the completion of our offering stage, shares of our common stock will be repurchased at a price equal to a price based upon our estimated net asset value per share as of our most recent appraisal.

Our share repurchase plan contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, the plan limits the number of shares to be repurchased during any calendar year to no more than (1) 5.0% of the weighted average of the number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase plan and you may not be able to sell any of your shares of common stock back to us. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase plan, you may be forced to do so at a discount to the purchase price you paid for your shares. See “Description of Capital Stock — Share Repurchase Plan.”

We may not meet the minimum offering requirement for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirement is not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Our success is dependent on the performance of our advisor and its affiliates.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates. Our advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry, which we anticipate will continue through 2010. A prolonged and pronounced recession could result in reductions in overall transaction volume and size of sales and leasing activities that our advisor and its affiliates have recently experienced, and would continue to put downward pressure on our advisor’s and its affiliates’ revenues and operating results. To the extent that any decline in revenues and operating results impacts the performance of our advisor and its affiliates, our financial condition and ability to pay distributions to our stockholders could also suffer.

Additionally, our obligation to pay all fees due to the advisor pursuant to the advisory agreement will be deferred during our offering stage to provide additional funds to support the payment of distributions to our stockholders if the distributions we pay for any calendar quarter exceed our adjusted funds from operations for such calendar quarter. The amount of fees that may be deferred is limited to an aggregate amount of $5 million. As a newly formed entity, our advisor will rely primarily on the fees it receives pursuant to the advisory agreement and capital from our sponsor to fund its operations and liabilities. If our advisor has insufficient cash from operations to meet its obligations under the advisory agreement and is unable to obtain financing, we would be adversely impacted. For further discussion of the deferral of fees pursuant to the advisory agreement, see “Description of Capital Stock — Distributions.”

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing real properties could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this prospectus, we have not identified the real properties and real estate-related assets that we will purchase with the proceeds of this offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into suitable investments.

Recent events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit and the overall national economy, which could have an adverse effect on our business and our results of operations.

The recent failure of large U.S. financial institutions and the resulting turmoil in the United States financial sector has had, and will likely continue to have, a negative impact on the terms and availability of credit and the state of the economy generally within the United States. The tightening of the U.S. credit markets has resulted in a lack of adequate credit and a further economic downturn. Some lenders are imposing more stringent restrictions on the terms of credit, including shorter terms and more conservative loan-to-value underwriting than was previously customary. In addition, there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may result in our inability to finance the acquisition of properties and other real estate-related assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

Additionally, decreasing home prices and increasing mortgage defaults have resulted in uncertainty in the real estate and real estate securities and debt markets. The market for new issuances of commercial mortgage-backed securities, or CMBS, has been significantly reduced as a result of the recent turmoil in the financial markets and banks currently are generally providing limited debt financing with more stringent conditions for investments in real estate-related assets. As a result, the valuation of real estate-related assets has been volatile and is likely to continue to be volatile in the future. The volatility in markets may make it more difficult for us to obtain adequate financing or realize gains on our investments which could have an adverse effect on our business and our results of operations.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our real estate will be adversely affected.

The net proceeds of this offering will be used for investments in real properties and real estate-related assets and for payment of operating expenses, various fees and other expenses. During the initial stages of the offering, we may not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we will enter into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not granted.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 1,000 shares are designated as convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8.0% cumulative, non-compounded, annual return on that price, (2) we list our common stock for trading on a national securities exchange or enter into a merger whereby holders of our common stock receive listed securities of another issuer or (3) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (i) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) our enterprise value divided by the number of outstanding shares of our common stock on an as-converted basis as of the date of conversion. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. See “Description of Capital Stock — Convertible Stock.” Upon the issuance of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

We have adopted a long-term incentive plan, pursuant to which we are authorized to grant restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents or other stock-based awards to directors, employees and consultants selected by our board of directors for participation in the plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of stock-based awards will dilute your investment in our shares of common stock.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor may be entitled to conversion of the shares of our convertible stock it holds and to require that we purchase all or a portion of the limited partnership interests in our operating partnership that it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Currently, neither we, our operating partnership nor any of our subsidiaries have any assets. Operating partnership’s and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to regulation under the Investment Company Act. In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate, and these investments must be made within a year after this offering ends.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to maintain an exclusion from registration as an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information on issues related to compliance with the Investment Company Act, see “Investment Strategy, Objectives and Policies — Investment Company Act Considerations.”

Risks Related To Conflicts of Interest

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to achieve our investment objectives is dependent upon the performance of our advisor. Our success depends to a significant degree upon the continued contributions of certain of the key personnel of our advisor, each of whom would be difficult to replace. We currently do not have key man life insurance on any of our advisor’s personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.

Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow the dealer manager to earn additional dealer manager fees and allows our advisor to earn increased acquisition fees and investment management fees;

•	real property sales, since the investment management fees and property management fees payable to our advisor and its affiliates will decrease; and

•	the purchase of assets from our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional acquisition fees, investment management fees and property management fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee in connection with such transactions. Certain potential acquisition fees and investment management fees payable to our advisor and property management fees payable to our property managers will be paid irrespective of the quality of the underlying real estate or property management services. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. This could result in decisions that are not in the best interests of our stockholders.

You will not have the benefit of an independent due diligence review in connection with this offering.

Because the dealer manager, Steadfast Capital Markets Group, is an affiliate, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We may compete with affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with affiliates of our sponsor for opportunities to acquire or sell real properties and other real estate-related assets. We may also buy or sell real properties and other real estate-related assets at the same time as affiliates of our sponsor. In this regard, there is a risk that our sponsor will select for us investments that provide lower returns to us than investments purchased by its affiliates. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. As a result of our potential competition with affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our sponsor and its affiliates could devote to us may be diverted to other investment activities, and we may face additional competition due to the fact that our sponsor and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we do.

Our sponsor and its affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as we do. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers may serve as directors and officers of investment entities sponsored by our sponsor and its affiliates. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions effecting us, the amount of proceeds raised in this offering and our advisor’s ability to locate and acquire investments that meet our investment objectives. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, other Steadfast affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other Steadfast affiliates than to us.

In addition, we may compete with other Steadfast affiliates for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property managers, the dealer manager and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.

Risks Related To Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws; and

•	the severe curtailment of liquidity for certain real estate-related assets.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders.

Real property that incurs a vacancy could be difficult to sell or re-lease.

Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Additionally, the recent economic downturn in the United States may lead to increased defaults by tenants. Certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. There can be no assurances that we will have the funds available to correct defects or make capital improvements necessary to attract replacement tenants. As a result, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We will compete with numerous other persons and entities for real estate assets and tenants.

We will compete with numerous other persons and entities in acquiring real property and attracting tenants to real properties we acquire. These persons and entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real properties or attract tenants to real properties we acquire on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection and acquisition of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of the construction of a real property. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a real property.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

We may be required to expend funds to correct defects or to make improvements before a real property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Competition from other apartment communities for tenants could reduce our profitability and the return on your investment.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities will be located. Overbuilding of apartment communities may also occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Short-term multifamily and apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire apartment communities in locations which experience increases in construction of properties that compete with our apartment communities. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; and/or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Our leases with tenants of some of our industrial properties are expected to be short-term leases, which may result in increased operating expenses if those tenants vacate their space and we are forced to locate new tenants.

We expect that a portion of our portfolio of real property investments will be comprised of properties with industrial tenants. The leases for these industrial tenants may be short-term leases, ranging from one to five year terms. Short-term leases are generally less desirable than long-term leases because long-term leases provide a more predictable income stream over a longer period. Long-term leases also make it easier for us to obtain longer-term, fixed-rate mortgage financing with principal amortization, thereby moderating the interest rate risk associated with financing or refinancing our real properties portfolio by reducing the outstanding principal balance over time. Short-term leases at our industrial properties increase the risk of an extended vacancy due to the difficulty we may experience in finding new tenants upon the expiration of the leases. Additionally, we may incur significant costs related to leasing commissions and tenant improvements to attract new tenants. To the extent that a portion of our industrial real estate portfolio is leased under the terms of short-term leases, we will be subject to the risks of a less predictable income stream and greater exposure to the fluctuations in market rental rates. We will also be subject to interest rate risks should the short-term leases result in a mismatch with any long-term mortgage financing on the real properties.

The recent economic downturn in the United States may have an adverse impact on us if we have a concentration of tenants in adversely affected industrial markets. Slow or negative growth in certain industries may result in defaults by those tenants which could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

The recent economic downturn in the United States may have an adverse impact on us if we have a concentration of tenants in adversely affected industrial markets. Adverse economic conditions may result in an increase in distressed or bankrupt industrial companies, which in turn would result in an increase in defaults by tenants at our industrial properties. Additionally, slow economic growth is likely to hinder new entrants into certain industrial markets which may make it difficult for us to fully lease our properties. Tenant defaults and decreased demand for industrial space would have an adverse impact on the value of our industrial properties and our results of operations.

Tenant and tenant roll concentrations may decrease the value of our investments.

An industrial property typically has a few major tenants that lease a significant portion of the property’s leasable space. If any one of these major tenants defaults on its lease, this will reduce the property’s income and overall value. In addition, tenant roll concentration occurs when there are significant leases that terminate in a given year. Tenant roll concentration creates uncertainty as to the future cash flow of a property or portfolio and often decreases the value a potential purchaser will pay for one or more properties. There is no guarantee that our industrial properties will not have tenant roll concentration, and if such concentration occurs, it could decrease our ability to pay distributions to our stockholders and the value of your investment.

The success of our single-tenant property investments will be subject to the financial health of their tenants and the inability of a tenant to make required lease payments or the early termination of a lease could adversely affect our business.

We expect a portion of our portfolio of commercial property investments will be comprised of single-tenant properties. Single-tenant properties expose us to increased default risk as default by one of our significant single tenancies due to bankruptcy, operational failure or other reasons could have an adverse effect on our financial condition and ability to make distributions to our stockholders. In addition, if the current lease for a single-tenant property is terminated or not renewed, we may be required to make rent concessions, renovate the property and pay leasing commissions in order to lease the property to another tenant or sell the property in a timely manner.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•	that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•	the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse may be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. The nature of the activities at certain properties we may acquire, such as age-restricted communities, may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, we may incur liability by failing to comply with the Housing for Older Persons Act, or HOPA, the Fair Housing Act, or FHA, or certain state regulations, which may affect cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, any such properties must comply with the FHA, and the HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied units are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by the HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Risks Associated with Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related assets and debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to allocate a portion of our portfolio to real estate-related assets. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently concerns pertaining to the deterioration of credit in the residential mortgage market have adversely impacted almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Only recently have these markets begun to stabilize. Future instability in the financial markets or weakened economic conditions may interfere with the successful implementation of our business strategy.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions and other factors that impact the commercial real estate underlying the mortgage loans, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels, economic conditions affecting real estate values and other factors that impact the value of the underlying real estate, including those associated with the financial condition of the tenants leasing the underlying real properties and expenditures associated with the early termination or nonrenewal of a lease, such as tenant improvement costs and leasing commissions. The borrower may also be subject to tenant roll concentration, in which there are significant leases that terminate in a given year and increase the uncertainty of the future cash flow of the property to the borrower and ultimately to us as the holder of the mortgage in the event the borrower defaults. See above “— Risks Related to Investments in Real Estate.” We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Real estate loans, in which we intend to invest, are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates and the value of the loan may decline. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues and the value of the loan will also decrease. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Many of our investments in real estate-related assets may be illiquid, and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related assets that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans will have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal and interest.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment. In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Our real estate-related assets may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.

We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related assets. The use of interest rate hedging transactions involves certain risks. These risks include: (1) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction; (2) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used; (3) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction; and (4) the possibility that the counterparty fails to honor its obligation. In addition, because we intend to qualify as a REIT, for federal income tax purposes we will have limitations on our income sources and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure, our profitability may be negatively impacted by changes in long-term interest rates.

Declines in the market values of the real estate-related assets in which we invest may adversely affect our periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A portion of the real estate-related assets in which we invest may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on our income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security in our income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our real estate-related assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as market illiquidity, changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those of our investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of the real estate-related assets in which we invest will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of the real-estate-related assets in which we invest will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Risks Associated With Debt Financing

Disruptions in the financial markets and deteriorating economic conditions could adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets have recently experienced extreme volatility and disruption. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We expect to finance our investments in part with debt. As a result of the recent credit market turmoil, we may not be able to obtain debt financing on attractive terms, if at all. For example, lenders are currently providing debt with shorter terms than were previously available. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Future disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of any investments we make. The recent turmoil in the capital markets has constrained equity and debt capital available for investment in the commercial real estate market, resulting in fewer buyers seeking to acquire commercial properties and increases in capitalization rates and lower property values. All of these factors could impair our ability to make distributions to our stockholders and decrease the value of an investment in us.

We will incur mortgage indebtedness and other borrowings that may increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.

We intend to finance a portion of the purchase price of real properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, allowances for bad debt or other allowances, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before depreciation and amortization. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with the justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow in excess of the borrowing limitations in our charter if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce our cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing us financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Alston & Bird LLP will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Alston & Bird LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent the legal judgment of Alston & Bird LLP based on the law in effect as of the date of the opinion. The opinion of Alston & Bird LLP will not be binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “U.S. Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose), subject to certain adjustments and excluding any net capital gain in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. We do not know whether outside financing will be available to us because of the continued disruptions in the financial markets. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “U.S. Federal Income Tax Considerations — Requirements for Qualification-General.”

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements of the safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity”.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) whose assets are being invested in our common stock. If you are investing the assets of such a plan (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income, referred to as UBTI, for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table presents information regarding our intended use of proceeds from the primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, (2) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (3) the maximum of $1,500,000,000 in shares of our common stock pursuant to the primary offering and $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Shares of our common stock will be offered in the primary offering to the public at an initial price of $10.00 per share and issued pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. If we extend this offering beyond two years from the date of its commencement, our board of directors may, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan to reflect changes in our estimated net asset value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,500,000,000 in the primary offering or the entire $150,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $1,500,000,000 in the primary offering or the full $150,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. Sales commissions and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying sales commissions, the dealer manager fee and our organization and offering expenses, we will use the net proceeds of the primary offering to invest in real estate and real estate-related assets and to pay fees to our advisor for the selection and acquisition of our investments. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase plan. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

					Maximum Primary
	Minimum Primary		Maximum Primary		Offering and Distribution
	Offering		Offering		Reinvestment Plan
	Amount	%	Amount	%	Amount	%

Gross Offering Proceeds	$2,000,000	100.00%	$1,500,000,000	100.00%	$1,650,000,000	100.00%
Less Offering Expenses:
Sales Commissions	130,000	6.50	97,500,000	6.50	97,500,000	5.91
Dealer Manager Fee	70,000	3.50	52,500,000	3.50	52,500,000	3.18
Organization and Offering Expenses(1)	100,000	5.00	18,750,000	1.25	18,750,000	1.14

Net Proceeds(2)	$1,700,000	85.00%	$1,331,250,000	88.75%	$1,481,250,000	89.77%

Less:
Acquisition Fees(2)(3)	34,000	1.70	26,625,000	1.78	29,625,000	1.80
Acquisition Expenses(3)	12,750	0.64	9,984,375	0.67	11,109,375	0.67

Estimated Amount Available for Investments(3)(4)	$1,653,250	82.66%	$1,294,640,625	86.30%	$1,440,515,625	87.30%

(1)	Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, transfer agent costs and bona fide out-of-pocket due diligence costs. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of the gross proceeds from the primary offering.

(2)	This table excludes debt proceeds. To the extent we fund investments with debt, as we expect, the total amount of funds used for investment and the amount of acquisition fees will be proportionately greater.

(3)	Amounts available for investments will include customary third party acquisition expenses, such as legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6% of the aggregate contract price of all real properties acquired by us. We expect acquisition expenses will constitute 0.75% of net proceeds of our primary offering if we raise the maximum amount offered. Until required in connection with the acquisition of our investments, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our share repurchase plan. We cannot predict the precise participation rate in our distribution reinvestment plan and we may not raise the entire $150,000,000 pursuant to our distribution reinvestment plan.

(4)	We do not anticipate establishing a general working capital reserve out of the proceeds of this offering during the initial stages of the offering; however, we may establish capital reserves from offering proceeds with respect to particular investments as required by our lenders. We also may, but are not required to, establish annual cash reserves out of cash flow generated by our investments or out of net cash proceeds from the sale of our investments.

MULTIFAMILY AND INDUSTRIAL PROPERTY MARKET OVERVIEW

Multifamily Sector Overview

The multifamily sector, including market-rate, affordable and government subsidized apartments, remains a viable sector of the real estate market that is likely to experience positive gains over the next several years as the U.S. economy recovers. The apartment market currently remains in contraction due to the recent downturn in the U.S. economy and global capital markets, particularly in metropolitan areas that have been negatively impacted by the collapse of the housing bubble. According to the Lakemont Group, an independent real estate and economic consulting firm based in Winter Park, Florida, apartment vacancies across the U.S. are currently climbing and are expected to continue to increase through 2010. However, we anticipate that a cyclical upturn in the economy, increased employment rates, favorable demographic trends, increases in immigration rates, stabilization in the housing market and a modest new apartment supply will significantly improve apartment market fundamentals and performance. We believe that the expected increase in demand for apartments and the continued downward pressure on pricing presents attractive near-term and longer term investment opportunities in the multifamily sector.

The Demand Outlook

Employment

The sharp decline in the for-sale housing market and turmoil in the capital markets has had an adverse impact on the overall economy. Job losses have occurred in most industries, with housing and finance related sectors experiencing the sharpest increases in unemployment. As of November 2009, the national unemployment rate had reached 10.0%, and during the recent recession, total U.S. job losses have reached approximately 7.9 million, according to the U.S. Bureau of Labor Statistics. We expect moderate job losses through 2010 before stabilizing due to new job creation.

Historically, increases in employment and apartment occupancy have been highly correlated. The Lakemont Group projects that significant job creation will occur beginning in 2011, with unemployment expected to decline to approximately 9.3% by the end of 2011. Unemployment is expected to further decline to approximately 7.1% in 2012 and approximately 5.9% in 2013, according to the Lakemont Group. We believe that this growth in employment will facilitate renewed demand for apartments and result in an overall improvement in the performance of the multifamily sector.

Homeownership

The U.S. experienced an unprecedented housing boom and resulting bust in the last several years. Homeownership rates climbed to an historic high in 2004, primarily due to easily obtained credit and loose underwriting standards. Today, more stringent lending practices for residential mortgages, higher unemployment levels, damaged credit histories and an overall decrease in consumer confidence have made homeownership more difficult to obtain, especially for those in the 20 to 34 year old demographic and those with low incomes. Additionally, we believe that the overall economic impact on many U.S. households during the recent recession has made it difficult for many homebuyers to meet higher down-payment requirements. As a result of these factors, the homeownership rate in the U.S. has retreated from its historic highs. We expect the mortgage finance market to remain relatively constrained over the next several years, which we believe will result in increased demand for apartments.

The “Echo Boom”

According to the Lakemont Group, the relationship in the U.S. between apartment occupancy levels and growth in the absolute number of 20 to 34 year olds is positively correlated as individuals under 35 years of age are the most likely age group to rent apartments. Almost 60% of households made up of 25 to 29 year olds and 80% of households under 25 years of age are renters, according to the U.S. Census Bureau. After the “Baby Boom,” the number of 20 to 34 year olds in the U.S. reached a peak of 63 million in 1986. After 1986, a 13-year decline in the 20 to 34 year old age group occurred and in 1999 the number of 20 to 34 year olds had dropped to 58.8 million. Since the beginning of this decade, however, this trend has begun to reverse, and by 2020, the total number of 20 to 34 year olds will reach almost 68 million, according to the U.S. Census Bureau. We believe that this demographic trend will have a favorable impact on multifamily investments as the Echo Boom generation, the largest generation since the Baby Boomers, comes of age, graduates from college, enters the work force and creates new renter households, driving additional demand for rental units.

Immigration

Another factor that impacts demand in the multifamily sector is immigration. According to the Office of Immigration Statistics, in the last decade, an average of one million people legally immigrated to the U.S. annually and the number of legal immigrants to the U.S. is expected to continue to increase over the next decade. In fact, the U.S. Census Bureau forecasts an average of 1.38 million immigrants each year until 2020. Even with conservative immigration assumptions, minorities will make up a large portion of population and household growth in the next decade. According to the Lakemont Group, minority and non-traditional households have a high propensity to rent. As a result, we believe that apartment demand will increase as immigration to the U.S. continues to increase.

Apartment Fundamentals

At the end of the third quarter of 2009, national apartment vacancy levels remained at approximately 8%, significantly above historical averages. This increase in vacancies is the result of the recent economic recession and the overbuilding in both the for-rent and for-sale markets, which created excess housing units relative to household demand. The lingering impact of shadow supply from for-sale housing occupied by renters is presenting landlords with increased competition. According to the Lakemont Group, vacancy rates likely continued to increase through 2009 as a result of significant new supply entering the market and slower growth in the number of renters. Additionally, rent concessions are common in most markets, which has caused effective rent to fall even more than stated rents. The projected increase in vacancy rates and continued rent concessions are likely to result in reduced net operating income and decreased prices for multifamily properties, which we believe will present unique investment opportunities in the sector.

We believe that fundamentals in the multifamily sector will begin to improve by the end of 2010 due to the relatively low level of new supply entering the market, the expected improvement of the U.S. economy and the decrease in shadow supply from for-sale housing. Additionally, available financing for development is currently severely constrained. Government agency lenders Fannie Mae and Freddie Mac have availability only on relatively lender favorable terms, and other lenders have virtually no availability on any terms. As a result, we believe new construction will be limited and the refinancing of existing loans will continue to be difficult. We expect new supply in 2010 and 2011 to be well below long-term averages. According to the Lakemont Group, by 2011 demand is expected to outpace supply by 1%-2%, thus reducing vacancy rates. The resulting improvement of fundamentals in the multifamily sector should enable landlords to increase revenue by eliminating rent concessions and raising nominal rents, which will ultimately improve the performance of investments in the multifamily sector.

Higher Apartment Yields

We believe that investments in the multifamily sector will provide an opportunity for attractive returns in the future, beginning generally in 2010. At present, the market is working through the excesses of the past several years, exacerbated by a sharp downturn in fundamentals of the multifamily sector. Nevertheless, as these fundamentals begin to stabilize, we believe capitalization rates (the ratio between net operating income produced by a property and its cost) will continue to rise as many distressed sellers are forced to sell their properties with the resulting prices for such properties falling dramatically. We believe opportunities will arise to purchase properties well below replacement costs. Although it will take time for property values to recover, properties purchased below replacement cost levels with moderate debt should provide favorable risk-adjusted returns for long-term investors. In addition, we believe that we may be entering an inflationary period, during which apartment leases with shorter terms, typically one year in length or less, will allow rents to be quickly adjusted, thus providing an inflation hedge for investors.

Conclusion

We believe that the stabilization of the housing market and the U.S. economy as a whole will have a positive impact on apartment market fundamentals (including both market-rate, affordable apartments and government subsidized multifamily projects) over the intermediate term. Favorable demographic trends, such as the “Echo Boomers” and new immigrants, continue to underpin the positive outlook for apartment demand while the credit crisis has created difficulties for new supply construction. We believe that this economic environment will cause transaction volume to increase at higher capitalization rates as many existing apartment owners find they can no longer hold on to their properties, creating potentially attractive investment opportunities during the period in which proceeds of this offering are expected to be deployed.

Industrial Sector Overview

Although the industrial sector has been negatively impacted by the recent downturn in the U.S. economy, we believe that the industrial market may be ready to post a strong recovery due to the high correlation between growth in the gross domestic product, or GDP growth, and demand for industrial space. Most sectors of real estate will require GDP growth to spur employment growth in order to realize significant recovery in demand fundamentals. The industrial sector, however, is closely correlated with GDP growth and therefore is likely to experience recovery ahead of other real estate sectors such as office and retail. Currently, the industrial market is expected to reach historic vacancy levels in 2009 as excessive supply has been followed by a severe decline in demand. Due to the recent U.S. economic downturn, operating fundamentals in the industrial sector have been adversely impacted and assets are currently priced to assume that the economic conditions impacting the industrial sector will continue to deteriorate. The lack of available credit has resulted in additional upward pressure on capitalization rates. As a result of these factors, we believe that opportunities to purchase quality industrial properties at attractive prices currently exist.

The Demand Outlook

Ultimately, GDP growth drives demand for industrial space. GDP growth in turn relies on consumption, manufacturing output, exports, business investment and government spending. Of these factors, recent decreases in consumer spending and manufacturing output have dramatically hindered GDP growth, and, in turn, demand for industrial space. However, as the economy recovers, we are optimistic that demand for industrial space will improve with GDP growth. Shipping weight is also a critical factor in determining demand for warehouse space. According to the Federal Highway Administration’s Freight Analysis Framework, freight flows, the tonnage of goods being moved by all means from place to place, is expected to increase significantly over the next decade. As a result, we believe it is likely that demand for industrial space will begin to increase by 2011. With capitalization rates already on the rise and properties trading below replacement cost, we believe that attractive opportunities to purchase industrial properties in the near to mid-term will be available.

Additionally, we believe that even as technology and logistics continue to improve and goods are moved around the globe more efficiently, the demand for warehouse space is likely to increase once the economy recovers from the recession. A seminal 2007 study on warehouse demand by Glenn Mueller and Andrew Mueller entitled “Warehouse Demand and the Path of Goods Movement,” or the 2007 Mueller study, notes that the need for warehouse space “...continues to grow as the U.S. population grows and a more wealthy society demands more goods.”

Industrial Supply & Demand

With demand continuing to decline and some, albeit modest, new supply reaching the market, the Lakemont Group projects that vacancies in the industrial sector will continue to rise through late 2009 and into 2010 up to the 13%-15% range, which should represent a substantial increase in rates from the “boom” periods in 2006 and 2007.

The supply of industrial property was uncharacteristically slow to respond to the recent economic downturn due to the availability of low cost construction financing throughout most of 2007. However, the recent credit crisis has negatively impacted speculative development in the sector. In addition to limiting new construction, the credit crisis has resulted in the postponement of many active projects; thus we believe that new construction will continue to be limited in 2010. Due to the high correlation of GDP growth to industrial space demand, we believe that increases in demand resulting from anticipated GDP growth can translate into occupancy gains more quickly in the industrial sector than in most other sectors.

We believe that demand in the industrial sector will be low in 2010, which we expect to be a rebuilding year for the U.S. economy. However, we believe growth prospects for the industrial sector are strong for 2011 and subsequent years as demand for industrial property is projected to outpace supply by 1%-1.5% per year in 2011 and 2012 according to the Lakemont Group. We believe that the expected recovery in market fundamentals from 2011 to 2012 presents an attractive opportunity to invest in the industrial sector in 2010 and subsequent years.

Drivers of Value

Commercial real estate assets generate investment returns through net operating income, or NOI, and appreciation in asset value. Over the next year, we expect real estate of all types to decline in value due to decreases in both NOI and asset value. First, property fundamentals will likely remain weak throughout 2009 and 2010 and hence properties will likely generate less NOI. Additionally, with current constraints in the capital markets and the expectation of numerous distressed properties becoming available for sale, we expect capitalization rates to rise significantly, which will cause asset values to fall substantially. We expect that the combination of these two effects will allow us to purchase assets well below replacement costs with higher capitalization rates than have prevailed in recent years. We believe that these factors may create attractive opportunities for investors.

Additionally, research shows that industrial properties tend to have relatively low levels of “below the line expenses” as compared to retail and office properties, which may allow investors to receive a higher percentage of the properties’ net operating income in the form of income yields. One of the reasons these types of expenses tend to be lower in the industrial sector is the relative magnitude of tenant improvement build-outs at the time of re-leasing previously built-out space. Office and retail properties, particularly in soft markets, must spend considerably higher rates per square foot in altering space to meet the needs of the new business or retailer tenant. Tenant improvement and re-leasing costs are, on average, lower and less volatile for industrial properties. As a result, low volatility, higher yields, and better net cash returns underscore the attractiveness of industrial properties.

Location Matters

As with any real estate decision, location matters. The 2007 Mueller study notes that understanding the “Path of Goods Movement” is critical in finding locations with strong demand prospects. This study shows that there is a need to occupy significant warehouse space in locations with high shipping tonnage. Given the recent relative decline in U.S. manufacturing, we believe that a large amount of industrial space will be in demand in or near the top U.S. seaport cities in the near term. Additionally, according to the 2007 Mueller study, major shipping centers located near the U.S. border will increasingly require industrial space as U.S. trade increases with neighboring countries.

Conclusion

We believe that the industrial sector will likely reach historic vacancy levels in 2009 and 2010, as excessive supply combines with a severe decline in demand. As the economy begins to emerge from the recession, we expect fundamentals to improve with solid demand prospects beginning in 2011. As a result, we believe we may be able to benefit from attractive pricing for industrial sector assets during the period in which we expect to be investing the net proceeds of this offering, and thereafter may be able to take advantage of recovering fundamentals in terms of current income and appreciation in value of our industrial portfolio.

INVESTMENT OBJECTIVES, STRATEGY AND POLICIES

Investment Objectives

Our primary investment objectives are to:

•	preserve, protect and return invested capital;

•	pay attractive, stable cash distributions to stockholders; and

•	realize capital appreciation in the value of our investments over the long term.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors.

Investment Strategy

We intend to use the net proceeds of this offering to invest in a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. We intend to acquire and actively manage stabilized, income-producing properties, with the objective of providing a stable and secure source of income for our stockholders, and maximizing potential returns upon disposition of our assets through capital appreciation. Within our multifamily portfolio, we will focus on investments in “workforce housing” that satisfy our investment goals. Workforce housing generally means housing that is affordable for middle income families or, more specifically, households earning between 60% and 120% of median income within a geographic area. We also intend to invest in age-restricted housing and government assisted housing. See “— Multifamily Investments — Stabilized Properties.” In addition to investments in multifamily properties, we intend to invest in industrial properties, including warehouse and light manufacturing facilities. See “— Industrial Investments.”

While our emphasis will be on stabilized, income-producing multifamily and industrial assets, a limited portion of our overall portfolio may include properties that offer value-add opportunities through renovation, redevelopment or repositioning. Further, we may seek to acquire or originate mortgage, mezzanine, bridge, commercial real estate and other real estate loans as well as securities of other real estate companies, all of which we collectively refer to herein as “real estate-related assets,” in each case provided that the underlying real estate generally meets our criteria for direct investment. We may also acquire any other investment that, in the opinion of our board of directors, meets our investment objectives, is consistent with our intent to operate as a REIT and is in our stockholders’ best interests.

After we have invested substantially all of our offering proceeds, we expect that multifamily properties will comprise between 55% and 75% of the aggregate cost of our portfolio; industrial properties will comprise between 20% and 30% of the aggregate cost of our portfolio; and a combination of real estate-related assets and other investments will not exceed 25% of the aggregate cost of our portfolio. Our board of directors may revise this targeted portfolio allocation from time to time, or at any time, if it determines that a different portfolio composition is in our stockholders’ best interests.

Real Property Portfolio Investment Characteristics

We expect to acquire a portfolio of multifamily and industrial properties that is diversified in terms of geography, property type, tenants, and lease expirations; although the number and mix of properties acquired will largely depend upon real estate market conditions and other circumstances existing at the time properties are acquired. In pursuing our investment objectives and selecting our real property investments, our advisor will consider a number of factors, including, but not limited to, the following:

•	positioning our overall portfolio to achieve diversity by property type, geography, lease expirations and tenant industry;

•	macroeconomic and microeconomic employment and demographic data and trends of the submarket where the investment is located;

•	regional, market and property specific supply and demand dynamics;

•	transaction size and projected property-level leverage;

•	physical condition of the property and the need for capital expenditures;

•	property location and positioning within its market;

•	design characteristics of the property;

•	types and duration of leases related to the property;

•	adequacy of parking and access to public transportation;

•	credit quality of in-place tenants and the potential for future rent increases;

•	income-producing capacity of the property;

•	opportunities for capital appreciation based on property repositioning, operating expense reductions and other factors;

•	potential to otherwise add value to the property;

•	risk characteristics of the investment compared to the potential returns and availability of alternative investments;

•	REIT qualification requirements;

•	liquidity and tax considerations; and

•	other factors considered important to meet our investment objectives.

Our ability to achieve a diversified portfolio depends greatly on the amount of proceeds raised in our offering. We are not limited as to the geographic area in which we may conduct our operations, although we intend to focus on investments in the United States. We are not specifically limited in the number or size of properties we may acquire, or in the percentage of net proceeds of this offering that we may invest in a single property, provided that our board of directors has determined that such an investment is in the best interests of our stockholders.

Multifamily Investments

We intend to invest in a diversified portfolio of multifamily assets throughout the United States. Our investments will include stabilized, income-producing apartment communities that we acquire directly, as well as the purchase of real estate-related assets that are secured by or related to multifamily properties, all of which we believe will produce an attractive and consistent level of income and appreciation. We may also invest in apartment communities that offer the potential of significant capital appreciation through property renovation, redevelopment or repositioning. We expect to be able to achieve favorable pricing in the purchase of our properties from distressed sellers or lenders who are willing to sell assets to us at a significant discount due to current market conditions. Property owners that need cash in order to support troubled investments or operations may be motivated to sell existing properties at discounted prices. We intend to identify these types of investments through our advisor’s existing network of relationships with owners, lenders, loan servicers and real estate brokers. Additionally, we will seek to acquire mortgages and equity securities of other real estate companies with the intent of ultimately owning the underlying property.

We will primarily seek to acquire apartment communities with 100 or more units and values greater than $10,000,000 located in urban areas, especially major metropolitan areas in coastal regions of the United States. We intend to focus upon properties located in coastal regions due to the fact that over half of the U.S. population now resides in coastal states and the majority of the nation’s most populous cities are located in coastal states. We believe that coastal, urban markets will continue to experience higher levels of demand for apartment communities. We will also consider acquiring real properties located in these coastal, urban areas with less than 100 units, but with values that generally exceed the $10,000,000 threshold. We believe that competition for smaller properties is greater due to increased availability of debt financing for smaller acquisitions and the reluctance of investors to commit significant equity to single properties. As a result, we may target larger properties with prices well in excess of the minimum target cost, but generally plan to pursue acquisition of properties valued at $10,000,000 to $25,000,000. This price range will allow us to benefit from economies of scale, and may also enable us to better diversify risk across investments and geographic submarkets. We may also pursue opportunities to acquire large portfolios in desirable geographic locations.

Some of the multifamily properties we may acquire may be mixed-use projects, typically with ground floor retail space. Retail space is generally more valuable as an amenity to apartment residents rather than having a significant positive impact on cash flow. Therefore, underwriting for ground floor retail will likely assume limited if any net rental income unless the property has historically generated substantial income from the retail portion or in properties is which the retail space is leased to regional or national tenants with strong balance sheets and/or guarantees.

Stabilized Properties

We intend to focus on apartment communities that are in desirable locations and well constructed, and that produce immediate, stable income. We will generally seek to acquire properties that possess physical occupancy rates between 90% and 95%. We may undertake property level capital improvements (including unit improvements) at our stabilized properties, but generally not the type that require relocation or disruption of existing residents for more than 24 hours. However, we may from time to time invest in stabilized properties that require significant capital improvements or lease-up in order to maximize value and enhance returns.

We intend to diversify our multifamily investments by sub-category of apartment community type. Accordingly, we anticipate that a portion of the multifamily portfolio will be comprised of workforce housing, age-restricted housing and government assisted housing. We believe these types of apartment communities tend to have stable occupancy and strong growth potential.

Workforce Housing.  We may invest in apartment communities that offer rental rates that are affordable for households earning between 60% and 120% of median income within a geographic area. Workforce housing generally appeals to gainfully employed community workers, such as teachers, nurses, firefighters and office workers, who are not yet able to afford single family homes. Workforce housing meets an essential community need, tends to be located close to employment centers and is generally family-oriented with larger-sized units and child-friendly amenities. We believe that investing in workforce housing is desirable due to its stable occupancy levels and returns, as well as its social value.

Age-restricted Housing.  We may invest in age-restricted housing communities, with or without government-assisted rental programs, which are apartment communities with amenities and floor plans designed to meet the needs of the growing senior population. Age-restricted properties generally require that all residents be 62 years of age or older, or that 80% of occupied units have at least one person who is 55 years of age or older. All such properties will comply with U.S. Department of Housing and Urban Development, or HUD, rules and regulations and applicable state and local laws. Our age-restricted properties will typically offer appropriate amenities and organized activities for active retired or soon to be retired residents, but will not provide meals, healthcare or similar services beyond the scope of normal rental apartment services.

Government-Assisted Housing.  We may invest in apartment communities that qualify for rental income supported by government assistance, primarily in the form of project-based Section 8 housing contracts with HUD. There are two major divisions of the Section 8 program: project-based and resident-based (voucher) assistance. The major project based elements of the Section 8 program have long since been suspended or repealed, but a large number of communities developed under various project-based programs are still operating under the Section 8 program. We may invest in apartment communities that were originally developed under project-based programs with HUD. We believe that properties with a government-subsidized affordable housing component tend to be more stable than other apartment investments in terms of both occupancy and cash flow. These types of properties are typically characterized by high occupancy levels, generally with long waiting lists, and annual contract rent increases from HUD based on local area adjustments.

Re-Development/Construction Properties

We may invest in multifamily properties that are to be developed or redeveloped, but do not expect these investments to exceed 10% of the overall cost of our multifamily property portfolio. These investments will be in properties where major rehabilitation or renovation is necessary and current residents must be relocated for an extended period of time. The property renovations would extend beyond the normal scope of interior improvements or system enhancements and involve structural changes to buildings and common areas and/or an increase in site density. We do not intend to pursue “greenfield” development with the possible exception of providing an additional phase to an existing stabilized property.

Underwriting Process

We will utilize our advisor’s expertise in underwriting multifamily property investments in evaluating potential real estate opportunities to determine whether a potential apartment community satisfies our acquisition criteria. Our advisor and affiliates have over 30 multifamily professionals with key members of management averaging approximately 20 years of experience in various phases of the multifamily real estate investment process, including credit review, real estate underwriting, legal structuring and pricing. In analyzing potential multifamily investment opportunities, our advisor will review all aspects of a transaction with a focus on the following five factors:

•	target location selection;

•	individual property review;

•	income/expense analysis;

•	capital improvement planning; and

•	green initiatives.

Target Location Selection.  Our primary acquisition criteria for our multifamily property investments will be location. We intend to invest only in properties with desirable locations that generally meet the following criteria:

•	metropolitan statistical areas, or MSAs, with a population of 500,000 or more, with a preference for MSAs in the Western United States;

•	MSAs with a strong commitment to municipal infrastructure such as roads, airports and economic development initiatives;

•	markets where we can benefit from the services and experience of our advisor and its affiliates;

•	proximity to employment centers, retail shopping, vehicular and public transit, and various public and private amenities;

•	stabilized employment rates with strong anticipated job growth;

•	markets with high barriers to entry limiting the development of additional supply of the type of property;

•	markets with low historical and current vacancy rates;

•	markets with a limited “shadow market” of both unsold condominium and single family homes competing in the rental market;

•	markets with a significant difference between the cost to rent and the cost to own an entry level home;

•	limited multifamily inventory or new product based upon historical norms and market occupancy;

•	strong underlying land values as a percentage of acquisition costs; and

•	positive demographic trends;

The purchase price of an investment will be underwritten to account for the location and condition of the property. Generally, we expect to pay higher purchase prices with respect to properties in markets that meet all, or a majority of, the criteria set forth above, properties with stable operations and/or project-based Section 8 contracts.

We will generally avoid markets with the following characteristics, regardless of whether the property meets the criteria noted above: (1) lack of economic diversity; (2) historical median income growth significantly below the United States average; (3) markets with supply/demand imbalances; and (4) markets with significant seasonal fluctuations in tenancy.

Individual Property Review.  When evaluating a particular multifamily property investment opportunity, we will complete several detailed property evaluations, including but not limited to:

•	title and legal review;

•	property condition assessments;

•	environmental site assessments; and

•	appraisal and market studies.

Our advisor will also evaluate the position of each potential property acquisition as compared to other competitive properties in the sub-market. By focusing on the underlying strengths and weaknesses of each property, we expect to more accurately anticipate future performance.

Income and Expense Analysis.  In addition to evaluating physical and economic occupancy, income, income and expense growth and controllable operating expenses of potential multifamily property investments, our advisor intends to place particular emphasis upon large non-controllable expenses in evaluating multifamily properties, in particular, property taxes, water and sewer charges and common area electricity. In addition, our advisor may evaluate natural gas use, which can also be a key non-controllable expense for multifamily properties where the owner pays the cost of water heating.

An analysis of local property taxes will be critical for all investments given that most taxing jurisdictions throughout the United States are actively pursuing ways to increase revenues. Our advisor intends to work with property tax evaluation consultants to analyze and manage property taxes throughout the portfolio. Property taxes can be readily forecast in some jurisdictions, such as California, where property tax increases are capped by current law (although there continues to be efforts to remove commercial properties from these caps). Other jurisdictions allow for annual reassessment with no limits on taxes. As a result, all properties will require individual analysis of potential tax liabilities.

Our advisor also intends to analyze utility sources, particularly electric and water, in order to estimate property-level utility costs, as these expenses are often the subject of environmental and judicial mandates that result in expenses increasing at rates substantially greater than general rates of inflation. Due to prolonged drought in parts of the Western United States, this region has experienced extraordinary water rate increases, which were implemented to drive down demand for water use.

Capital Improvement Planning.  To ensure that each of the properties we acquire continues to produce attractive levels of rental income during the period in which we anticipate owning the asset, a comprehensive capital improvement plan and long-term capital budget will be prepared for each property prior to the purchase of the property. Improvements and renovations will be based on the quality and current condition of the asset being purchased. Before implementation of the capital improvement plan for an asset, our advisor will utilize the following three-step approach to determine an adequate budget. First, we intend to engage a qualified, third party engineer to assess the physical condition of each property and its mechanical services. Second, we will review the third party report and independently conduct a more detailed evaluation of the property and its potential physical needs. Last, we will evaluate the proposed improvements to ascertain whether the planned improvements will enable the property to remain competitive in the market and generate maximum rental income.

In addition to ensuring that any improvements are completed successfully, our advisor will rely on the three step approach outlined above to complete a 15-year capital needs assessment. We believe that this assessment can help us manage cash flow to provide for future capital improvements. We believe that making ongoing capital improvements at each asset will facilitate the property’s ability to generate consistent and stable cash flow.

Green Initiatives.  We intend to focus on green initiatives that are cost beneficial to each property. As a matter of practice, we will use the following guidelines in the rehabilitation, repair and maintenance of apartment properties:

•	paint with low volatile organic compound (VOC) levels;

•	flooring that is recyclable or made from recycled fibers;

•	high efficiency and/or compact fluorescent lighting in common areas;

•	lighting timers and sensors installed in property offices and common areas;

•	toilets, faucets and shower heads fitted with water saving devices;

•	where possible, water usage will be individually metered or allocated;

•	apartment appliances, HVAC systems, water heating or boiler systems and windows and doors upgraded as necessary with systems and materials meeting current energy efficiency requirements;

•	voice over IP phone systems to minimize the number of phone lines and eliminate most long distance charges; and

•	green product guidelines are used for sourcing cleaning and maintenance supplies.

Each of these green initiatives must reduce operating costs, provide for stable operating costs on a going forward basis or provide a benefits payback period of not more than 36 months in order to be included in the proposed property improvements. In addition, we may consider solar retrofits if the cost-benefit analysis, financial incentive packages and financing options for undertaking those improvements are attractive for purposes of the investment.

Industrial Investments

We intend to invest in industrial properties with a focus primarily on warehouse properties (including both general purpose warehouses and distribution warehouses, inclusive of bulk warehouses and high cube facilities), and light manufacturing properties. To a lesser extent, we may also invest in “flex space” (inclusive of research and development facilities), which typically require a higher level of capital improvements. The properties we invest in may be stand alone, single-tenant properties, multi-tenant properties, multiple buildings that make up an entire industrial park, or one or more buildings within an industrial park.

In selecting our industrial property investments, we will focus on the following factors:

Building Quality.  We will primarily invest in institutional quality industrial buildings that offer the maximum flexibility of operations and functionality of the premises to accommodate a wide array of potential tenants. Particular care will be used in selecting properties with physical attributes that meet the typical demands of tenants within a particular industry and region.

Tenant Profiles.  Single tenant buildings will generally be leased to creditworthy tenants in an industry sector that is stable or projected to grow. Multi-tenant buildings will be well balanced and allocated among the same tenant make-up, targeting occupancy levels in excess of 90%.

Targeted Geographic Areas.  Initially, our strategy is to target properties that are located in the Western United States, but over time we may expand our geographic boundaries throughout the United States. We intend to carefully target our locations based upon an extensive analysis of the market’s supply and demand characteristics.

Risk Tolerance.  We intend to target properties that will produce an attractive and consistent level of secure rental income with the potential for appreciation in value. We will seek opportunities from lenders and sellers in distressed situations, or opportunities under other circumstances where we believe value can be achieved based on purchase price. We expect to be able to acquire properties from existing owners that need cash to support the property’s operations or the owner’s operations at other troubled investments by demonstrating our advisor’s substantive expertise with these types of investments and by providing assurances of closing the transaction. Our advisor intends to identify these opportunities through its existing network of relationships with owners, lenders, loan servicers and real estate brokers.

Price Range.  We intend to target industrial properties valued at $8,000,000 or more with no set maximum price. We will determine the appropriate purchase price based upon capitalization rates, price per square foot, and other metrics dictated by the location and quality of the asset. We believe that under current market conditions acquisitions of larger properties can offer the greatest discounts due to constrained debt markets, the reluctance of investors to commit significant equity to single properties, and the limited number of potential buyers. We may target larger properties with prices well in excess of the minimum target size, but generally plan to pursue acquisitions of properties valued in the $10,000,000 to $25,000,000 range. This price range allows us all the benefits of economies of scale, but also enables us to diversify risk across investments and geographic locations. We will also consider large portfolio acquisitions in desirable geographic locations.

Leverage.  We intend to acquire industrial properties initially with leverage based upon a target loan-to-value ratio of approximately 50%. We may also acquire properties on an all-cash basis to take advantage of discounted prices and other opportunities, with the intent of placing debt on the property following the closing of the acquisition. Our leverage may involve full or partial amortizing loans and/or interest only loans, with interest rates and other terms that will maximize our ability to provide stable income for our investors.

Underwriting Process

We will utilize our advisor’s expertise in underwriting industrial property investments in evaluating potential real estate opportunities to determine whether a potential industrial property satisfies our acquisition criteria. Our advisor has over a dozen industrial professionals with key members of management averaging over 20 years of experience in ownership, development, property management and leasing oversight. In analyzing potential industrial property investment opportunities, our advisor will review all aspects of a transaction with a focus on the following four key factors:

•	target location selection;

•	individual property review;

•	tenant review; and

•	income and expense analysis.

Target Location Selection.  As with our multifamily investments, our primary acquisition criteria for industrial properties will be location. Our advisor intends to identify appropriate industrial property locations using the following criteria:

•	MSAs located in the Western United States that are major and secondary distribution hubs or desirable industrial markets based on strong tenant demand;

•	markets in which affiliates of our advisor own and/or manage property;

•	proximity to distribution and manufacturing employment sectors;

•	proximity and access to and major transportation (freeway, highway, rail, port), vehicular and public transit;

•	markets with high barriers to entry limiting the development of additional industrial supply; and

•	markets with low historical and current vacancy rates, with favorable projected occupancy trends.

Individual Property Review.  When evaluating a particular industrial property investment opportunity, our advisor intends to complete a variety of detailed property evaluations, including:

•	title and legal review;

•	property condition assessments;

•	environmental site assessments; and

•	appraisal and market studies.

We will also evaluate the position of each potential industrial property acquisition as compared to other comparable properties in the sub-market. By focusing on the underlying strengths and weaknesses of a particular property, we will strive to more accurately anticipate the property’s future performance.

Tenant Review.  The creditworthiness of the tenants that lease space within our industrial properties is an important component to the successful operation of our industrial properties and determining whether we receive a stable rental income stream from our industrial properties. Our advisor has developed specific standards for evaluating the creditworthiness of potential tenants within our industrial properties. Although we may enter into leases with any type of tenant, we anticipate that a majority of the tenants in our industrial properties will be corporations or other entities with a substantial net worth or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet the creditworthiness standards developed by our advisor. The creditworthiness standards developed by our advisor will emphasize a variety of factors, including an analysis of the prospective tenant’s historical balance sheets and income statements and an assessment of the strength and long-term viability of the prospective tenant’s industry sector in the region.

Income and Expense Analyses.  With respect to each industrial property investment opportunity, we intend to perform a detailed analysis of all aspects of the property’s historical financial performance and utilize well-developed models to project the future financial performance of the property. Our financial analysis will include: (1) a comprehensive review of existing leases; (2) a comparison of existing rents to market rents; (3) a forecast of projected revenues, expenses and reserves required to meet anticipated future capital expenditures; and (4) an assessment of potential debt financing based upon the most favorable terms that can be obtained at the time of acquisition. Our financial analysis will be used to confirm that the financial projections for the investment are in line with our expectations, desired distributions and capital appreciation goals.

Real Estate-Related Assets

We may seek to acquire mortgage and other real estate loans or real estate-related equity securities of other real estate companies, in each case provided that the underlying real estate generally meets our criteria for direct investment. The real estate-related assets we will target include, but are not limited to, first mortgages and other indebtedness secured by high-quality multifamily and industrial properties. We will initially target (1) loans that, due to the recent general downturn in economic conditions, are in default or (2) loans that the borrower is unable to refinance and, therefore, the borrower is likely to default, which we refer to as “distressed loans.” Holders of distressed loans must choose between foreclosing upon the real property securing the distressed loan or selling the loan. Many holders of distressed loans generally avoid foreclosure proceedings on the real property securing the distressed loan due to the sometimes lengthy and expensive nature of the foreclosure process. Moreover, most lenders do not have the expertise necessary to effectively manage multifamily and industrial real estate and do not wish to incur the costs and liabilities associated with the ownership of real property. An event of default by the borrower under these loans may present us with attractive opportunities to acquire the properties securing these loans through foreclosure in what is commonly referred to as a “loan-to-own” transaction. We may also make equity investments in other real estate companies, especially when we consider it more efficient to acquire an entity that already owns assets meeting our investment criteria than to acquire such assets directly. With over 20,000 multifamily units and more than 5.2 million square feet of industrial, office and retail space acquired, developed or managed over the last decade, our sponsor, its affiliates and staff of over 400 professionals have developed an extensive network of industry relationships, particularly within the multifamily and industrial sectors. We believe that our sponsor’s exposure to these markets through its prior and current investments, combined with its extensive experience and contacts, will provide our advisor an advantage in identifying holders of distressed loans and other “off-market” investment opportunities for real estate-related assets.

When determining whether to make investments in real estate-related assets, we will consider such factors as:

•	positioning the overall portfolio to achieve an optimal mix of real estate investments;

•	the diversification benefits of the real estate-related assets relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

After we have invested substantially all of our offering proceeds, it is expected that the sum of the cost of our real estate-related assets and the cost of our investments in property types other than multifamily and industrial will not exceed 25% of the aggregate cost of our portfolio.

Debt Instruments

Our investments in real estate-related assets will focus primarily on acquiring first mortgage loans. We believe that the current credit market conditions provide us with substantial near-term opportunities to invest in these types of assets at a discount to their par value in order to realize predictable income and attractive overall returns. We may invest in mortgage loans structured to permit us to retain the entire loan or to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa). We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing loans originated by third party lenders such as banks, life insurance companies and other owners. We will not make or invest in mortgage loans unless we obtain an appraisal of the underlying property from a certified independent appraiser. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. In evaluating a potential investment in a mortgage loan, we will generally focus upon the quality of the underlying property as opposed to the credit quality of the loan, as we will typically seek to eventually acquire the underlying property securing the loan pursuant to a loan-to-own transaction. However, we will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification for exceeding such limit due to the presence of other underwriting criteria. We may find such substantial justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.

In addition to investments in first mortgages, we may make selective investments in other real estate-related loans, including second mortgage loans, mezzanine loans, bridge loans and participations in such loans in situations in which we believe that the underlying credit and/or property is attractive and the potential returns to us are significant given the level of associated risk.

In evaluating prospective investments in loans, our advisor will consider factors such as the following:

•	the fundamentals of the underlying property and other collateral by which it is secured, including the factors discussed above under “— Investments in Real Properties — Investment Characteristics;”

•	the ratio of the amount of the investment to the value of the underlying property and other collateral by which the underlying property is secured;

•	the degree of liquidity of the investment;

•	the quality, experience and creditworthiness of the borrower and/or guarantor; and

•	general economic conditions.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Although most loans that we will consider for investment would provide for monthly payments of interest only and repayment of principal at maturity, some loans may also provide for principal amortization.

Equity Securities

We may seek to invest in other real estate companies when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. In most cases, we will evaluate the feasibility of investing in these entities using the same criteria we will use in evaluating a particular property. These investments will be made through the purchase of common or preferred stock or options to acquire stock. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any given time.

Other Property Investments

We intend to invest primarily in multifamily properties and, to a lesser extent, in industrial properties and real-estate related assets. We may, however, also make selective strategic acquisitions of other types of commercial properties that we determine are undervalued and/or will produce stable, secure income and increase in value over time. We believe that the recent downturn in the commercial real estate market has provided an opportunity for us to purchase these types of investment properties at historically low prices during the period in which we will be investing the net proceeds of this offering, thereby enhancing our ability to realize substantial appreciation on the ultimate dispositions of the properties. As a result, we hope to be able to identify undervalued investments at attractive capitalization rates in order to realize higher risk-adjusted returns than have been available from commercial real estate properties acquired in recent years. In addition to our expectation that we will be able to purchase properties at prices significantly lower than prevailing market prices from the last several years, we believe desirable investment opportunities will be more prevalent due to the lack of available credit preventing many property owners from refinancing existing debt. In such instances, we will seek to target distressed sellers of properties in which the fundamental attributes of the underlying property remain sound.

In selecting investments in other property types, we will generally follow the same criteria and guidelines outlined above for multifamily and industrial investments, adapted as necessary to meet the unique characteristics of each property type. We intend to invest in a diverse portfolio, including diversity by geography, property type, lease expirations and tenant industries, to reduce the risk profile of our investments and enhance our ability to meet our investment objectives.

General Investment Characteristics

The following sections relate generally to all property investments that may be considered by our advisor in identifying appropriate investments for us.

Form of Ownership

Our investments in real properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (1) directly through our operating partnership or (2) indirectly through wholly-owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of our advisor or other entities. We may also obtain options to acquire real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such re-characterization was successful, deductions for depreciation and cost recovery relating to such real property would be disallowed, interest and penalties could be assessed by the Internal Revenue Service and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

Lease Terms

Consistent with the multifamily industry, we anticipate that the leases we enter into for multifamily units will be for a term of one year or less. These terms provide us with maximum flexibility to implement rental increases when the market will bear such increases and provide us with a hedge against inflation.

We expect that the vast majority of the leases that we enter into for industrial and other types of commercial properties will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. In addition, we anticipate that most of our leases for industrial properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for such properties will be based on the income or profits of any person. In cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such cases, we may not have access to the funds required to pay the operating expenses associated with the real property.

Due Diligence

Prior to acquiring a real property, our advisor will undertake, or will cause a qualified affiliate to undertake, an extensive property and site review. Our advisor will typically also undertake a long-term viability and fair value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics. Depending on the property to be acquired and terms agreed to, our advisor will, or will cause a qualified affiliate to obtain, evaluate and assess, as applicable, the following:

•	a list of the current tenants at the property and the terms of their respective leases;

•	audited financial statements covering recent operations of properties with operating histories to the extent such statements are required to be filed with the SEC;

•	historical net operating income data;

•	historical occupancy rates;

•	a schedule of historical, current year and projected future tenant improvements, leasing commissions and capital expenditures;

•	historical and projected operating expenses along with that of the comparable properties;

•	current and historical data on real estate taxes and potential increases in real estate taxes over the projected term of the investment;

•	competitive rents in the same geographical area for similar properties;

•	historical, current year and projected future utility expenses;

•	service and vendor contracts, parking management agreement, ground lease, and property management agreements;

•	existing property leases;

•	all appropriate environmental due diligence assessments and reports, including, but not limited to, a preliminary investigation comprised of record reviews, interviews and physical property inspections intended to identify areas of potential hazardous substance contamination on the property, commonly referred to as a “Phase I environmental site assessment,” and, if deemed necessary based upon the findings of the Phase I environmental site assessment, a second more thorough investigation involving the collection of original samples of soil, groundwater or building materials to test for various environmental contaminants, commonly referred to as a “Phase II environmental site assessment;”

•	an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	an independent roofing report;

•	title and liability insurance policies;

•	evidence that the owner of the property has good and marketable title to the property and can transfer such title to us free and clear of claims on the property from third parties, with the exception of such liens and encumbrances on the property as are acceptable to our advisor;

•	surveys of the property;

•	a certification from each tenant verifying, among other things, the material terms and status of the tenant’s existing lease;

•	current and potential alternative uses of the property; and

•	other documents and materials determined to be material and/or relevant to evaluation of the property.

Acquisitions from Affiliates

We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. All such transactions or investments will be approved by a majority of our independent directors as described in “Conflicts of Interest — Conflict Resolution Procedures” and, generally, may not be acquired for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to this limitation, our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had developed the property. See “Risk Factors — Risks Related to Investments in Real Estate.”

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning and/or operating real properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real property investments.

We have not established the specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. Particular terms and conditions or safeguards we will require in joint ventures will be determined on a case-by-case basis after our advisor and board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. We expect to consider specific safeguards to address potential consequences relating to:

•	the management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture;

•	our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances; and

•	our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, rights of first refusal or forced redemption rights in connection with transfers.

Any joint ventures with our affiliates will result in certain conflicts of interest. See “Conflicts of Interest — Joint Ventures with Our Affiliates.”

Disposition Policies

We will generally acquire properties with an expectation of holding each property for an extended period. However, circumstances might arise that could result in a shortened holding period for certain properties. The period that we will hold our real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop an exit strategy for each investment we make in a property or real estate-related asset, which may be modified over the period we hold the investment in order to conform to changing market conditions and property-level factors. Our advisor will continually perform a hold-sell analysis on each investment we make in a property or real estate-related asset to determine the optimal time to hold the investment and generate an attractive return for our stockholders. Economic and market conditions may influence us to hold investments for different periods of time. We may sell a property or real estate-related asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Relevant factors our advisor will consider when considering whether to dispose of a property or real estate-related asset include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	benefits associated with disposing of the investment and diversifying and rebalancing our investment portfolio;

•	the opportunity to pursue a more attractive investment;

•	compliance with REIT qualification requirements;

•	the involuntarily liquidation or lease default of a major tenant at a property;

•	the opportunity to enhance overall investment returns through sale of the investment;

•	the fact that the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	our advisor’s judgment that the value of the investment might decline;

•	liquidity benefits with respect to the availability of sufficient funds for the share repurchase plan; and

•	other factors that, in the judgment of our advisor, determine that the sale of the investment is in our stockholders’ best interests.

The determination of whether a particular investment should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing economic conditions, with a view toward achieving maximum total return for the investment. We cannot assure you that this objective will be realized. The selling price of a real estate property that is net leased will be determined in large part by the amount of rent payable under the leases for such real property and the remaining term of the leases. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received from the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell investments to affiliates. While there is no minimum on the price we must receive in such transactions, a majority of our directors, including a majority of our independent directors not otherwise interested in such transactions, must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Leverage

We currently have no outstanding debt. We intend to use leverage to provide additional funds to support our investments in properties. We do not intend to leverage our real estate-related assets. We expect that after we have invested substantially all of the proceeds of this offering in properties and real estate-related assets, our debt financing will be approximately 65% of the sum of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments. During the period when we are acquiring our portfolio, we expect to temporarily employ greater leverage in order to quickly build a diversified portfolio of assets. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or operating partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual real estate property or portfolio of real estate properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of operating partnership-level debt is borrowing under a line of credit. Borrowings under a line of credit may be used to fund acquisitions, to repurchase shares or for any other corporate purpose.

Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 65% target.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are precluded from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets. However, we may borrow in excess of this amount if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not having a conflict of interest in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings will be reviewed by our board of directors at least quarterly.

Liquidity Strategy

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of individual or multiple assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our stockholders. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally, the liquidity needs of our stockholders and the federal income tax consequences to our stockholders.

In assessing whether to list our shares on a national securities exchange or pursue another type of liquidity event, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board of directors believed that it would be difficult for stockholders to dispose of their shares after our shares were listed, then that factor would weigh against listing our shares. However, this would not be the only factor considered by our board of directors. If listing our shares still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board of directors may still opt to pursue listing our shares in keeping with its obligations under Maryland law. Our board of directors would also likely consider whether there was a significant demand among our stockholders to sell their shares when making decisions regarding whether to pursue listing our shares or another type of liquidity event. The degree of participation in our distribution reinvestment plan and the number of repurchase requests under the share repurchase plan at the time could be an indicator of stockholder demand to sell their shares.

Investment Limitations

Our charter places the following limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock:

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly owned subsidiaries of ours or (3) investments in securities, which we refer to as asset-backed securities, that are collateralized by a pool of assets, including loans and receivables, that provide for a specific cash flow stream to the holder;

•	make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•	issue (1) equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan), (2) debt securities in the absence of adequate cash flow to cover debt service, (3) options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public, if at all, and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options, or (4) equity securities on a deferred payment basis or under similar arrangement;

•	invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property if, after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our tangible assets;

•	engage in trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•	invest in the securities of any entity holding investments or engaging in activities prohibited by our charter; or

•	make any investment that our board of directors believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Change in Investment Objectives and Policies

Our charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in our charter, however, may only be amended if approved by a vote of the holders of shares entitled to cast a majority of all of the votes entitled to be cast.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as investment companies under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Accordingly, under Section 3(a)(1) of the Investment Company Act, in relevant part, a company is not deemed to be an “investment company” if: (i) it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and (ii) it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires our subsidiaries to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets.

For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Whole loans will be classified as qualifying real estate assets, as long as the loans are “fully secured” by real estate at the time our subsidiary originates or acquires the loan but will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets if the real estate securing the loan has an appraised value of 55% of the fair market value of the loan on the date of acquisition. We will treat mezzanine loan investments as qualifying real estate assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the criteria set forth in the Capital Trust, Inc., SEC No-Action Letter (May 24, 2007).

Consistent with SEC staff guidance, we will consider a participation in a whole mortgage loan to be a qualifying real estate asset only if (1) our subsidiary has a participation interest in a mortgage loan that is fully secured by real property; (2) our subsidiary has the right to receive its proportionate share of the interest and the principal payments made on the loan by the borrower, and its returns on the loan are based on such payments; (3) our subsidiary invests only after performing the same type of due diligence and credit underwriting procedures that it would perform if it were underwriting the underlying mortgage loan; (4) our subsidiary has approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, our subsidiary has effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. The SEC has not issued no-action letters specifically addressing construction loans. If the SEC takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with guidance issued by the SEC, we will treat our subsidiaries’ joint venture investments as qualifying real estate assets that come within the 55% basket only if we have the right to approve major decisions affecting the joint venture; otherwise, they will be classified as real-estate related assets.

We will treat investments by our subsidiaries in securities issued by companies primarily engaged in the real estate business, interests in securitized real estate loan pools, loans fully secured by a lien on real estate and additional assets of the real estate developer (which may include equity interests in the developer entity and a pledge of additional assets of the developer including parcels of undeveloped or developed real estate), and any loans with a loan-to-value ratio in excess of 100% as real estate-related assets. CMBS and CDOs will also be treated as real-estate related assets.

The treatment of any other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with SEC guidance.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to maintain compliance with the Investment Company Act exceptions, we, our operating company or our subsidiaries may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If our subsidiaries fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board of directors’ direction, oversight and approval.

We currently have a total of five directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediately family), be associated with us, our advisor, our sponsor or any of our affiliates within the last two years before becoming a director and at such time an independent director may not (1) own any interest in, be employed by, have any material business or professional relationship with or serve as an officer or director of, our advisor, our sponsor or any of their affiliates, (2) serve as a director of more than three REITs organized by our sponsor or its affiliates or advised by our advisor or its affiliates, or (3) perform services (other than as an independent director) for us. We refer to our directors who are not independent as our “affiliated directors.”

As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of our board of directors from time to time. Our charter also provides that a majority of our directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each of our directors will be elected by our stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, successor directors will be elected by our stockholders. Each director will be bound by our charter.

Responsibilities of Directors

The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	approving our investments in real properties and real-estate related assets;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for the repurchase of shares of our common stock.

Our directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their responsibilities require. Our directors will meet quarterly or more frequently as necessary.

Our directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out.

Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and at least a majority of the independent directors. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property managers and the dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement, our advisor will not be entitled to compensation for further services but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable prior to such termination, subject to certain limitations. A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, our advisor or any of their affiliates.

As part of their review of our advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	the rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	the additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors will record their findings on the factors they deem relevant in the minutes of the meetings of our board of directors.

Committees of Our Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full meeting of our board of directors, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee and may establish an investment committee after we have acquired a sufficient portfolio of assets. Each committee formed by our board of directors will at all times be comprised of a majority of independent directors. Our board of directors does not intend to form a compensation committee as we have no employees.

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee is currently comprised of three directors, Messrs. Barker, Dale, and Brown, all of whom are independent directors. Mr. Brown has been designated as the audit committee’s financial expert.

All audit committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The audit committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The audit committee considers and approves (a) any non-audit services provided by an independent auditor and (b) certain non-audit services provided by an independent auditor to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The audit committee has sole authority to hire and fire any independent auditor we employ and is responsible for approving all audit engagement fees and terms and resolving disagreements between us and our independent auditors regarding financial reporting. Our independent auditors report directly to the audit committee.

Directors and Executive Officers

Our directors and executive officers and their positions and offices are as follows:

Name	Age	Position

Rodney F. Emery	59	Chairman of the Board, Chief Executive Officer and President
Dinesh K. Davar	59	Treasurer and Chief Financial Officer
Ana Marie del Rio	55	Secretary
George P. Doyle	40	Chief Accounting Officer
J. Grayson Sanders	69	Director
Scot B. Barker	61	Independent Director
Larry H. Dale	64	Independent Director
Jeffrey J. Brown	49	Independent Director

Rodney F. Emery serves as the Chairman of our board of directors and as our Chief Executive Officer and President. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery is also the managing partner of the Steadfast Management Committee for Steadfast Companies, which establishes policy, makes major investment decisions and acts as the general oversight committee of Steadfast Companies. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property-management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profits.

Dinesh K. Davar serves as our Chief Financial Officer. Mr. Davar also serves as Chief Financial Officer for Steadfast Companies. Mr. Davar is responsible for overall accounting and finance operations, including all reporting, budgeting and treasury functions, for Steadfast Companies. Mr. Davar also coordinates financing and accounting functions for Steadfast Companies’ properties located within the United States and Mexico. Prior to joining Steadfast Companies in 1996, Mr. Davar was an independent loan consultant for The Resolution Trust Corporation with respect to loan modifications and the control, management and sale of assets and asset pools. From 1980 to 1992, Mr. Davar served as Chief Financial officer of Cove Properties, a diversified real estate development firm specializing in property management, construction and development.

At Cove Properties, Mr. Davar oversaw all aspects of the company’s various real estate transactions, including, financing, acquisition, development, property management, and disposition. Mr. Davar was educated as a Chartered Accountant in New Delhi, India, and is a graduate of Meerut University, in Meerut, India.

Ana Marie del Rio serves as our Secretary. Ms. del Rio also serves as the Chief Administrative Officer for Steadfast Companies. Ms. del Rio manages the Human Resources, Information Technology and Legal Services Departments for Steadfast Companies and is responsible for risk management and all legal matters. She also works closely with Steadfast Management Company, Inc. and SAH Affordable Housing, Inc. in the management and operation of Steadfast Companies’ residential units, especially in the area of compliance. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing, transportation projects, and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California.

George P. Doyle serves as our Chief Accounting Officer. Mr. Doyle also serves as the Vice President of Finance for Steadfast Income Advisor, LLC. Mr. Doyle is responsible for all of our and our advisor’s accounting and finance operations. Prior to joining our advisor in November 2009, Mr. Doyle served from July 2004 to June 2009 as the Chief Accounting Officer for HCP, Inc. (NYSE:HCP), a S&P 500 real estate investment trust that invests primarily in real estate serving the healthcare industry. During his time at HCP, Mr. Doyle was responsible for all accounting and financial reporting, including Sarbanes-Oxley Act compliance, and participated in the acquisition, integration, and financing of over $10 billion in real estate. From September 1995 to October 2003, Mr. Doyle served in various positions with KPMG, LLP, including as a senior manager. Mr. Doyle received a Bachelor of Arts degree from Western Washington University.

J. Grayson Sanders serves as one of our directors and is responsible for corporate development at Steadfast Companies. Mr. Sanders has a career spanning 38 years in real estate investment management. Prior to joining Steadfast, Mr. Sanders served as President of CNL Fund Advisors Company from November 2004 to March 2009, where he created and managed a global real estate securities mutual fund, and also served as president of CNL Capital Markets. Prior to joining CNL Fund Advisors Company, Mr. Sanders served from May 2000 to November 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, where he managed product development and capital formation for several international, opportunistic real estate funds for large institutional investors. From 1991 to 1996 Mr. Sanders served as Director of Real Estate for Ameritech Pension Trust in Chicago, where he managed the $1.5 billion real estate portfolio within the $13 billion defined benefit plan. In 1972, Mr. Sanders co-founded a real estate investment and consulting firm, The Landsing Corporation, which sponsored several non-traded REITs and grew to employ over 400 professionals. Mr. Sanders has previously served on the Boards of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts and has also served on the boards of several non-profits. Mr. Sanders received a Bachelor of Arts from the University of Virginia and a Master of Business Administration from Stanford Business School.

Scot B. Barker serves as one of our independent directors. From December 2002 to his retirement in December 2005, Mr. Barker served as President and Chief Operating Officer of GMAC Commercial Holding Corp., or GMACCH, one of the nation’s largest financiers of commercial real estate, and President of GMACCH Capital Markets Corp. During his tenure at GMACCH, Mr. Barker oversaw the firm’s real estate lending and investing activities in North America, Latin America, Asia and Europe. In 1978, Mr. Barker and several associates formed Newman and Associates, Inc., an investment banking firm specializing in financing affordable multifamily housing with tax exempt municipal securities. Mr. Barker served as Vice-President of Newman and Associates from 1978 to 1984 and as President from 1984 to 1998, when Newman and Associates was acquired by GMACCH. Prior to founding Newman and Associates, Mr. Barker served as Vice-President with Gerwin & Co. from 1973 to 1978. Mr. Barker has been involved in a variety of professional and not-for-profit groups primarily focused on housing related business. Mr. Barker currently serves on the board of directors of the Rocky Mountain Mutual Housing Association and the Colorado Housing Assistance

Corporation, where he was a past chairman. Mr. Barker was a past president of the National Housing and Rehabilitation Association and a past member of the Federal National Mortgage Association (Fannie Mae) Housing Impact Advisory Council. Mr. Barker received a Bachelor of Arts from Colorado College and a Master of Business Administration from the University of Denver.

Larry H. Dale serves as one of our independent directors. In March 2009, Mr. Dale retired as a Managing Director of Citi Community Capital, or CCC, a leading investment banking group specializing in affordable housing financing and a division of Citigroup’s Municipal Securities Division, where Mr. Dale was responsible for the overall management and oversight of the operation of the division. Mr. Dale joined the predecessor company to CCC in 1997. From July 1987 to January 1997, Mr. Dale served as a Senior Vice President of Federal National Mortgage Association, or Fannie Mae. Prior to joining Fannie Mae, Mr. Dale served from 1984 to 1987 as Vice President of Newman and Associates, Inc., an investment banking firm focused on financing affordable multifamily housing with tax exempt municipal securities. Prior to joining Newman and Associates, Mr. Dale served from 1981 to 1983 as President of Mid-City Financial Corporation, a regional multifamily development, financing, and management firm. From 1971 to 1981, Mr. Dale was employed by the U.S. Department of Housing and Urban Development (HUD), including service as a Deputy to the Assistant Secretary for Housing/FHA Commissioner from 1979 to 1981. Mr. Dale currently serves as Chairman of the Board of the National Equity Fund, Co-Chairman of the Board of the Community Preservation and Development Corporation, Vice-Chairman of Mercy Housing Incorporated’s Board of Trustees, a member of the board of directors and the Executive Committee of the Local Initiative Support Corporation and a member of the Advisory Board of the Paramount Community Development Fund and the Capmark Community Development Fund. Mr. Dale received a Bachelor of Science in Materials Science from Cornell University and a Master of Political Science from the Maxwell School at Syracuse University.

Jeffrey J. Brown serves as one of our independent directors. Mr. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC, or BEP, which provides capital to management teams and companies needing equity of $3 million to $20 million. Prior to founding BEP in January 2007, Mr. Brown served as a founding partner and primary deal originator of the venture capital and private equity firm Forrest Binkley & Brown (FBB) from 1993 to January 2007. In March 2005, SBIC Partners II, L.P., an investment vehicle formed by FBB and licensed through the Small Business Administration (SBA), voluntarily agreed to enter into receivership after failing to meet various SBA capital requirements. Prior to founding Forrest Binkley & Brown, Mr. Brown served as a Senior Vice President of Bank America Venture Capital Group from 1990 to 1993 and as a Senior Vice President of Security Pacific Capital Corporation from 1987 to 1990. Mr. Brown also worked at the preferred stock desk of Morgan Stanley & Co. from 1986 to 1987 and as a software engineer at Hughes Aircraft Company from 1983 to 1985. In his 22 years of venture capital and private equity experience, Mr. Brown has served on the board of directors of numerous public and private companies, and has served as the chair of audit, compensation, finance and other special board committees of such boards. Mr. Brown currently serves on the board of directors of M Financial Holdings Incorporated, Fieldstone Homes, Inc., Tail Activewear, Inc. and Glaspro, Inc. Mr. Brown received a Bachelor of Science in Mathematics, Summa Cum Laude, from Willamette University and a Master of Business Administration from the Stanford University Graduate School of Business.

Our directors and executive officers will serve until their successors are elected and qualify. Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our executive officers is also an officer of our advisor. See “ — Our Advisor.”

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from our advisor or its affiliates. We do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor or its affiliates, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

We will pay each of our independent directors an annual retainer of $65,000, plus the audit committee chairperson will receive an additional $10,000 annual retainer. Each independent director will receive $3,000 for each in-person meeting of our board of directors attended, $2,000 for each in-person committee meeting attended and $1,000 for each board or committee telephonic meeting in which such independent director participates. Our independent directors may elect to receive the meeting fees and annual retainer to which they are entitled in shares of our common stock with an equivalent value. All of our directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

We have approved and adopted an independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan and is described below. Under the independent directors’ compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the full board of directors. Our board of directors, and each of the independent directors, have agreed to delay the initial grant of restricted stock until we raise $2,000,000 in gross offering proceeds. Going forward, each new independent director that joins our board of directors will receive 5,000 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she will receive 2,500 shares of restricted common stock. The shares of restricted common stock will generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control.

Long-Term Incentive Plan

We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently intend to issue awards only to our independent directors under our long-term incentive plan (which awards will be granted under the sub-plan as discussed above under “— Compensation of Executive Officers and Directors”).

Our long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our common stock on the date of grant.

Our board of directors, or a committee of our board of directors, administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above under “— Compensation of Executive Officers and Directors,” our board of directors has adopted a sub-plan to provide for regular grants of restricted stock to our independent directors.

No awards will be granted under either plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

Our board of directors has authorized and reserved 1,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately, and our board of directors must make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability, or upon the occurrence of a change in control, all outstanding options and stock appreciation rights granted under the long-term incentive plan will become fully exercisable and all time-based vesting restrictions on outstanding awards will lapse as of the date of termination or change in control. Unless otherwise provided in an award certificate or any special plan document governing an award, with respect to outstanding performance-based awards granted under the long-term incentive plan, (1) upon the termination of a participant’s service due to death or disability, the payout opportunities attainable under such awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs); (2) upon the occurrence of a change in control, the payout opportunities under such awards will vest based on target performance; and (3) in either case, the awards will payout on a pro rata basis, based on the time elapsed prior to the termination or change in control, as the case may be. In addition, our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising such discretion.

The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time, including upon a liquidity event. The expiration or other termination of the long-term incentive plan will have no adverse impact on any award previously granted under the long-term incentive plan. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award previously granted and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received, and then only for expenses.

The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

However, our charter provides that we may indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement subject to the limitations set forth immediately above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•	the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

We are externally managed and advised by Steadfast Income Advisor, LLC, a limited liability company formed in the State of Delaware in May 2009 and a subsidiary of our sponsor. We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement.

Our advisor is managed by the following individuals:

Name	Age	Position

Rodney F. Emery	59	Chief Executive Officer and President
Dinesh K. Davar	59	Chief Financial Officer
George P. Doyle	40	Vice President of Finance
Ana Marie del Rio	55	Secretary

Mr. Emery will have primary responsibility for the management decisions of our advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of these investments. For biographical information on Messrs. Emery, Davar and Doyle and Ms. del Rio, see “— Directors and Executive Officers” above.

The Advisory Agreement

Under the terms of our advisory agreement, our advisor will use its best efforts to present to us investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to our advisory agreement, our advisor and its affiliates, will manage our day-to-day operations and perform other duties including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

The advisory agreement was executed and became effective on September 28, 2009. The advisory agreement has a one-year term, subject to renewals upon mutual consent of our advisor and our independent directors for an unlimited number of successive one year periods. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement. Under the terms of the advisory agreement, neither we nor our advisor are required to provide advance notice prior to a non-renewal of the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause” or upon the bankruptcy of our advisor;

•	without cause or penalty by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

“Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and all outstanding shares of our convertible stock will convert to shares of our common stock. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

For a detailed discussion of the fees payable to our advisor under the advisory agreement, see “Management Compensation.” That section also describes our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns acquisition or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Our sponsor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us.

Holdings of Shares of Common Stock and Convertible Stock

Our sponsor has invested $200,007 in us through the purchase of 22,223 shares of our common stock, reflecting that no sales commissions or dealer manager fees were payable on these shares. Our sponsor may not sell these shares for so long as one of its affiliates serves as our advisor. Our advisor currently owns 1,000 shares of our convertible stock, for which it contributed $1,000. Our advisor also contributed $1,000 to our operating partnership in exchange for its limited partnership interest in our operating partnership. We are the sole general partner of our operating partnership. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

Steadfast Capital Markets Group, LLC, or Steadfast Capital Markets Group, will serve as the dealer manager for this offering. Steadfast REIT Holdings, LLC, or Steadfast Holdings, an affiliate of our sponsor, currently owns a 24% interest in our dealer manager and has agreed to purchase the remaining 76% interest in our dealer manager from Aaron G. Cook, subject to certain conditions and regulatory approval. The dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of our common stock offered pursuant to this prospectus. We will pay the dealer manager a sales commission equal to 6.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, the dealer manager has no experience acting as a dealer manager for a public offering.

Mr. Aaron G. Cook will serve as the chief executive officer and president of the dealer manager. The biography of Mr. Cook is set forth below.

Aaron G. Cook serves as President of Steadfast Capital Markets Group, the dealer-manager of this offering. As President, Mr. Cook oversees business development, operations, finance, marketing and sales and will have day-to-day operating responsibility for Steadfast Capital Markets Group. Mr. Cook has more than 13 years of securities and financial services industry experience and has supervised and assisted in the placement of more than $1.3 billion of investor equity in real estate investment offerings. Mr. Cook previously served as President and Chief Executive Officer of Steadfast Capital Market Group’s predecessor, Coastal Capital Markets Group, Inc. (formerly CORE Capital Markets Group, Inc), a FINRA member broker-dealer. From April 2006 to December 2008, Mr. Cook served as Executive Vice President and National Sales Manager for Core Realty Holdings, LLC, a real estate program sponsor. From July 2004 to April 2006, Mr. Cook served as Managing Director and national sales manager for Grubb & Ellis Realty Investors, LLC (formerly, Triple Net Properties, LLC), a real estate company specializing in the acquisition, disposition and management of office, industrial, service, and multifamily properties throughout the United States, where his team reorganized and developed wholesale securities distribution systems. Mr. Cook received a Bachelor of Arts from the University of California at Santa Barbara.

Affiliated Property Managers

Our real properties will be managed and leased by Steadfast Management Co. Inc., Steadfast Commercial Management, Inc. or another affiliate of our sponsor. We will pay our property managers a market-based fee equal to a percentage of the annual gross revenues of each property owned by us for property management services that is usual and customary for the type of property in the geographic location of the property. In determining the market-based property management fee, our advisor will survey brokers and agents in the area in which the property is located. This survey may be conducted informally by our advisor based upon its experience and contacts in the applicable real estate market. The property management fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that the fee is fair and reasonable in relation to the services being performed. Our property managers may subcontract with a third party property manager and will be responsible for supervising and compensating such third party property manager. In addition to the property management fee, we may pay our property managers a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the real property leased; provided, however, that such fee shall only be paid if a majority of our board of directors, including a majority of our independent directors, determines that such fee is fair and reasonable in relation to the services being performed.

Our property managers will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property managed, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property managers may be employed on a part-time basis and may also be employed by our advisor, the dealer manager or certain companies affiliated with them. Our property managers will also direct the purchase of equipment and supplies and will supervise all maintenance activity. We will not reimburse our property managers for general overhead costs, as these expenses are included in the fees paid to our property managers.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor will manage our day-to-day affairs and our portfolio of real properties and real estate-related assets. The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates, including the dealer manager, in connection with our organization, this offering and our operations, assuming we sell the minimum of $2,000,000 and the maximum of $1,500,000,000 in shares in the primary offering and there are no discounts in the price per share.

Type of Compensation		Estimated Amount if
and Recipient	Determination of Amount	Minimum/Maximum Sold

Organizational and Offering Stage

Sales Commission(1) — Dealer Manager
6.5% of gross offering proceeds from the sale of shares in the primary offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to the distribution reinvestment plan.

$130,000/$97,500,000

Dealer Manager Fee(1) — Dealer Manager
3.5% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the distribution reinvestment plan.

$70,000/$52,500,000

Organization and Offering Expenses(2) — Advisor and Affiliates	To date, our advisor has paid organization and offering expenses on our behalf. We will reimburse our advisor for these costs and future organization and offering costs it may incur on our behalf, but only to the extent that the reimbursement would not cause the sales commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15% of the gross proceeds from the primary offering as of the date of the reimbursement. We expect organization and offering expenses (other than sales commissions and the dealer manager fee) to be approximately 5.0% and 1.25% of the gross proceeds from the primary offering if we raise the minimum and maximum offering amount, respectively.	$100,000/$18,750,000

Operational Stage

Acquisition Fees(3) — Advisor
2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired directly or (2) our allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments.

$34,000/$26,625,000 (assuming no leverage) $97,143/$76,071,429 (assuming leverage of 65% of the cost of our investments) $136,000/$106,500,000 (assuming leverage of 75% of the cost of our investments)

Acquisition Expenses — Advisor
In addition to the acquisition fee payable to our advisor, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close).

Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Type of Compensation		Estimated Amount if
and Recipient	Determination of Amount	Minimum/Maximum Sold

Investment Management Fees(4) — Advisor
A monthly amount equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. Such fee will be calculated including acquisition fees, acquisition expenses and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures.

Actual amounts depend upon the aggregate cost of our real estate investments, and therefore cannot be determined at this time.

Other Operating Expenses(5) — Advisor	Reimbursement of expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and IT costs. We will not reimburse for employee costs in connection with services for which our advisor or its affiliates receive acquisition fees, investment management fees or disposition fees or for the employee costs our advisor pays to our executive officers.	Actual amounts are dependent upon the services provided, and therefore cannot be determined at this time.

Property Management Fees — Affiliated Property Managers	A percentage of the annual gross revenues of each property owned by us for property management services. The property management fee payable with respect to each property will be equal to the percentage of annual gross revenues of the property that is usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by our advisor and approved by a majority of our board of directors, including a majority of our independent directors. See “Management — Affiliated Property Managers.” Our property managers may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers.	Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are located and the property types acquired and therefore cannot be determined at this time.

Leasing Fees — Affiliated Property Managers	In addition to property management fees, we may pay our property managers a separate fee for services rendered, whether directly or indirectly, in leasing our real properties to a third party lessee. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the real property leased; provided, however, that such leasing fee shall only be paid if a majority of our board, including a majority of our independent directors, determines that such leasing fee is fair and reasonable in relation to the services being performed.

Liquidity Stage

Disposition Fees(6) — Advisor or its Affiliate	If our advisor or its affiliates provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or real estate-related asset, 1.5% of the sales price.	Actual amounts depend upon the sale price of investments, and therefore cannot be determined at this time.

Type of Compensation		Estimated Amount if
and Recipient	Determination of Amount	Minimum/Maximum Sold

Convertible Stock — Advisor	We have issued 1,000 shares of our convertible stock to our advisor, for which our advisor contributed $1,000. Our convertible stock will convert to shares of common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares; (B) we list our common stock for trading on a national securities exchange; or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. For a description of how our “enterprise value” is determined pursuant to our charter and an example illustrating how the conversion formula with respect to our convertible stock set forth above will operate, see “Description of Capital Stock — Convertible Stock.”	Actual amounts depend upon future liquidity events, and therefore cannot be determined at this time.

(1)	The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)	Organization and offering expenses include all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with our offering. Any such reimbursement will not exceed actual expenses incurred by our advisor. After the termination of the primary offering, our advisor has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. In addition, to the extent we do not pay the full sales commissions or dealer manager fee for shares sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special, cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering, as required by the rules of FINRA. The estimated organization and offering expenses are based upon the prior experience of the management of our advisor and a review of public filings of other non-listed REITs.

(3)	Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer. The payment of fees to our advisor may be deferred in certain circumstances. See “Description of Capital Stock — Distributions.”

(4)	We will pay our advisor an investment management fee to compensate our advisor for the overall management of our portfolio, which services shall include, but not be limited to, the following: (i) serving as our investment and financial advisor and obtaining certain market research and economic and statistical data in connection with our investments and investment objectives and policies; (ii) monitoring applicable markets and obtaining reports, where appropriate, concerning the value of our investments; (iii) monitoring and evaluating the performance of our investments, providing daily investment management services and performing and supervising the various investment management and operational functions related to our investments; (iv) formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our investments on an overall portfolio basis; (v) overseeing the performance by the property managers of their duties and conducting periodic on-site property visits to some or all of our real properties; (vi) coordinating and managing relationships between us and any joint venture partners; and (vii) providing financial and operational planning services and investment portfolio management functions, including, without limitation, the planning and implementation of policies and procedures for establishing our net asset value and obtaining appraisals and valuations with respect to our investments. The payment of fees to our advisor may be deferred in certain circumstances. See “Description of Capital Stock — Distributions.”

(5)	Our advisor must reimburse us at least annually for reimbursements paid to our advisor in any year to the extent that such reimbursements to our advisor cause our total operating expenses to exceed the greater of 2% of our average invested assets, or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to our operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(6)	No disposition fee will be paid for securities traded on a national securities exchange. In the event of a merger or combination that results in any person or group (other than our affiliate) becoming the beneficial owner, directly or indirectly, of 50% of the voting power of our common stock or any transaction pursuant to which our outstanding voting stock is converted into or exchanged for cash, securities or other property, we will pay our advisor a disposition fee based on the aggregate consideration paid in such transaction. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

In connection with the sale of securities, the disposition fee may be paid to an affiliate of our advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer.

Our charter limits the maximum amount of the disposition fees payable to our advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our sponsor and its affiliates, some of whom serve as our executive officers and directors. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Our Affiliates’ Interests in Other Steadfast Affiliates

General

Our executive officers, one of our directors and the key real estate professionals who perform services for us on behalf of our advisor are also officers, directors, managers, and/or key professionals of our sponsor, the dealer manager and other affiliated entities. These persons have legal obligations with respect to those entities that are similar to, and may from time to time conflict with, their obligations to us and our stockholders. In the future, these persons and other affiliates may organize other real estate programs and acquire, own and manage for their own account real estate investments that may be suitable for us. Certain of our executive officers, directors and the key real estate professionals who perform services for us on behalf of our advisor also currently owe fiduciary obligations to approximately 39 real estate programs that are currently sponsored by or affiliated with our sponsor.

Our sponsor and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, management, leasing or sale of real property or investing in real estate-related assets. None of the affiliates of our sponsor are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

Allocation of Our Affiliates’ Time

We rely on the key real estate professionals who act on behalf of our advisor for the day-to-day operation of our business. These real estate professionals are also executive officers of our sponsor and its affiliates. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions effecting us, the amount of proceeds raised in this offering and our ability to locate and acquire investments that meet our investment objectives. Since these real estate professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these real estate professionals will face conflicts of interest in allocating their time among us, our advisor, other Steadfast affiliates and other business activities in which they are involved. This could result in actions that are more favorable to other Steadfast affiliates than to us. However, we believe that our advisor and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to all of the activities of the Steadfast affiliates in which they are involved.

Competition

We may compete with other Steadfast affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Steadfast affiliates. Our advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our sponsor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Steadfast affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another

Steadfast affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Steadfast affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ leasing agents, developers, contractors or building managers.

Affiliated Dealer Manager

The dealer manager, Steadfast Capital Markets Group, LLC, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though the dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. The dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Steadfast affiliates that may have investment objectives similar to ours.

Affiliated Property Managers

Our property managers will perform property management services for us and our operating partnership. Our property managers are affiliated with our advisor, and in the future there is potential for a number of the members of our advisor’s management team and our property managers to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our advisor and our property managers were unaffiliated and did not share any employees or managers. In addition, given that our property managers are affiliated with us, our agreements with our property managers will not be at arm’s-length; however, as a result of our property managers’ affiliation with us, all of our agreements with our property managers will require approval by a majority of our board of directors (including a majority of our independent directors) as being fair and reasonable to us and on terms and conditions no less favorable to us than those available to unaffiliated third parties. Notwithstanding the foregoing, we will nevertheless not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Joint Ventures with Our Affiliates

We may enter into joint ventures or other arrangements with our affiliates to acquire and manage real properties and other real estate assets, subject to approval by our board of directors and the separate approval of our independent directors, including a determination that the investment is fair and reasonable to us and on substantially the same terms and conditions as those received by our affiliates. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of a real property or real estate-related asset may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees and property management fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders.

Additionally, in advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fact that a liquidity event will likely cause a termination of the advisory agreement resulting in the cessation of fees payable to our advisor and its affiliates. Conversely, upon a liquidity event, our advisor and affiliates may be entitled to receive disposition fees as well as potential consideration related to the conversion of the shares of our convertible stock held by our advisor. In each case, the interests of our advisor may conflict with our stockholders’ interests.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the investment management fees and acquisition fees payable to our advisor are based on the cost of assets we acquire and will generally be payable regardless of the performance of the investments we make, and thus may create an incentive for the advisor to accept a higher purchase price for assets or to purchase assets that may not otherwise be in our best interest. Additionally, the property management fees payable to our property managers will generally be payable regardless of the quality of services provided to us.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Allocation of Corporate Overhead

We have agreed to reimburse our advisor for its expenses incurred in providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities, information technology costs, and employee costs; provided, however we will not reimburse employee costs in connection with services for which our advisor receives acquisition fees, disposition fees or investment management fees. See “Management Compensation — Other Operating Expenses.” The amount of our reimbursement of expenses must be approved by a majority of our independent directors. Our advisor may face conflicts of interest in making its determination of the amount of expenses to be allocated to us and to the other operations of our affiliates.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our sponsor or affiliates of our sponsor. We, our sponsor, our advisor and other affiliates share certain of the same executive officers and key employees. When these real estate professionals direct an investment opportunity to our sponsor, us or any other affiliate, they, in their sole discretion, will have to determine the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. The advisory agreement requires that this determination be made in a manner that is fair without favoring our sponsor or any other affiliate. The factors that these real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

•	the investment objectives and criteria of our sponsor and other affiliates;

•	the cash requirements of our sponsor and its affiliates;

•	the portfolio of our sponsor and its affiliates by type of investment and risk of investment;

•	the policies of our sponsor and its affiliates relating to leverage;

•	the anticipated cash flow of the asset to be acquired;

•	the income tax effects of the purchase;

•	the size of the investment; and

•	the amount of funds available to our sponsor and its affiliates and the length of time such funds have been available for investment.

If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity.

Independent Directors

Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is reasonable and is applied fairly to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by our board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement, and the agreement with the dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

The independent directors shall record these factors in the minutes of the meetings at which they make such evaluations. Our independent directors will not approve the renewal of the advisory agreement for another one-year term if they determine that the compensation that we pay to our advisor and its affiliates is not reasonable in relation to the nature and quality of the services performed based upon the factors set forth above. In such circumstances, we would expect our independent directors to negotiate changes to the fees payable to our advisor and its affiliates in connection with the renewal of the advisory agreement. If the result of such negotiations were not acceptable to our independent directors, our independent directors could ultimately determine that it is in the best interests of our stockholders to hire a third party to serve as our advisor.

Acquisitions, Leases and Sales Involving Affiliates

We will not acquire or lease properties in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value. We will not sell or lease properties to our advisor or its affiliates or to our directors unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management — The Advisory Agreement.”

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs sponsored, managed or advised by our sponsor, Steadfast REIT Investments, LLC, and its affiliates, which we refer to as “prior real estate programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which are included in Appendix A to this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase shares of our common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of real property and real estate-related assets in which we invest, the stage of investment and our place in the capital structure for our investments. As our investment portfolio is unlikely to mirror in any of these respects the investments made by the prior real estate programs discussed below, the returns to our stockholders will vary from those generated by the prior real estate programs. In addition, all of the prior real estate programs discussed below were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. Neither our sponsor nor any of its affiliates has significant experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs discussed below will be indicative of our future performance. See the Prior Performance Tables located in Appendix A of this prospectus.

Our Sponsor

Our sponsor, Steadfast REIT Investments, LLC, is a member of Steadfast Companies, a group of integrated real estate investment and development companies organized in 1994 by Rodney F. Emery that acquire, develop and manage real estate within the United States and Mexico. The management team of Steadfast Companies is led by Mr. Emery, who has over 35 years experience in commercial real estate investment and asset management. Steadfast Companies currently owns and/or operates approximately 14,500 multifamily units, five retail shopping malls, three resort hotel properties in Mexico and various other commercial real estate developments. Steadfast Companies operates its real estate holdings through four divisions: Residential Properties, Commercial Properties, Business Properties, and Resort Properties. Steadfast Companies currently employs a staff of over 400 professionals.

During the ten year period ended December 31, 2008, Steadfast Companies has, directly and indirectly, sponsored 62 privately offered prior real estate programs. These prior real estate programs raised approximately $326 million from investors and invested primarily in multifamily, office, retail, industrial and hospitality properties.

We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate programs sponsored by Steadfast Companies. To the extent that these programs have the same or similar objectives as ours or involve similar or nearby properties, the programs may be in competition with the properties we acquire or seek to acquire.

Prior Performance

The Prior Performance Tables included in Appendix A to this prospectus set forth information regarding certain prior real estate programs with investment objectives similar to ours, as of the dates indicated therein, as to: (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results (Table III); (4) results of completed prior real estate programs (Table IV); and (5) results of sales or disposals of properties for prior real estate programs (Table V). Additionally, Table VI contained in Part II of the registration statement of which this prospectus is a part provides certain additional information relating to properties acquired by certain prior real estate programs. Upon written request, we will furnish a copy of such table to you free of charge.

Summary Information

Capital Raising

During the ten year period ended December 31, 2008, the total amount of funds collectively raised from investors in the 62 prior real estate programs was approximately $326 million. These funds were invested in 158 real estate projects throughout the United States and Mexico, inclusive of multifamily, retail, office, industrial, and hospitality properties, with an aggregate cost (including initial equity, initial debt, and subsequent property repositioning costs through additional equity and/or financing), of approximately $1.4 billion. An aggregate of 341 individuals invested in the prior real estate programs, some of which invested capital in multiple properties. See Table I and Table II of the Prior Performance Tables for more detailed information about the experience of Steadfast Companies in raising and investing funds and compensation paid to Steadfast Companies as the sponsor of certain prior real estate programs with investment objectives similar to ours.

Investments

During the ten year period ended December 31, 2008, the prior real estate programs acquired 158 real estate projects, inclusive of 143 existing developments, 12 ground-up developments and three raw land investments, located in 19 states in the United States and five cities in Mexico. The table below provides further information about the geographic distribution of these properties:

Properties Acquired

		Approximate Percentage of
Location	Property Count	Property Count

United States:
Arizona	3	2%
California	52	34
Colorado	4	3
Florida	4	3
Hawaii	1	1
Idaho	17	11
Illinois	4	3
Michigan	1	1
Montana	7	5
New Mexico	5	3
Nevada	11	7
Oregon	11	7
Pennsylvania	4	3
South Carolina	2	1
Texas	2	1
Utah	2	1
Virginia	2	1
Washington	18	12
Wisconsin	2	1

Sub Totals	152	100
Mexico:
Cabo San Lucas	2	32
Ixtapa	1	17
La Paz	1	17
Manzanillo	1	17
San Luis R.C.	1	17

Sub Totals	6	100
United States	152	96
Mexico	6	4

Grand Totals	158	100%

The following table provides a breakdown of the properties acquired by the prior real estate programs for the ten year period ended December 31, 2008, categorized by property type:

Properties Acquired

		As an Approximate
		Percentage of the
Property Type	Number	Aggregate Cost

Commercial:
Office	10	16%
Industrial	2	3
Retail	10	31
Hotels/Casinos	5	3
Raw Land	7	4
Multifamily	124	43

Total:	158	100%

These properties were financed with a combination of debt and offering proceeds.

Dispositions

The prior real estate programs sold 31 of the 158 properties they had acquired during the ten year period ended December 31, 2008, or approximately 20% of the total properties they had acquired, for an aggregate sum of approximately $540 million. Some of the properties sold were originally acquired as part of a portfolio acquisition, and the corresponding purchase price of these properties was based on an internal allocation of the acquisition price amongst the properties in the respective portfolio as compared to a third-party arms length transaction. The total cost of the properties sold was approximately $418 million.

Three Year Summary of Acquisitions

In the three year period ended December 31, 2008, the prior real estate programs acquired 32 properties, through individual and portfolio acquisitions, for an aggregate purchase price of approximately $292 million. The following table provides additional information about these acquisitions:

Portfolio Acquisition:

	Project Name	City	State	Acquisition Date	Type	Cost

1	Atherton I	Butte	MT	9/1/06	Multifamily
2	Atherton II	Butte	MT	9/1/06	Multifamily
3	Balmoral I	Hailey	ID	9/1/06	Multifamily
4	Balmoral II	Hailey	ID	9/1/06	Multifamily
5	Banbridge	Sparks	NV	9/1/06	Multifamily
6	Carnoustie I	Shelley	ID	9/1/06	Multifamily
7	Carnoustie II	Shelley	ID	9/1/06	Multifamily
8	Castlebar I	Bozeman	MT	9/1/06	Multifamily
9	Castlebar II	Bozeman	MT	9/1/06	Multifamily
10	Devon	Twin Falls	ID	9/1/06	Multifamily
11	Gleneagles	Twin Falls	ID	9/1/06	Multifamily
12	Hanbury Manor	Logan	UT	9/1/06	Multifamily
13	Mallard Cove	Caldwell	ID	9/1/06	Multifamily
14	Maryland Village I	Nampa	ID	9/1/06	Multifamily
15	Maryland Village II	Nampa	ID	9/1/06	Multifamily
16	Parkwood	Nampa	ID	9/1/06	Multifamily
17	Portstewart	Caldwell	ID	9/1/06	Multifamily
18	Roscrea	Price	UT	9/1/06	Multifamily
19	Tramore	Meridian	ID	9/1/06	Multifamily
20	Troon	Lewiston	ID	9/1/06	Multifamily
21	Turnberry	Lewiston	ID	9/1/06	Multifamily
22	Westport	American Falls	ID	9/1/06	Multifamily

	Sub Total — Portfolio Acquisitions					$3,888,750

Individual Property Acquisitions:

23	Everett Plaza (Greenfield)	Everett	WA	4/17/06	Land	3,086,080
24	Stone Point I	Roseville	CA	12/8/06	Land	8,576,939
25	Stone Point II	Roseville	CA	12/8/06	Land	6,048,338
26	Lexington Green	El Cajon	CA	4/19/07	Multifamily	23,737,024
27	Woodranch	Simi Valley	CA	4/25/07	Office	28,885,223
28	Villa Nueva	San Ysidro	CA	9/14/07	Multifamily	72,814,367
29	Sunrise Mall	Sacramento	CA	1/29/08	Retail	109,468,479
30	La Paz	La Paz	Mexico	2/6/08	Land	11,921,064
31	AMX Sonora Holdings	San Luis R.C.	Mexico	7/28/08	Casino	451,100
32	Foxview Apartments	Carpentersville	IL	12/23/08	Multifamily	23,050,000

	Sub Total — Individual Property Acquisitions					288,038,615

	Grand Total					$291,927,365

The total acquisition cost for the portfolio acquisition was approximately $3.9 million, of which approximately $2.1 million, or 52.7%, was financed with a hold back note from the seller with the balance of the acquisition costs funded from additional investors. The total acquisition and rehabilitation cost for individual property acquisitions was approximately $288.0 million, of which $207.7 million, or 72.1%, was financed with mortgage financing with the balance of the acquisition costs funded from additional investors.

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information regarding the acquisition of properties by the prior real estate programs during the three year period ending December 31, 2008. Upon written request, we will provide a copy of such table to you free of charge.

Syndicated Tax Programs

In addition to the prior real estate programs described above, which have similar investment objectives to ours, Steadfast Companies has served as the general partner of 66 limited partnerships and a limited partner of 24 limited partnerships, referred to herein as the “syndicated tax programs,” during the ten year period ended December 31, 2008. The syndicated tax programs acquired and constructed or rehabilitated affordable apartment properties with funding provided by the syndication of Low Income Housing Tax Credits, or LIHTCs, issuance of tax-exempt municipal bond financing, and/or other government-sponsored subsidy programs such as those sponsored by the U.S. Department of Housing and Urban Development. The syndicated tax programs raised approximately $128 million from 24 investors and provided for the acquisition of over 11,500 multifamily units, the vast majority of which were made available to low income households at affordable rents. In addition, through the stock purchase of an affordable housing company, Steadfast Companies affiliates also serve as the managing partner of 14 syndicated tax funds where they provide monitoring and asset management services for four institutional investors that collectively invested over $232 million. The primary investment objectives of the syndicated tax programs is to provide certain tax benefits to owners in the form of tax credits, which each syndicated tax program’s limited partners could use to offset income from other sources.

Adverse Business Developments

The recent downturn in the economy and accompanying credit crisis has had an adverse impact upon certain prior real estate programs sponsored by Steadfast Companies. As is common among commercial property owners during this type of economic downturn, the rate of leasing of available space within commercial projects held by Steadfast Companies has declined, and the rental rates achieved for such properties during this period have been adversely impacted. However, the adverse effects experienced by Steadfast Companies to date have not been significant. The maturing debt problems that have negatively impacted many commercial property owners due to the current credit crisis also has not been an issue for Steadfast Companies as none of its outstanding debt matures prior to 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly formed company and have no operating history. We are dependent upon proceeds received from this offering to conduct our proposed activities. The capital required to purchase our investments will be obtained from the offering and from any indebtedness that we may incur in connection with the investment or thereafter. We have initially been capitalized with $202,007, $200,007 of which was contributed by our sponsor on June 12, 2009 in exchange for 22,223 shares of our common stock and $1,000 of which was contributed by our advisor on July 10, 2009 in exchange for 1,000 shares of our convertible stock. In addition, our advisor has invested $1,000 in our operating partnership in exchange for its limited partnership interests. We have no commitments to acquire any investments or to make any other material capital expenditures.

On October 13, 2009, we commenced a private offering of up to $94,000,000 in shares of our common stock, subject to an option to increase the offering by up to $18,800,000 in shares of our common stock, at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers), which we refer to as the “private offering.” We are offering shares of our common stock for sale in the private offering pursuant to a confidential private placement memorandum and only to persons that are “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of          , 2010, we had received aggregate gross offering proceeds, net of certain discounts, of approximately $      from the sale of approximately           shares in the private offering. We intend to terminate the private offering upon the commencement of this offering.

Steadfast Income Advisor, LLC is our advisor. Subject to certain restrictions and limitations, our advisor will manage our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor also will source and present investment opportunities to our board of directors. Our advisor will also provide investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business will be conducted through Steadfast Income REIT Operating Partnership, L.P., our operating partnership. We are the sole general partner of our operating partnership. The initial limited partner of our operating partnership is our advisor. As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.

Our advisor may, but is not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Factors Which May Influence Results of Operations

Rental Income

The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space, to lease currently available space and lease space available from unscheduled lease terminations at the existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Offering Proceeds

Our ability to invest in properties and other real estate-related assets will depend upon the net proceeds raised in the offering and our ability to finance the acquisition of such assets. If we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments resulting in less diversification in terms of the number of investments owned resulting in fewer sources of income. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher which could affect our net income and results of operations.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders.

In addition, these laws, rules and regulations create new legal grounds and theories for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Critical Accounting Policies

Below is a discussion of the accounting policies that we believe will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation

We will have to make subjective assessments as to the useful lives of our depreciable assets. These assessments will have a direct impact on our net income, because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of these investments. We consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	7-10 years

Real Estate Purchase Price Allocation

In accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 805, Business Combinations, we will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years. Acquisition costs will generally be expensed as incurred.

We will measure the aggregate value of other intangible assets acquired based on the difference between (1) the property valued with existing in-place leases adjusted to market rental rates and (2) the property valued as if vacant. Our estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by us in our analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We will also consider information obtained about each property as a result of our preacquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, we will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. We will also estimate costs to execute similar leases, including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics that we will consider in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocation, which would impact the amount of our net income.

Impairment of Real Estate Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, we will assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis we do not believe that we will be able to recover the carrying value of the asset, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by ASC Topic 360, Property, Plant and Equipment, or ASC 360.

Projections of future cash flows require us to estimate the expected future operating income and expenses related to an asset as well as market and other trends. The use of inappropriate assumptions in our future cash flows analyses would result in an incorrect assessment of our assets’ future cash flows and fair values and could result in the overstatement of the carrying values of our real estate assets and an overstatement of our net income.

Real Estate Loans Receivable and Loan Loss Reserves

Real estate loans will be classified as held for investment based on our intent and ability to hold the loans for the foreseeable future. Real estate loans held for investment will be recorded at amortized cost and evaluated for impairment at each balance sheet date. The amortized cost of a loan is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan. The real estate loans receivable will be reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall.

We will record real estate loans held for sale at the lower of amortized cost or fair value. We will determine fair value for loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, we will consider other factors in estimating fair value, including modeled valuations using assumptions we believe a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of the loan, we will record a valuation allowance to write the loan down to fair value.

Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

Marketable Real Estate-Related Assets

We will classify certain real estate-related assets in accordance with ASC Topic 320, Investments — Debt and Equity Securities. We anticipate that the majority of the real estate-related assets we purchase will be classified as available-for-sale. We will record available-for-sale investments at fair value with unrealized gains and losses, net of deferred taxes, recorded to accumulated other comprehensive income (loss) within stockholders’ equity. Estimated fair values will generally be based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in such investments. If we are unable to obtain prices for our investments from third parties, or conclude that prices obtained from third parties are influenced by distressed market activity, then we will perform internal valuations to arrive at a fair value measurement that is consistent with ASC Topic 820, Fair Value Measurements and Disclosures. Generally, changes in the fair value of available-for-sale investments will not affect reported earnings or cash flows, but will impact stockholders’ equity and, accordingly, book value per share. Upon the sale of an investment, we will reverse the unrealized gain (loss) from accumulated comprehensive income and record the realized gain (loss) to earnings. Investments classified as held-to-maturity will be recorded at amortized cost with acquisition premiums and discounts amortized to interest income over the life of the security using the effective interest method.

We will monitor available-for-sale and held-to-maturity investments for impairment on a quarterly basis. We will recognize an impairment loss when we determine that a decline in the estimated fair value of a investment below its amortized cost is other-than-temporary. We will consider many factors in determining whether the impairment of an investment is deemed to be other-than-temporary, including, but not limited to, the length of time the investment has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability to hold the investment for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings, and recent changes in such ratings. Determining whether impairment of an investment is other-than-temporary involves a significant amount of judgment.

We will account for certain purchased real estate-related assets that are beneficial interests in securitized financial assets that are rated below “AA” in accordance with ASC Topic 325, Investments — Other, or ASC 325. Under ASC 325, we will review on a quarterly basis, the projected future cash flows of these investments for changes in assumptions due to prepayments, credit loss experience and other factors. When significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, we will calculate a revised yield based upon the current reference amount of the investment, including any other than temporary impairments recognized to date, and the revised estimate of cash flows. We will apply the revised yield prospectively to recognize interest income. If based on our quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flow is less than the present value previously estimated, an other-than-temporary impairment will be deemed to have occurred. When we deem an investment to be other-than temporarily impaired, we are required to distinguish between other-than temporary impairments related to credit and other-than-temporary impairments related to other factors (e.g., market fluctuations) on our securities that we do not intend to sell and where it is not likely that we will be required to sell the security prior to the anticipated recovery of its amortized cost basis. We calculate the credit component of the other-than-temporary impairment as the difference between the amortized cost basis of the security and the present value of its estimated cash flows discounted at the yield used to recognize interest income. The credit component will be charged to earnings and the component related to other factors will be recorded to other comprehensive income (loss). Estimating cash flows and determining whether there is other-than-temporary impairment requires us to exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated payments, loss assumptions, and assumptions with respect to changes in interest rates. As a result, actual impairment losses and the timing of income recognized on these securities could materially differ from reported amounts.

Revenue Recognition

We will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred. We will recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realizable.

We will make estimates of the collectibility of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectibility of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We will recognize gains on sales of real estate pursuant to the provisions of ASC 360. The specific timing of a sale will be measured against various criteria in ASC 360 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Distribution Policy

We expect to authorize and declare daily distributions that will be paid on a monthly basis. We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which we make our first real estate investment. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Your distributions will begin to accrue on our acceptance of your subscription.

Generally, our policy will be to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced.

In order to provide additional available funds for us to pay distributions, under certain circumstances our obligation to pay all fees due to the advisor pursuant to the advisory agreement will be deferred up to an aggregate amount of $5 million during our offering stage. If, during any calendar quarter during our offering stage, the distributions we pay exceed our funds from operations (as defined by NAREIT), plus (1) any acquisition expenses and acquisition fees expensed by us that are related to any property, loan or other investment acquired or expected to be acquired by us and (2) any non-operating, non-cash charges incurred by us, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which we refer to as our “adjusted funds from operations,” the payment of fees we are obligated to pay our advisor will be deferred in an amount equal to the amount by which the distributions paid to our stockholders for the quarter exceed our adjusted funds from operations up to an amount equal to a 7.0% cumulative non-compounded annual return on stockholders’ invested capital, prorated for such quarter. For a discussion of how we calculate funds from operations, see “— Funds From Operations.” We are only obligated to pay our advisor for these deferred fees if and to the extent that our cumulative adjusted funds from operations for the period beginning on the date of the commencement of this offering through the date of any such payment exceed the lesser of (1) the cumulative amount of any distributions paid to our stockholders as of the date of such payment or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from the commencement of this offering through the date of such payment. Our obligation to pay the deferred fees will survive the termination of the advisory agreement and will continue to be subject to the repayment conditions above. We will not pay interest on the deferred fees if and when such fees are paid to our advisor. The amount of fees that may be deferred as described above is limited to an aggregate of $5 million.

We will accrue the probable and estimable amount of deferred fees and the deferred fees will continue to accrue until the fees are either paid or it becomes remote that the fees will be paid to our advisor. We anticipate that any deferred fees will ultimately be paid and therefore will be accrued when incurred.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States, or GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2010. We expect to have little or no taxable income prior to electing REIT status. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced operations.

Liquidity and Capital Resources

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds from persons who are not affiliated with us or our advisor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect that our overall borrowings will be 65% or less of the cost of our investments, although we expect to exceed this level during our offering stage in order to enable us to quickly build a diversified portfolio. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit only under certain circumstances.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for sales commissions and the dealer manager fee and payments to our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us to the extent that sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. During our operating stage, we expect to make payments to our advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.”

Our principal demand for funds will be to acquire properties and real estate-related assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current cash balances;

•	public offerings;

•	various forms of secured financing;

•	borrowings under master repurchase agreements;

•	equity capital from joint venture partners;

•	proceeds from our operating partnership’s private placements, if any;

•	proceeds from our distribution reinvestment plan; and

•	cash from operations.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners, our ability to obtain various forms of secured financing and proceeds from our operating partnership’s private placement, if any, will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short term liquidity requirements, we may also utilize additional secured and unsecured financings and equity capital from joint venture partners. We may also conduct additional public offerings. We expect these resources will be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

Inflation

Substantially all of our multifamily property leases will be for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit tenants to leave at the end of the lease term and therefore will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

With respect to other commercial properties, we expect to include provisions in our leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. We believe that shorter term lease contracts lessen the impact of inflation due to the ability to adjust rental rates to market levels as leases expire.

REIT Compliance

To qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of funds from operations, or FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We intend to compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper, which we refer to as the “White Paper,” and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance for REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Quantitative and Qualitative Disclosures about Market Risk

We may be exposed to interest rate changes. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 1,000 shares are designated as convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 22,223 shares of our common stock were issued and outstanding, 1,000 shares of our convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:                                                                     .

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to our advisor. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by persons purchasing shares in this offering.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•	we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock;

•	we list our common stock for trading on a national securities exchange; or

•	our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).

Upon the occurrence of any of the triggering events described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (1) our “enterprise value” (as determined in accordance with the provisions of our charter and defined below) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the aggregate purchase price paid for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will not be determined until the 31st trading day after the date of the listing. In the event of a termination or nonrenewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of our advisory agreement by our advisor.

The conversion formula will result in the convertible stock converting into a number of shares equal to approximately 10% of our outstanding common stock if the conversion occurs after stockholders have received at least the aggregate purchase price paid for the outstanding shares of our common stock plus an 8.0% cumulative, non-compounded annual return on the price paid for those outstanding shares. If the triggering event is the result of a sale of the company, the convertible stock will convert into a value equal to 10% of the excess of the consideration paid for the company plus the total distributions paid to our stockholders through such date over the aggregate purchase price paid for the outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock. The example set forth below illustrates how the conversion formula for our convertible stock would work based on a set of purely hypothetical facts in which a triggering event occurs prior to stockholders having received the aggregate purchase price paid for the outstanding shares of our common stock as of the date of the triggering event. The example set forth below assumes the following facts as of the date of the triggering event:

A.	We have sold shares in this offering and our private offering with an aggregate gross offering price of $1 billion.

B.	An 8.0% cumulative, non-compounded, annual return on the $1 billion of gross offering proceeds is equal to $80 million.

C.	Our enterprise value is equal to $1.2 billion.

D.	We have paid an aggregate of $60 million in distributions to stockholders.

E.	We have 101.5 million shares of common stock outstanding on an as-converted basis.

Step 1:  Calculate the numerator of the conversion equation, as follows:

Our enterprise value as of the date of the triggering event ($1.2 billion) plus total distributions paid to our stockholders through the date of the triggering event ($60 million) on the then outstanding shares of our common stock equals $1.26 billion.

minus

The aggregate gross offering price for the then outstanding shares of our common stock ($1 billion) plus an 8.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares ($80 million) equals $1.08 billion.

equals

$180 million ($1.26 billion minus $1.08 billion).

10.0% of $180 million equals $18.0 million.

Step 2:  Calculate the denominator of the conversion equation, as follows:

Our enterprise value ($1.2 billion) divided by the number of outstanding shares of our common stock on an as-converted basis (101.5 million) as of the date of the triggering event equals $11.8 per share.

Step 3:	Divide the numerator calculated in Step 1 by the denominator calculated in Step 2, as follows:

$18.0 million divided by $11.8 per share equals 1,525,424 shares.

Therefore, an aggregate of 1,525,424 shares of our common stock (or approximately 1,525 shares of our common stock per share of convertible stock) would be issuable to our advisor upon the conversion of our convertible stock upon any of the triggering events described above.

As used above and in our charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board of directors, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by our board of directors, including a majority of the independent directors and our advisor. If the holders of shares of convertible stock disagree with the value determined by our board of directors, then we and the holders of the convertible stock shall name one appraiser each and those two named appraisers shall promptly agree in good faith to the appointment of a third appraiser whose determination of our value shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and the holder of the convertible stock.

Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter. Further, if in the good faith judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2010, on a specific date and time set by our board of directors which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president and will be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of our liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which we make our first investment, and we expect to continue to make monthly distribution payments following the end of each calendar month. Once we commence paying distributions, we expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates. Each stockholder’s distributions will begin to accrue on the date we mail a confirmation of such stockholder’s subscription for shares of our common stock to such stockholder, subject to our acceptance of such stockholder’s subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, use offering proceeds or sell assets to make distributions. In addition, our sponsor and our advisor may advance funds to us to pay distributions and our advisor may defer its receipt of fees from us in order to enable us to pay distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our shares of common stock on a national securities exchange, nor is it expected that a public market for our shares of common stock will develop.

We can give no assurance that we will pay distributions solely from our cash flow from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments.

Our long-term policy will be to pay distributions from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments.

Our organizational documents permit us to pay distributions from any source, including loans, our advisor’s advances and deferral of fees and expense reimbursements and offering proceeds. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us will be reduced.

In order to provide additional funds for us to pay distributions, under certain circumstances our obligation to pay all fees due to the advisor pursuant to the advisory agreement will be deferred up to an aggregate amount of $5 million during our offering stage. If, during any calendar quarter during our offering stage, the distributions we pay exceed our funds from operations (as defined by NAREIT), plus (1) any acquisition expenses and acquisition fees expensed by us that are related to any property, loan or other investment acquired or expected to be acquired by us and (2) any non-operating, non-cash charges incurred by us, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which we refer to as our “adjusted funds from operations,” the payment of fees we are obligated to pay our advisor will be deferred in an amount equal to the amount by which the distributions paid to our stockholders for the quarter exceed our adjusted funds from operations up to an amount equal to a 7.0% cumulative non-compounded annual return on stockholders’ invested capital, prorated for such quarter. For a discussion of how we calculate funds from operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations.” We are only obligated to reimburse our advisor for these deferred fees if and to the extent that our cumulative adjusted funds from operations for the period beginning on the date of the commencement of this offering through the date of any such reimbursement exceed the lesser of (1) the cumulative amount of any distributions paid to our stockholders as of the date of such reimbursement or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from the commencement of this offering through the date of such reimbursement. Our obligation to pay the deferred fees will survive the termination of the advisory agreement and will continue to be subject to the repayment conditions above. No interest will accrue on the fees deferred by our advisor. The amount of fees that may be deferred as described above is limited to an aggregate of $5 million.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share; provided, however, that if we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated net asset value per share, the then current public offering price of shares of our common stock and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of limited partnership interests in our operating partnership may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at the same price as shares of our common stock.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Material U.S. Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Plan

Our share repurchase plan may provide an opportunity for you to have your shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder. Prior to the completion of our offering stage (as defined below), the purchase price for shares repurchased under our share repurchase plan will be as follows:

Repurchase Price as a
Percentage of
Offering Price
Share Purchase Anniversary	on Repurchase Date

Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years	100.0%

The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales. Prior to the completion of our offering stage, the purchase price per share for shares redeemed upon the death or disability of a stockholder will be equal to the average issue price per share for all of the holder’s shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) reduced by the aggregate amount of net sale proceeds per share, if any, distributed to the stockholder prior to the redemption date as a result of the sale of one or more of our assets that constitute a return of capital.

Notwithstanding the foregoing, following the completion of our offering stage, shares of our common stock will be repurchased at a price equal to a price based upon our most recently established estimated net asset value per share, which we will publicly disclose every six months beginning no later than six months following the completion of our offering stage based on periodic valuations by independent third party appraisers and qualified independent valuation experts selected by our advisor. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the repurchase date. The current offering price of shares of our common stock used to calculate the purchase price per share for shares repurchased prior to the completion of our offering stage will be the offering price as of the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority will be given to redemption requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase plan and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given redemption period as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability; and, next, pro rata as to other redemption requests.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. We presently intend to limit the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors. There is no fee in connection with a repurchase of shares of our common stock.

The aggregate amount of repurchases under our share repurchase plan is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund repurchase requests pursuant to the 5% limitation outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. The number of shares of our common stock that we may repurchase will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of applicable quarter.

In addition, our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase plan.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he or she otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future and seeks to pursue internalizing our management functions through a business combination with our advisor, our board of directors will form a special committee comprised entirely of our independent directors to consider a possible business combination with our advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•	the special committee receives an opinion from a qualified investment banking firm, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Notwithstanding the foregoing, unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of an entity that would be created or would survive after the successful completion of a roll-up transaction, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “— Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of investment management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year. Our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of any such transactions.

Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as material property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements and annual and quarterly reports.

Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. You will have the option to “unsubscribe” from the election of electronic delivery of documents on our website. In addition, every electronic communication sent by us will include a website link that will direct you to the website page where such changes to the election to receive electronic delivery of documents can be made. However, in order for us to be properly notified, your revocation must be given to us within a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

In addition to providing information mandated by our charter and the Securities Act and Exchange Act as set forth above, we intend to post on our website at www.steadfastcompanies.com, and file with the SEC, certain monthly operational data each month with respect to each real property in our portfolio. This information may include occupancy levels, average rental rates and data regarding property-level competition. We believe that posting this additional operational data will benefit investors by consistently providing current information and greater transparency with respect to the performance of our investments.

Estimated Net Asset Value per Share

In addition to the information described under “— Reports to Stockholders” above, we will publicly disclose an estimated net asset value per share of our common stock every six months beginning no later than six months following the completion of our offering stage (as defined below). Our estimated net asset value per share will be determined by our board of directors based upon periodic valuations of all of our assets by independent third party appraisers and qualified independent valuation experts selected by our advisor. At the beginning of each calendar year following the completion of our offering stage, our advisor will develop a staggered valuation plan with the objective of having approximately 25% of all of our real estate properties, by value, valued each quarter by independent appraisers. The valuation plan will be updated quarterly as necessary such that each real estate property will be valued by an independent appraiser at least once during every calendar year. Our real estate related assets will be valued quarterly by qualified independent valuation experts, except in the case of liquid securities, which will be valued quarterly by our advisor based on publicly available information or information provided by third party pricing vendors. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through this offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Our estimated net asset value per share may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated net asset value per share in connection with changing the offering price of our shares.

If we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan based upon changes in our estimated net asset value per share, as calculated by our advisor, and other factors that our board of directors deems relevant. See “Plan of Distribution — Offering Price.” In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. The factors considered by our board of directors in determining to revise the offering price may include, in addition to changes in our net asset value, our historical and anticipated results of operations and financial condition, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospective investments made by our advisor and the expected execution of our investment and operating strategies. In connection with revising the offering price, we will disclose the various factors considered by our board of directors in making such determination and the general trends or circumstances relating to the factors considered by our board of directors in making their determination.

Liquidity Events

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, each of which is referred to as a “liquidity event,” including the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. In making the decision regarding which type of liquidity event to pursue, our board of directors will try to determine which available alternative method would result in the greatest value for our stockholders. Our board of directors has determined that it will evaluate whether to pursue a possible liquidity event no later than January 1, 2015. If we have not determined to pursue a liquidity event by December 31, 2016, our charter requires that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determines that liquidation is not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation, and we could continue to operate as before. If, however, we sought and obtained stockholder approval of a liquidation, we would begin an orderly sale of our assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally, the liquidity needs of our stockholders and the federal income tax consequences to our stockholders.

In assessing whether to list our shares on a national securities exchange or pursue another type of liquidity event, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If our board of directors believed that it would be difficult for stockholders to dispose of their shares if our shares were listed, then that factor would weigh against listing our shares. However, this would not be the only factor considered by our board of directors. If listing our shares still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, our board of directors may still opt to pursue listing our shares in keeping with its obligations under Maryland law. Our board of directors would also likely consider whether there was a significant demand among our stockholders to sell their shares when making decisions regarding whether to pursue listing our shares or another type of liquidity event. The degree of participation in our distribution reinvestment plan and the number of requests for repurchases under our share repurchase plan at the time could be an indicator of stockholder demand to sell their shares.

OUR OPERATING PARTNERSHIP

General

Our operating partnership was formed on July 6, 2009 to acquire and hold investments on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for limited partnership interests in our operating partnership from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for limited partnership interests on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of common stock in a REIT.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to limited partnership interests which are equivalent to the distributions made to our stockholders. Finally, a holder of limited partnership interests in our operating partnership may later exchange his limited partnership interests for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

We are the sole general partner of our operating partnership. Our advisor is currently the only limited partner of our operating partnership. For its limited partnership interests in our operating partnership, our advisor has contributed $1,000 to our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

If we ever decide to acquire properties in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership, or the operating partnership agreement, to provide for redemption rights to the holders of limited partnership interests substantially as set forth under “— Redemption Rights” below.

The following is a summary of certain provisions of the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for limited partnership interests. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and

(3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement generally provides that our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a monthly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one limited partnership interest will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the limited partnership interests).

Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of limited partnership interests in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following our liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our real properties and real estate-related assets, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but not be limited to, all:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

If we decide to acquire properties in exchange for limited partnership interests in our operating partnership, we expect to amend and restate the limited partnership agreement of our operating partnership to provide holders of limited partnership interests with customary redemption rights. We expect the limited partners of our operating partnership would have the right to cause our operating partnership to redeem all or a portion of their limited partnership interests for, at our sole discretion, cash equal to the value of an equivalent number of our shares of common stock, shares of our common stock or a combination of both. If we elect to redeem limited partnership interests for cash, the cash delivered will generally equal the amount the limited partner would have received if its limited partnership interests were redeemed for shares of our common stock and then such shares were subsequently repurchased pursuant to our share repurchase plan.

Limited partners, however, would not be able to exercise this redemption right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their redemption rights only after their limited partnership interests had been outstanding for one year. A limited partner could not deliver more than two redemption notices each calendar year and would not be able to exercise a redemption right for less than $1,000 in limited partnership interests, unless such limited partner held less than $1,000 in limited partnership interests. In that case, he or she would be required to exercise his or her redemption right for all of his or her limited partnership interests.

Change in General Partner

We will generally not be able to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (unless we transfer our interest to a wholly owned subsidiary). If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners will not be able to transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Operating Partnership Agreement

Amendments to the amended and restated operating partnership agreement will require the consent of the holders of a majority of the limited partnership interests including the limited partnership interests we and our affiliates held. Additionally, we, as general partner, will be required to approve any amendment to the amended and restated operating partnership agreement. Certain amendments to the amended and restated operating partnership agreement will have to be approved by a majority of the limited partnership interests held by third party limited partners.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 4343 Von Karman Avenue, Suite 300, Newport Beach, California 92660.

Number of
Shares
	Beneficially	Percent of
Name of Beneficial Owner(1)	Owned	All Shares

Steadfast REIT Investments, LLC(2)	22,223	100%
Rodney F. Emery(2)	22,223	100%
J. Grayson Sanders	—	—
Dinesh Davar	—	—
Ana Marie del Rio	—	—
Scot B. Barker	—	—
Larry H. Dale	—	—
Jeffrey J. Brown	—	—
All Directors and Executive Officers as a Group	22,223	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this prospectus, Steadfast REIT Investments, LLC, our sponsor, owns all of our issued and outstanding stock. Steadfast REIT Investments, LLC is indirectly owned and controlled by Mr. Emery.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that you, as a stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Shareholders” and “— Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Shareholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, and a person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or foreign tax considerations.

This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of Steadfast Income REIT, Inc.

We intend to elect to be taxed as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirements. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

REIT Qualification

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirement. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Alston & Bird LLP will deliver an opinion to us that, commencing with our taxable year ending December 31 of the year in which we satisfy the minimum offering requirement, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “— Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.

Provided that we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the “2003 Act”) and subsequent legislation generally lowered the rate at which stockholders taxed as individuals are taxed on corporate dividends, from a maximum of 38.6% under prior law to a maximum of 15% (the same as long-term capital gains), for the 2003 through 2010 tax years, thereby substantially reducing, though not completely eliminating, the double taxation that have historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which, pursuant to the 2003 Act, will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses;

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below;

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our intended qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income;

•	In the event of a failure of the asset tests (other than certain de minimis failures), as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests;

•	In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we will be required to pay a penalty of $50,000 for each such failure;

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification-General”;

•	A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard;

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 10-year period following the acquisition from the subchapter C corporation, unless the subchapter C corporation elects to treat the transfer of the assets to the REIT as a deemed sale;

•	The earnings of our lower-tier entities that are subchapter C corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax; or

•	If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, recently issued IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or interests in taxable mortgage pools.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and

(7) which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year in which we elect to be taxed as a REIT.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, similar relief is available in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we were to fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT. Even if such relief provisions were available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership) are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in ‘‘— Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Taxable Subsidiaries.  A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the select real estate equity investments held by the REMIC, unless at least 95% of the REMIC’s assets are select real estate equity investments, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of select real estate equity investments, as well as income from some kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met, including the following. The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. To the extent a TRS provides such non-customary services to our tenants, we must pay the TRS at least 150% of the direct cost of providing the services to qualify for a safe harbor from certain penalty taxes on non-arm’s length transactions between a REIT and a TRS. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We will invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

A REIT which fails one or more of the asset requirements may nevertheless maintain its REIT qualification (other than a de minimis failure described below), if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which now has an expanded definition, and includes securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets, and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.

We intend to monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

(1) 90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be taxed at capital gains rates through 2010 and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We expect to enter into hedging transactions, from time to time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. Although the Treasury Department has not yet issued regulations to govern the treatment of stockholders, a portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” This income would nonetheless be subject to the distribution requirements that apply to the REIT, and could therefore adversely affect its liquidity. See “— Annual Distribution Requirements.” Moreover, the REIT’s excess inclusion income would be allocated among its stockholders. Recently issued IRS guidance indicates that excess inclusion income will be allocated among shareholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. To the extent that common stock owned by “disqualified organizations” is held in street name by a broker/dealer or other nominee, the broker/dealer or nominee would be liable for a tax at the highest corporate rate on the portion of excess inclusion income allocable to the common stock held on behalf of the disqualified organizations. See “Taxation of Steadfast Income REIT, Inc. — Taxation of REITs in General” for a discussion of “disqualified organizations.” A regulated investment company or other pass-through entity owning common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax-exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass-through entities and broker/dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our common stock.

If a subsidiary partnership of ours (not wholly owned by us directly or indirectly through one or more disregarded entities), such as our operating partnership, were a TMP or owned a TMP, the foregoing rules would not apply. Rather, the TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements, e.g., by causing us to be treated as owning more than 10% of the securities of a C corporation. Because we intend to hold substantially all of our assets through our operating partnership, we will not acquire interests in taxable mortgage pools and will attempt to avoid securitization structures that may be treated as taxable mortgage pools.

Tax Aspects of Investments in Partnerships

We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “— Effect of Subsidiary Entities — Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See “— Taxable Mortgage Pools.” If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Income Tests,” and in turn could prevent us from qualifying as a REIT. See

“— Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

Taxation of Holders of Our Common Stock

The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Taxation of U.S. Shareholders on Distributions on Our Common Stock.  As long as we qualify as a REIT, a taxable U.S. shareholder generally must take into account as ordinary income distributions made out of its current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

Dividends paid to corporate U.S. shareholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 15% tax rate for “qualified dividend income.” Legislation enacted in 2003 and 2006 reduced the maximum tax rate for qualified dividend income from 38.6% to 15% for tax years 2003 through 2010. Without future congressional action, the maximum tax rate on qualified dividend income will be 39.6% in 2011. Because we are not generally subject to federal income tax on the portion of our net taxable income distributed to our shareholders (see “— Taxation of Steadfast Income REIT, Inc. — Taxation of REITs in General”), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary dividends generally will be taxed at the higher tax rate applicable to ordinary income, which currently is a maximum rate of 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as TRSs; and (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. shareholder to the extent that it does not exceed the adjusted tax basis of the U.S. shareholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted tax basis in its common stock, such shareholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pays the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner to offset income they derive from our common stock, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 15% tax rate applicable to capital gains of U.S. shareholders taxed at individual rates). We will notify shareholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of U.S. Shareholders on the Disposition of Our Common Stock.  In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. shareholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other common stock within 30 days before or after the disposition.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 35%. However, the maximum tax rate on long-term capital gain applicable to U.S. shareholders taxed at individual rates is 15% (through 2010). Without future congressional action, the maximum tax rate on long-term capital gain applicable to U.S. shareholders will be 20% in 2011. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding.  We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt shareholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income will constitute unrelated business taxable income in the hands of most tax-exempt shareholders. See “— Taxation of Steadfast Income REIT, Inc. — Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	We qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of Steadfast Income REIT, Inc.. — Requirements for Qualification-General”); and

•	either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a holder of our common stock that is not a U.S. shareholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends.  A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “— Taxation of Steadfast Income REIT, Inc. — Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. shareholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends.  For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non- U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special 35% withholding rate for distributions to non-US shareholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. shareholder did not own more than 5% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-US shareholders or subject to withholding tax.

Non-Dividend Distributions.  A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

A non-U.S. shareholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we (i) are not a “United States real property holding corporation” during a specified testing period or (ii) are a domestically controlled qualified investment entity. We believe that we will not be a “United States real property holding corporation,” but no assurance can be provided that we will not become a “United States real property holding corporation” in the future. In addition, we believe that we will be a domestically controlled qualified investment entity, but we cannot assure you that we will be a domestically controlled qualified investment entity in the future. Even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. shareholder that owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non U.S. shareholder that is a corporation. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

U.S. Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain U.S. federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income our distributive share of our operating partnership’s income and deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to elect otherwise, it generally will be treated as a partnership for U.S. federal income tax purposes. Our operating partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our operating partnership will not elect to be treated as an association for U.S. federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) limited partnership interests are not traded on an established securities market and (2) limited partnership interests should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership but was not taxable as a corporation because of the qualifying income exception, however, holders of limited partnership interests would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of limited partnership interests would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the limited partner’s “entire interest” in our operating partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax.  A partnership is not a taxable entity for U.S. federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Operating Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the operating partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership.  Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. To the extent that our operating partnership acquires properties in exchange for limited partnership interests in our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Foreign Taxes

We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Internal Revenue Code that may be relevant to a prospective purchaser, including plans and arrangements subject to the fiduciary rules of ERISA (“ERISA Plans”), plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Internal Revenue Code, including IRAs, Keogh plans and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”) and governmental plans, church plans and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements which we refer to as Other Plans. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment. This discussion does not address all of the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether:

•	the investment will be in accordance with the documents and instruments covering the investments by such Benefit Plan or Other Plan;

•	in the case of an ERISA Plan, the plan fiduciary will be able to satisfy his responsibility to the plan whether the investment will provide sufficient liquidity;

•	the investment will produce UBTI to the Benefit Plan; and

•	the plan fiduciary will be able to value the assets in accordance with ERISA or other applicable law.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any party in interest or disqualified person with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. ERISA provides that the term “plan assets” generally is defined as under regulations prescribed by the Department of Labor. Regulations promulgated by the Department of Labor provide guidance, which we refer to as the plan assets regulation, as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the plan assets regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be plan assets, an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The plan assets regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions to the plan assets regulation described below.

Exception for “Publicly-Offered Securities”

If a Benefit Plan acquires publicly offered securities, the assets of the issuer of the securities will not be deemed to be plan assets under the plan assets regulation. The plan assets regulations define a publicly offered security as a security that is:

•	“widely-held;”

•	“freely transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933.

The plan assets regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon complete of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is freely transferable depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The plan assets regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in our shares is less than $10,000; thus, we believe the restrictions imposed in order to maintain our status as a REIT should not cause the shares to be deemed not to be freely transferable. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute publicly offered securities and, accordingly, we believe our underlying assets should not be considered plan assets under the plan assets regulation.

Exception for Operating Companies

Another exception in the plan assets regulations provides that “plan assets” will not include any of the underlying assets of an “operating company,” including a “real estate operating company” or a REOC, or a “venture capital operating company” or a VCOC. Under the plan assets regulation, an entity will qualify VCOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in venture capital investments, with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company, and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the plan assets regulation, an entity will constitute a REOC, if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate, and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

In the event that we determine that we fail to meet the publicly offered securities exception as a result of a failure to sell an adequate number of shares or the shares do not meet the requirements to be freely transferable, we intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. However, because of the uncertainty of the application of standards set forth in the plan assets regulation with respect to the operating company exception and because we currently own no real estate assets, we cannot assure that we will qualify for one of the operating company exceptions.

Exception for Insignificant Participation by Benefit Plan Investors

The plan assets regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by Benefit Plans is not significant. An equity participation in an entity is not deemed to be significant if Benefit Plans hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, we will prohibit Benefit Plan stockholders from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by Benefit Plans to less than 25%.

Other Prohibited Transactions

Regardless of whether the shares qualify for the publicly-offered security exception of the plan assets regulation, a prohibited transaction could occur if our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or plan assets or provides investment advice for a fee with respect to plan assets. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the benefit plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the benefit plan based on its particular needs.

Annual Valuation

A fiduciary of a Benefit Plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. To assist fiduciaries of a Benefit Plan subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our annual estimates of the current value of a share of our common stock to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We will begin establishing an estimated value per share of our common stock no later than six months after the completion of our offering stage (as defined below). In establishing an estimated value per share of our common stock, we intend to engage third party appraisers to provide periodic valuations of our real property assets and qualified independent valuation experts to provide periodic valuations of our non-real property assets and liabilities. Our board of directors will approve the estimated per share value established by these valuations, and the estimated per share value will be revised at least annually. We would report this estimated value per share in our annual report and the three quarterly reports that we publicly file with the SEC. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership).

With respect to the valuation of our shares, a plan fiduciary or IRA or similar account trustee or custodian should be aware of that of the following:

•	a value included in the annual statement may not be realized by us or by our stockholders upon liquidation (in part because the estimated values do not necessarily indicate the price at which assets could be sold and because the estimated may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	an annual statement of value (or the method used to establish value) may not comply with the requirements of ERISA or the Internal Revenue Code.

IRA and Keogh Investors

Although IRAs, Keogh plans and similar arrangements are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with disqualified persons and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs or Keogh plans. Our acceptance of an investment by an IRA or Keogh plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA or Keogh plan. In consultation with its advisors, each prospective IRA or Keogh plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the governing documents.

Acceptance of subscriptions of any Benefit Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that plan or that the investment is appropriate for such plan.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $2,000,000 and a maximum of $1,650,000,000 in shares of our common stock in this offering. We are offering up to 150,000,000 shares of our common stock in the primary offering and up to 15,789,474 shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 15,789,474 shares of our common stock initially allocated to our distribution reinvestment plan remain unsold after meeting anticipated obligations under our distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 15,789,474 shares of our common stock initially allocated to our distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 150,000,000 shares of our common stock allocated to be offered in the primary offering to our distribution reinvestment plan. Shares of our common stock are being offered to the public in the primary offering at an initial price of $10.00 per share, with discounts available for certain categories of purchasers, subject to adjustment if we extend this offering beyond two years from the date of its commencement, as described below. Shares of our common stock issued to our stockholders pursuant to the distribution reinvestment plan will be sold at an initial price of $9.50 per share, subject to adjustment if we extend this offering beyond two years from the date of its commencement, as described below.

We expect to sell the 150,000,000 shares of our common stock offered in the primary offering over a two-year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until          , 2013 (three years from the date of this prospectus). Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as          , 2013. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Because this is a “best efforts” offering, Steadfast Capital Markets Group, LLC, or Steadfast Capital Markets Group, the dealer manager, and the participating broker-dealers, must use only their best efforts to sell our shares of common stock and have no firm commitment or obligation to purchase any of our shares of common stock. Other than serving as dealer manager for this offering, Steadfast Capital Markets Group has no experience acting as a dealer manager for a public offering. We will pay the dealer manager a sales commission and a dealer manager fee, as discussed below. Our agreement with the dealer manager may be terminated by either party upon 60 days’ written notice. For additional information about the dealer manager, including information related to its affiliation with us and our advisor, see “Management — Affiliated Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Offering Price

Shares of our common stock are being offered to the public in the primary offering at an initial price of $10.00 per share, with discounts available for certain categories of purchasers, and shares of our common stock issued to our stockholders pursuant to the distribution reinvestment plan will be sold at an initial price of $9.50 per share. If we extend this offering beyond two years from the date of its commencement, our board of directors may, in its sole discretion, from time to time, change the price at which we offer shares to the public in the primary offering or pursuant to our distribution reinvestment plan. In such event, we expect that our board of directors would consider changes in our estimated net asset value per share, as calculated by our advisor, and other factors that our board of directors deems relevant, including, but not limited to, our historical and anticipated results of operations and financial conditions, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospects made by our advisor and expected execution of our investment and operating strategies. If we determine to change the price at which we offer shares, we do not anticipate that we will do so more frequently than quarterly. The adjusted offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares because certain fees and costs associated with this offering may be added to our estimated net asset value per share in connection with changing the offering price of our shares.

In the event that we revise the offering price in the primary offering or pursuant to our distribution reinvestment plan, we will disclose the factors considered by our board of directors in determining such revised offering price in a supplement to this prospectus. We have no obligation to adjust the offering price of our shares and any adjustment to the price at which we offer shares in the primary offering or pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors.

Minimum Offering

Subscription proceeds will be placed in escrow with our escrow agent,          until such time as subscriptions for $2,000,000 in shares of our common stock have been received and accepted by us. Shares purchased by our executive officers and directors, the dealer manager and our advisor or its affiliates will not count toward the minimum offering requirement. Subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash. During the period in which our escrow agent holds subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow and the amount to be returned to any subscriber from the escrow account will not be reduced for costs incurred by us in connection with the escrow.

If we do not meet the minimum offering requirement within one year from the date of this prospectus, (1) the escrow agent will promptly notify us, (2) this offering will be terminated and (3) the subscription payments held in the escrow account will be returned, with interest, within 10 business days after the date of termination. In such event, we must provide the escrow agent with Internal Revenue Service Form W-9 or other applicable tax form that the escrow agent may reasonably request. In the event that such tax reporting documents are not certified to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to withhold a portion of any interest or other income earned on the funds in the escrow account.

We have no right to extend the period in which the minimum offering requirement must be met. If we meet the minimum offering requirement within one year from the date of this prospectus, initial subscribers will be admitted as stockholders and the subscription funds held in escrow, including interest earned thereon, will be transferred to us by the escrow agent within ten days. Once the minimum offering requirement is met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Except as provided below, Steadfast Capital Markets Group, the dealer manager, will receive a sales commission of 6.5% of the gross proceeds from the sale of shares of our common stock in the primary offering. The dealer manager will also receive 3.5% of the gross proceeds from the sale of shares of our common stock in the primary offering in the form of a dealer manager fee as compensation for acting as the dealer manager. We will not pay any sales commission or dealer manager fee for shares of our common stock sold pursuant to our distribution reinvestment plan.

The dealer manager will authorize other broker-dealers who are members of FINRA to sell shares of our common stock. The dealer manager will re-allow all of its sales commissions from the sale of shares of our common stock in the primary offering to participating broker-dealers with respect to the shares of our common stock sold by them. The dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The amount of the re-allowance payable to any participating broker-dealer will be based on such factors as the number of shares of our common stock sold by the participating broker-dealer and the assistance of such participating broker-dealer in marketing this offering. We will also reimburse the dealer manager for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses that are included in detailed and itemized invoices.

In addition, to the extent we do not pay the full sales commission or dealer manager fee for shares of our common stock sold in the primary offering, we may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with this offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the primary offering, as required by the rules of FINRA.

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares of our common stock offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, the table below assumes that all shares are sold through distribution channels associated with the highest possible sales commissions and dealer manager fee.

Expense	Amount

Sales commissions	$97,500,000
Dealer manager fee	52,500,000

Total	$150,000,000

To the extent permitted by law and our charter, we will indemnify the dealer manager and participating broker-dealers against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.

Volume Discounts

In connection with sales of over $500,000 in shares of our common stock to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of the participating broker-dealer’s sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price payable by the qualifying purchaser for the shares of our common stock purchased by the qualifying purchaser. The net proceeds to us from sales of our common stock eligible for a volume discount will be the same as other sales of our common stock.

The following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

		Purchase
	Sales	Price per
Dollar Volume	Commission	Share to
of Shares Purchased	Percentage	Investor

$500,000 or less	6.5%	$10.00
$500,001 — $1,000,000	5.5%	$9.90
$1,000,001 — $2,000,000	4.5%	$9.80
$2,000,001 — $3,000,000	3.5%	$9.70
$3,000,001 — $5,000,000	2.5%	$9.60
$5,000,001 and above	1.5%	$9.50

All sales commission rates set forth in the table above are calculated assuming a purchase price per share of common stock of $10.00. We will apply the reduced per share purchase price and sales commission set forth in the table above to the entire purchase, not just the portion of the purchase which exceeds the $500,000 share purchase threshold. For example, a purchase of 200,000 shares of our common stock in a single transaction would result in a purchase price of $1,960,000 ($9.80 per share) and sales commissions of $90,000.

To qualify for a volume discount as a result of multiple purchases of shares of our common stock, an investor must use the same participating broker-dealer for each purchase and must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine multiple purchases for the purposes of qualifying for a volume discount if an investor fails to mark the “Additional Investment” space on the subscription agreement. Once an investor qualifies for a volume discount, the investor will be eligible to receive the benefit of such discount for subsequent purchases of shares in the primary offering made through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions, the volume discount will apply only to the current and future investments.

The following persons qualify as a “qualifying purchaser,” and, to the extent purchased through the same participating broker-dealer, may combine their purchases as a “single qualifying purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her subscription combined with others as a single qualifying purchaser, that person must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the sales commissions payable and the discounted share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.

Only shares of our common stock purchased in the primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount or count toward aggregate purchase amounts for the purposes of determining which purchase price discount level an investor is eligible for.

Volume discounts for residents of the State of California will be available in accordance with the volume discount levels set forth in the table above. However, with respect to residents of the State of California, no volume discounts will be granted to any group of purchasers and no subscriptions may be aggregated as part of a combined subscription for purposes of determining the dollar amount of shares purchased.

Other Discounts

The dealer manager has agreed to sell up to 5.0% of the shares of our common stock offered in the primary offering to persons to be identified by us at a discount from the public offering price. We will sell shares in this “friends and family” program at $9.10 per share, which price reflects that no sales commission will be charged on such sales and that the dealer manager fee will be reduced to 1.0% in connection with such sales. We intend to use the friends and family program to sell shares of our common to certain investors identified by us, including investors who have a prior business relationship with our sponsor, such as real estate brokers, joint venture partners and their employees, title insurance company executives, surveyors, attorneys and similar individuals, as well as our directors and officers and the officers and employees of our advisor and its affiliates. The net proceeds to us from sales of our common stock to persons identified by us pursuant to the friends and family program net of commissions and the reduced dealer manager fee will be substantially the same as the net proceeds we receive from other sales of shares of our common stock. Shares of our common stock purchased by affiliates of our advisor pursuant to the friends and family program will not count toward meeting the minimum offering requirement.

Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with the dealer manager) to reduce or eliminate the sales commission and the dealer manager fee. The amount of net proceeds to us will not be affected by reducing or eliminating sales commissions and the dealer manager fee payable in connection with sales to such institutional investors and affiliates.

Investors may also agree with the participating broker-dealer selling them shares (or with the dealer manager) to reduce the amount of sales commission to zero (1) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services or (2) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in shares of our common stock.

We may also sell shares at a discount to the primary offering purchase price through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee;”

•	has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares of our common stock through one of these channels in the primary offering, we will sell the shares at a 6.5% discount, or at $9.35 per share, reflecting that sales commissions will not be paid in connection with such purchases. We will receive substantially the same net proceeds for sales of shares through these channels as we do for other sales of shares. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

Subscription Procedures

To purchase shares of our common stock in this offering, an investor must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of subscription. Until such time as we have raised the $2,000,000 minimum offering amount, investors should make their checks payable to “           , as escrow agent for Steadfast Income REIT, Inc.” or “           , E.A. for Steadfast REIT.” Once we have raised the minimum offering amount, investors should make their checks payable to “Steadfast Income REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part for any or no reason. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. If an investor’s subscription is accepted, the subscription funds will be transferred into our general account and the investor will receive a notice of our acceptance and a confirmation of its purchase.

Investors are required to represent in the subscription agreement that they have received a copy of this prospectus. In order to ensure that an investor has had sufficient time to review this prospectus, we will not accept an investor’s subscription until at least five business days after the investor’s receipt of the final prospectus.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance of the subscription to the trustee.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock in this offering by an investor is a suitable and appropriate investment for the investor based on information provided by the investor regarding its financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that an investor:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares of common stock based on the investor’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the investor’s overall financial situation;

•	is in a financial position appropriate to enable the investor to realize the benefits of an investment in our shares of common stock, as described in this prospectus; and

•	has an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that an investor may lose its entire investment in shares of our common stock;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our sponsors and its affiliates; and

•	the tax consequences of an investment in shares of our common stock.

Relevant information for this purpose will include, but not be limited to, an investor’s age, investment objectives, investment experience, income, net worth, overall financial situation and other investments, as well as any other relevant factors. Our sponsor, those selling shares of our common stock on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares of our common stock in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for an investor.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of shares acquired by an investor, must also meet the net worth or income standards set forth under “Suitability Standards” immediately following the cover page of this prospectus.

Minimum Purchase Requirements

An investor must initially subscribe for at least $4,000 in our shares of common stock to be eligible to participate in this offering. Unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs in order to satisfy this minimum purchase requirement, provided that each such contribution is made in increments of $100. Investors should be aware that an investment in our shares will not, in and of itself, create a retirement plan and that, in order to create a retirement plan, an investor must also comply with all applicable provisions of the Internal Revenue Code.

After an investor has satisfied the applicable minimum purchase requirement, any additional purchases must be in increments of at least $100, with the exception of purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

Investments through IRA Accounts

          has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with          and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker-dealer or through the dealer manager at .

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of Steadfast Companies and its affiliates, property brochures and articles and publications concerning real estate.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters under the caption “Material U.S. Federal Income Tax Considerations” and passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet of Steadfast Income REIT, Inc. as of December 31, 2009 included in this prospectus and registration statement has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement, and, as permitted under SEC rules, does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We refer you to the registration statement and the exhibits to the registration statement for additional information relating to us. Statements contained in this prospectus as to the contents of any agreement or other document are only summaries of such agreement or document and in each instance, if we have filed the agreement or document as an exhibit to the registration statement, we refer you to the copy of the agreement or document filed as an exhibit to the registration statement.

Upon the effectiveness of the registration statement, we will file reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The registration statement is, and any of these future filings with the SEC will be, publicly available over the Internet on the SEC’s website (http://www.sec.gov).You may also read and copy the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room.

You may also request a copy of the registration statement, the exhibits to the registration statement and the reports, proxy statements and other information we will file with the SEC at no cost, by writing or telephoning us at:

4343 Von Karman Avenue
Suite 300
Newport Beach, California 92660
Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.steadfastcompanies.com, where there may be additional information about our business, although the contents of that website are not incorporated by reference in or otherwise made a part of this prospectus.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Steadfast Income REIT, Inc.

We have audited the accompanying consolidated balance sheet of Steadfast Income REIT, Inc. (formerly Steadfast Secure Income REIT, Inc.) (the “Company”) as of December 31, 2009. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financing reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Steadfast Income REIT, Inc. at December 31, 2009 in conformity with U.S. generally accepted accounting principles.

/s/
Ernst & Young LLP

Irvine, California
February 3, 2010

Steadfast Income REIT, Inc.
(formerly Steadfast Secure Income REIT, Inc.)

Consolidated Balance Sheet

December 31,
2009

ASSETS
Cash and cash equivalents	$202,007

Total assets	$202,007

LIABILITIES AND EQUITY
Liabilities
Total liabilities	$—
Commitments and Contingencies
Equity
Stockholders’ equity:
Preferred Stock, $0.01 par value per share; 100,000 shares authorized, no shares issued and outstanding	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 22,223 shares issued and outstanding	222
Convertible stock, $0.01 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	10
Additional paid-in capital	200,775

Total stockholders’ equity	201,007
Non-controlling interest	1,000

Total equity	202,007

Total liabilities and equity	$202,007

See accompanying notes to consolidated balance sheet.

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET
As of December 31, 2009

1.	Organization

Steadfast Income REIT, Inc. (formerly Steadfast Secure Income REIT, Inc.) (the “Company”) was formed on May 4, 2009, as a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”). Substantially all of the Company’s business is expected to be conducted through Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), formed on July 6, 2009. The Company is the sole general partner of and owns a 0.01% partnership interest in the Operating Partnership. Steadfast Income Advisors, LLC, a Delaware limited liability company (the “Advisor”), formed on May 1, 2009, owns the remaining 99.99% partnership interest in the Operating Partnership and is its sole limited partner. Allocations of income and distributions of cash will be made to each partner in proportion to their respective partnership interest. The Advisor has invested $1,000 in the Operating Partnership in exchange for limited partnership interests. The Company executed an Amended and Restated Limited Partnership Agreement of the Operating Partnership with the Advisor (the “Amended Agreement”) on September 28, 2009. Pursuant to the Amended Agreement the Company will contribute funds as necessary to the Operating Partnership. Thereafter, the Operating Partnership will allocate income and distribute cash to each partner in proportion to their respective ownership interests.

Subject to certain restrictions and limitations, the business of the Company will be externally managed by the Advisor, pursuant to an advisory agreement the Company executed with the Advisor on September 28, 2009 (the “Advisory Agreement”). On June 12, 2009, the Company issued 22,223 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $9.00 per share for an aggregate purchase price of $200,007. On July 10, 2009, the Advisor invested $1,000 in the Company in exchange for 1,000 shares of convertible stock (the “Convertible Stock”) as described in Note 3. As of July 10, 2009, the 1,000 shares of Convertible Stock and the 22,223 shares of common stock owned by the Advisor and Sponsor, respectively, were the only issued and outstanding shares of the Company.

The Company expects to invest in and manage a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. In addition to the Company’s focus on multifamily properties, the Company may also selectively invest in industrial properties and other types of commercial properties. The Company may also acquire or originate mortgage, mezzanine, bridge and other real estate loans and equity securities of other real estate companies.

On October 13, 2009, the Company commenced a private offering of up to $94,000,000 in shares of the Company’s common stock, subject to an option to increase the offering by up to $18,800,000 in shares of common stock, at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers) (the “Private Offering”). The Company is offering shares of common stock for sale in the Private Offering pursuant to a confidential private placement memorandum and only to persons that are “accredited investors,” as that term is defined under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. As of December 31, 2009, the Company had not issued any shares in the Private Offering. The Company intends to terminate the Private Offering upon the commencement of the Company’s registered public offering (the “Public Offering”).

In the Public Offering, the Company intends to offer a minimum of 200,000 shares (the “Minimum Number of Shares”) and a maximum of 150,000,000 shares of common stock for sale to the public at an initial price of $10.00 per share. The Company also intends to offer up to 15,789,474 shares pursuant to the Company’s distribution reinvestment plan (the “DRP”) at an initial price of $9.50 per share. If the Company extends the Public Offering beyond two years from the date of its commencement, the Company’s board of directors may, from time to time, in its sole discretion, change the price at which the Company offers shares to the public in the Public Offering or to its stockholders pursuant to the DRP to reflect changes in the

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

Company’s estimated net asset value per share and other factors that the Company’s board of directors deems relevant. The Company may reallocate the shares between the Public Offering and the DRP.

The Company intends to retain Steadfast Capital Markets Group LLC (the “Dealer Manager”), an affiliate of the Company, to serve as the dealer manager of the Public Offering. The Dealer Manager will be responsible for marketing the Company’s shares of common stock being offered pursuant to the Public Offering. The Company intends to use substantially all of the net proceeds from the Public Offering to invest in a diverse portfolio of real estate and real estate-related assets as described above.

From inception to December 31, 2009, neither the Company nor the Operating Partnership had purchased or contracted to purchase any properties or other investments. Additionally, the Advisor had not identified any properties or other investments in which there is a reasonable probability that the Company or the Operating Partnership will invest.

As the Company accepts subscriptions for shares of its common stock, it will transfer substantially all of the net proceeds of the Public Offering to the Operating Partnership as a capital contribution. The partnership agreement provides that the Operating Partnership will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership.

2.	Summary of Significant Accounting Policies

Consolidation

The consolidated balance sheet includes the accounts of the Company and the Operating Partnership. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Company will consider future majority owned and controlled joint ventures for consolidation in accordance with accounting principles generally accepted in the United States (“GAAP”), including Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 810, Consolidation.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. As of December 31, 2009, the Company’s cash on deposit was 100% within the federally insured limits. There are no restrictions on the use of the Company’s cash as of December 31, 2009.

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

Real Estate Assets

Depreciation

Real estate costs related to the acquisition, development, construction, and improvement of properties will be capitalized. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Buildings	25-40 years
Building improvements	10-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	7-10 years

Real Estate Purchase Price Allocation

In accordance with ASC Topic 805, Business Combinations, the Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases. Acquisition costs will be generally be expensed as incurred.

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. The Company’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by the Company in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods, considering current market conditions and costs to execute similar leases.

The Company will also consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Company will also include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. The Company will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by the Company in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization period for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

Impairment of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company will assess the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not be that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset as defined by ASC Topic 360, Property, Plant and Equipment (“ASC 360”).

Real Estate Loans Receivable and Loan Loss Reserves

Real estate loans will be classified as held for investment based on the Company’s intent and ability to hold the loans for the foreseeable future. Real estate loans held for investment will be recorded at amortized cost and evaluated for impairment at each balance sheet date. The amortized cost of a loan is the outstanding unpaid principal balance, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan. The real estate loans receivable will be reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan receivable to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, the Company would record a reserve for loan losses through a charge to income for any shortfall.

The Company will record real estate loans held for sale at the lower of amortized cost or fair value. The Company will determine fair value for loans held for sale by using current secondary market information for loans with similar terms and credit quality. If current secondary market information is not available, the Company will consider other factors in estimating fair value, including modeled valuations using assumptions the Company believes a reasonable market participant would use in valuing similar assets (assumptions may include loss rates, prepayment rates, interest rates and credit spreads). If fair value is lower than the amortized cost basis of the loan, the Company will record a valuation allowance to write the loan down to fair value.

Rents and Other Receivables

The Company will periodically evaluate the collectibility of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company will maintain an allowance for deferred rent receivable that arises from the straight-lining of rents in accordance with ASC Topic 840, Leases. The Company will exercise

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

judgment in establishing these allowances and consider payment history and current credit status of its tenants in developing these estimates.

Marketable Real Estate-Related Assets

The Company will classify certain real estate-related assets in accordance with ASC Topic 320, Investments — Debt and Equity Securities. The Company will record available-for-sale investments at fair value with unrealized gains and losses, net of deferred taxes, recorded to accumulated other comprehensive income (loss) within stockholders’ equity. Estimated fair values will generally be based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in such investments. If the Company is unable to obtain prices for its investments from third parties, or conclude that prices obtained from third parties are influenced by distressed market activity, the Company will perform internal valuations to arrive at a fair value measurement that is consistent with ASC Topic 820, Fair Value Measurements and Disclosures. Generally, changes in the fair value of available-for-sale investments will not affect reported earnings or cash flows, but will impact stockholders’ equity and, accordingly, book value per share. Upon the sale of an investment, the Company will reverse the unrealized gain (loss) from accumulated comprehensive income and record the realized gain (loss) to earnings. Investments classified as held-to-maturity will be recorded at amortized cost with acquisition premiums and discounts amortized to interest income over the life of the security using the effective interest method.

The Company will monitor available-for-sale and held-to-maturity investments for impairment on a quarterly basis. The Company will recognize an impairment loss when the Company determines that a decline in the estimated fair value of a investment below its amortized cost is other-than-temporary. The Company will consider many factors in determining whether the impairment of an investment is deemed to be other-than-temporary, including, but not limited to, the length of time the investment has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability to hold the investment for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings, and recent changes in such ratings. Determining whether impairment of an investment is other-than-temporary involves a significant amount of judgment by the Company.

The Company will account for certain purchased real estate-related assets that are beneficial interests in securitized financial assets that are rated below “AA” in accordance with ASC Topic 325, Investments — Other (“ASC 325”). Under ASC 325, the Company will review on a quarterly basis, the projected future cash flows of these investments for changes in assumptions due to prepayments, credit loss experience and other factors. When significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, the Company will calculate a revised yield based upon the current reference amount of the investment, including any other than temporary impairments recognized to date, and the revised estimate of cash flows. The Company will apply the revised yield prospectively to recognize interest income. If, based on the Company’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flow is less than the present value previously estimated, an other-than-temporary impairment will be deemed to have occurred. When the Company deems an investment to be other-than temporarily impaired, the Company is required to distinguish between other-than temporary impairments related to credit and other-than-temporary impairments related to other factors (e.g., market fluctuations) on its securities that it does not intend to sell and where it is not likely that the Company will be required to sell the security prior to the anticipated recovery of its amortized cost basis. The Company calculates the credit component of the other-than-temporary impairment as the difference between the amortized cost basis of the security and the present value of its estimated cash flows discounted at the yield used to recognize interest income. The credit

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

component will be charged to earnings and the component related to other factors will be recorded to other comprehensive income (loss).

Noncontrolling Interest in Consolidated Real Estate Partnerships

The Company will report unaffiliated partner’s interest in consolidated real estate partnerships as noncontrolling interest within the equity section of the consolidated balance sheet, and amounts attributable to controlling and noncontrolling interests will be reported separately in the consolidated income statement and consolidated statement of equity. As of December 31, 2009, the Company recorded the $1,000 contribution made by the Advisor to the Operating Partnership is recorded as noncontrolling interest within the equity section of the consolidated balance sheet.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred. The Company will recognize revenues from property management, asset management, syndication and other services when the related fees are earned and are realizable.

The Company will recognize gains on sales of real estate pursuant to the provisions of ASC 360. The specific timing of a sale is measured against various criteria in ASC 360 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from any loans receivable the Company may purchase will be recognized based on the contractual terms of the debt instrument. Fees related to the buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income using the effective interest method. Closing costs related to the purchase of the loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income using the effective interest method.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). ASC 718 established a fair value based method of accounting for stock-based compensation. Accounting for stock-based compensation under ASC 718 requires the fair value of stock-based compensation awards to be amortized as an expense over the vesting period and requires any dividend equivalents earned to be treated as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Distribution Policy

The Company intends to elect to be taxed as a REIT and to operate as a REIT beginning with its taxable year ending December 31, 2010. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company expects to authorize and declare daily distributions that will be paid on a monthly basis.

Distributions to stockholders will be determined by the board of directors of the Company and will be dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements, and annual distribution requirements in order to maintain the Company’s status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).

Organization and Offering Costs

Organization and offering expenses include all expenses (other than sales commissions and the dealer manager fee) to be paid by the Company in connection with the Public Offering and the Private Offering, including legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor will reimburse the Company to the extent total organization and offering expenses borne by the Company exceed 15% of the gross proceeds raised in the Public Offering. In addition, to the extent the Company does pay the full sales commissions or dealer manager fee for shares sold in the Public Offering, the Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in special, cases, reimbursement to participating broker-dealers for technology costs associated with the Public Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the Public Offering, as required by the rules of the Financial Industry Regulatory Authority (“FINRA”).

In the event the Minimum Number of Shares of the Company’s common stock is not sold in the Public Offering, the Company will terminate the Public Offering and will have no obligation to reimburse the Advisor, the Dealer Manager or their affiliates for any organization and offering costs associated with the Public Offering. As of December 31, 2009, the Advisor has incurred on behalf of the Company organization and offering costs of approximately $2,490,165. These costs are not recorded in the financial statements of the Company as of December 31, 2009 because such costs only become a liability of the Company when shares are sold and selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of the Public Offering. When recorded by the Company, organization costs will be expensed as incurred, and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from the gross proceeds.

Income Taxes

The Company intends to elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and intends to operate as such beginning with its taxable year ending December 31, 2010. To

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT.

Recently Issued Accounting Standards

In June 2009, the FASB updated ASC Topic 810, Consolidation (“ASC 810”). ASC 810 requires a Company to perform ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. ASC 810 also eliminates the quantitative approach previously required for determining the primarily beneficiary of a variable interest entity. ASC 810 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after November 15, 2009. The Company is currently evaluating the impact that ASC 810 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”). SFAS No. 167 requires a Company to perform ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and whether or not consolidation of such entity is required. SFAS No. 167 also eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. SFAS No. 167 is effective for fiscal years, and interim periods, within those fiscal years, beginning on or after November 15, 2009. The Company is currently evaluating the impact that SFAS No. 167 will have on its financial statements.

3.	Stockholders’ Equity

General

Under the Articles of Incorporation of the Company, the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share each as defined by the Company’s Articles of Incorporation.

The shares of common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights. As of December 31, 2009, the Company had issued 22,223 shares of common stock.

The Company has issued 1,000 shares of Convertible Stock, par value $0.01 per share, to the Advisor. The Convertible Stock contains a conversion feature as described hereafter. The Convertible Stock will convert to shares of common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (1) the Company’s “enterprise value” (as defined in the Company’s charter) plus the aggregate value of distributions paid to date on the outstanding shares of common stock exceeds the (2) aggregate purchase price paid by the stockholders for those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement by the Company for cause, the Convertible Stock will be redeemed by the Company for $1.00.

The amended and restated charter that the Company intends to file with the State Department of Assessments and Taxation of Maryland will also provide the Company’s board of directors with authority to issue one or more classes or series of preferred stock and prior to the issuance of such shares, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares. The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of December 31, 2009, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved a distribution reinvestment plan (the “DRP”) through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions upon commencement of the Public Offering. The initial purchase price per share under the DRP will be $9.50. If the Company extends the Public Offering beyond two years from the date of its commencement, the Company’s board of directors may, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated net asset value per share, the then current public offering price of shares of the Company’s common stock and other factors that the board of directors deems relevant.

No sales commissions or dealer manager fees are payable on shares sold through the DRP. The Company’s board of directors may terminate the DRP at its discretion at any time upon ten days notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash.

Share Repurchase Plan

As the Company’s stock is currently not listed on a national exchange, there is no market for the Company’s common stock. As a result, there is risk that a stockholder may not be able to sell the Company’s stock at a time or price acceptable to the stockholder.

The Company’s board of directors has approved a share repurchase plan that would enable its stockholders to sell their shares to the Company in limited circumstances upon commencement of the Public Offering.

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

There are numerous restrictions on a stockholder’s ability to sell its shares to the Company under the plan. Unless the shares were being redeemed in connection with a stockholder’s death or disability, the Company may not redeem shares until they have been outstanding for one year. In addition, the Company has limited the number of shares redeemed pursuant to the share repurchase plan as follows: (1) during any calendar year, the Company would not redeem in excess of 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) funding for the repurchase of shares would come exclusively from the net proceeds the Company received from the sale of shares under the dividend reinvestment plan during the prior calendar year plus such additional funds as may be reserved for that purpose by the Company’s board of directors; provided, however, that the above holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

Under the plan, prior to the completion of the Offering Stage (as defined below), the purchase price for shares repurchased by the Company under the plan will be as follows:

Repurchase Price
as a
Percentage of
Share Purchase Anniversary	Current Offering Price

Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years	100.0%

The purchase price per share for shares repurchased pursuant to the share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales. The purchase price per share for shares redeemed upon the death or disability of a stockholder will be equal to the average issue price per share for all of the holder’s shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) reduced by the aggregate amount of net sale proceeds per share, if any, distributed to stockholders prior to the redemption date as a result of the sale of one or more of the Company’s assets that constitute a return of capital.

Notwithstanding the foregoing, following the completion of the Offering Stage, shares of the Company’s common stock will be repurchased at a price equal to a price based upon the Company’s most recently established estimated net asset value per share, which the Company will publicly disclose every six months beginning no later than six months following the completion of the Offering Stage based on periodic valuations by independent third party appraisers and qualified independent valuation experts selected by the Advisor. The Offering Stage will be considered complete on the first date that the Company is no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the Public Offering or follow-on public equity offerings, provided the Company has not filed a registration statement for a follow-on public equity offering as of such date.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase plan at any time if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of the Company’s stockholders. The share repurchase plan will terminate if the shares of the Company’s common stock are listed on a national securities exchange.

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

Distributions

The Company’s long-term policy will be to pay distributions from cash flow from operations. However, the Company expects to have insufficient cash flow from operations available for distribution until it makes substantial investments. In order to provide additional available funds for the Company to pay distributions, under certain circumstances the Company’s obligation to pay all fees due to the Advisor from the Company pursuant to the Advisory Agreement will be deferred up to an aggregate amount of $5 million during the Offering Stage. If, during any calendar quarter during the Offering Stage, the distributions the Company pays exceed the Company’s funds from operations (as defined by the National Association of Real Estate Investment Trusts), plus (1) any acquisition expenses and acquisition fees expensed by the Company that are related to any property, loan or other investment acquired or expected to be acquired by the Company and (2) any non-operating, non-cash charges incurred by the Company, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter (“Adjusted Funds From Operations”), the fees the Company is obligated to pay the Advisor will be deferred in an amount equal to the amount by which the distributions paid to the Company’s stockholders for the quarter exceed the Company’s Adjusted Funds From Operations up to an amount equal to a 7.0% cumulative non-compounded annual return to stockholders’ invested capital, prorated for such quarter. The Company is only obligated to pay the Advisor for these deferred fees if and to the extent that the Company’s cumulative Adjusted Funds From Operations for the period beginning on the date of the commencement of the Public Offering through the date of any such payment exceed the lesser of (1) the cumulative amount of any distributions paid to stockholders as of the date of such payment or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the Company’s stockholders for the period from the commencement of the Public Offering through the date of such payment. The Company’s obligation to pay the deferred fees will survive the termination of the Advisory Agreement and will continue to be subject to the repayment conditions above. The Company will not pay interest on the deferred fees if and when such fees are paid to the Advisor. The amount of fees that may be deferred as described above is limited to an aggregate amount of $5 million.

4.	Related Party Arrangements

The Company has executed the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. These agreements entitle the Advisor, certain affiliates of the Advisor, and the Dealer Manager to specified fees upon the provision of certain services with regard to the Public Offering and the investment of funds in real estate assets, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer Manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. In certain

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

circumstances, the Company’s obligation to pay some or all of the fees due to the Advisor pursuant to the Advisory Agreement will be deferred. The fees and reimbursement obligations are as follows:

Type of Compensation and Recipient	Determination of Amount

Organizational and Offering Stage

Sales Commission(1) — Dealer Manager	6.5% of gross offering proceeds from the sale of shares (100% of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions will be paid for sales pursuant to the DRP.

Assuming all shares in the Public Offering are sold at the highest possible selling commissions (with no discounts to any categories of purchasers), estimated selling commissions are approximately $130,000 if the Company sells the minimum of 200,000 shares and approximately $97,500,000 if the Company sells the maximum of 150,000,000 shares.

Dealer Manager Fee(1) — Dealer Manager	3.5% of gross offering proceeds from the sale of shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee will be paid for sales pursuant to the DRP.
The estimated dealer manager fee is approximately $70,000 if the Company sells the minimum of 200,000 shares and approximately $52,500,000 if the Company sells the maximum of 150,000,000 shares.

Organization and Offering Expenses(2) — Advisor and Affiliates	The Company will reimburse the Advisor or its affiliates for organization and offering expenses (as discussed in Note 2) incurred by the Advisor or its affiliates on behalf of the Company to the extent that reimbursement would not cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by the Company to exceed 15% of gross offering proceeds as of the date of reimbursement.
The Company estimates organization and offering costs of approximately $100,000 if the Company sells the minimum of 200,000 shares and approximately $18,750,000 if the Company sells the maximum of 150,000,000 shares.

Operational Stage

Acquisition Fees(3) — Advisor
2.0% of (1) the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired directly by the Company or (2) the Company’s allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments.

Investment Management Fees(4) — Advisor
A monthly amount equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each real property or real estate-related asset acquired through a joint venture. Such fee will be calculated including acquisition fees, acquisition expenses and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

Type of Compensation and Recipient	Determination of Amount

Other Operating Expenses(4) — Advisor
Reimbursement of expenses incurred in providing services to the Company, including the Company’s allocable share the Advisor’s overhead, such as rent, employee costs, utilities and IT costs. The Company will not reimburse for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to its executive officers.

Property Management and Leasing Fees — Affiliated Property Managers
A market based percentage of the annual gross revenues of each property owned by the Company for property management services. Property managers affiliated with the Advisor or Sponsor (“Affiliated Property Managers”) may subcontract with third party property managers and will be responsible for supervising and compensating those third party property managers. In addition, the Company may pay Affiliated Property Managers a separate fee for services rendered, whether directly or indirectly, in leasing real properties to a third party lessee. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar real properties in the geographic market of the real property leased; provided, however, that such leasing fee shall only be paid if a majority of the Company’s board, including a majority of the Company’s independent directors, determines that such leasing fee is fair and reasonable in relation to the services being performed.

Liquidity Stage

Disposition Fees(5) — Advisor or its Affiliate	If the Advisor or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of a property or real estate-related asset, 1.5% of the sales price of each property or real estate-related asset sold.

Common Stock Issuable Upon Conversion of Convertible Stock- Advisor	The Company’s convertible stock will convert to shares of common stock if and when: (A) the Company has made total distributions on the then outstanding shares of the Company’s common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares; (B) the Company lists its common stock for trading on a national securities exchange; or (C) the Company terminates or does not review its advisory agreement (other than for “cause” as defined in the advisory agreement). In the event of a termination or non-renewal of the Company’s advisory agreement, the convertible stock will be redeemed for $1.00. In general, each share of the Company’s convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the excess of (1) the Company’s “enterprise value”(as defined in the Company’s charter) plus the aggregate value of distributions paid to date on the then outstanding shares of the Company’s common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion.

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

(1)	The sales commissions and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to affiliates of the Company and sales under the DRP.

(2)	Organization and offering expenses include all expenses (other than sales commissions and the dealer manager fee) to be paid by the Company in connection with the Public Offering and the Private Offering, including legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with the Public Offering and the Private Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor will reimburse the Company to the extent total organization and offering expenses borne by the Company exceed 15% of the gross proceeds raised in the Public Offering. In addition, to the extent the Company does pay the full sales commissions or dealer manager fee for shares sold in the Public Offering, the Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in special, cases, reimbursement to participating broker-dealers for technology costs associated with the Public Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the Public Offering, as required by the rules of FINRA.

(3)	In addition to acquisition fees, the Company reimburse the Advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets. The Company’s charter limits its ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Company’s charter, a majority of the Company’s board of directors, including a majority of the independent directors, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

(4)	Commencing four fiscal quarters after the acquisition of the Company’s first real estate asset and at least annually thereafter, the Advisory must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the greater of 2% of the Company’s average invested assets, or 25% of the Company’s net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under generally accepted accounting principles in the United States, or GAAP, that are in any way related to the Company’s operation, including investment management fees, but excluding (a) the expenses of raising capital such as organization and

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	No disposition fee will be paid for securities traded on a national securities exchange. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 4 above.

In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer.

The Company’s charter limits the maximum amount of the disposition fees payable to the Advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price.

5.	Incentive Award Plan and Independent Director Compensation

The Company has adopted an incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. No awards have been granted under such plan as of December 31, 2009.

Upon raising $2,000,000 in gross offering proceeds, the Company will grant each independent director (1) 5,000 shares of restricted common stock upon election to the board of directors and (2) 2,500 shares of restricted common upon reelection to the board of directors pursuant to an independent directors’ compensation plan, which will operate as a sub-plan of the Incentive Award Plan. The shares of restricted common stock will generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant. The independent director compensation sub-plan will contain provisions concerning the treatment of awards granted under the plan in the event of an independent directors’ termination of service for any reason, including his or her death or disability, or upon the occurrence of a change in control of the Company.

In addition to the stock awards, the Company will pay each of its independent directors an annual retainer of $65,000 (except the audit committee chairperson will receive an additional $10,000 annual retainer). In addition, the independent directors will be paid for attending meetings as follows: (i) $3,000 for each board meeting attended, (ii) $2,000 for each committee meeting attended, (iii) $1,000 for each teleconference board meeting attended. All directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 4.

6.	Conflicts of Interest

All of the Company’s executive officers and some of its directors are also executive officers, managers and/or holders of a direct or indirect controlling interest in the Advisor, the Dealer Manager and other sponsor affiliated entities. Through sponsor affiliated entities, these persons also serve as investment advisers to investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these

STEADFAST INCOME REIT, INC.
(formerly Steadfast Secure Income REIT, Inc.)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2009

entities, their members and limited partners and investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to the Company and its stockholders.

Some of the material conflicts that the Advisor, the Dealer Manager or its sponsor’s affiliates will face are (1) the determination of whether an investment opportunity should be recommended to the Company or another sponsor affiliated entity; (2) the allocation of the time of key executive officers, directors, and other real estate professionals among the Company or another sponsor affiliated entity, and the activities in which they are involved; (3) the fees received by the Advisor and its affiliates in connection with transactions involving the purchase, origination, management and sale of investments regardless of the quality of the asset acquired or the service provided by the Company; and (4) the fees received by the Advisor, the Dealer Manager, and its sponsor’s affiliates in connection with the Company’s public offering of equity securities.

7.	Economic Dependency

The Company will be dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

8.	Subsequent Events

The Company has evaluated subsequent events through February 3, 2010, the date that the financial statements are issued.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables provide historical unaudited financial information relating to private real estate investment programs sponsored by Steadfast Companies, our sponsor and its affiliates, collectively referred to herein as “prior real estate programs.” These prior real estate programs were not prior programs of Steadfast Income REIT, Inc. The prior real estate programs presented provide an overview of prior Steadfast Companies-managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.

This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

All information contained in the tables in this Appendix A is as of December 31, 2008.

Table I — Experience in Raising and Investing Funds.  Table I summarizes information of the prior performance of our sponsor in raising funds for the prior real estate programs, the offerings of which closed during the previous three years. The information in Table I is unaudited.

Table II — Compensation to Sponsor.  Table II summarizes the compensation paid to our sponsor and affiliates for the prior real estate programs, the offerings of which closed during the previous three years. The information in Table II is unaudited.

Table III — Operating Results of Prior Real Estate Programs.  Table III summarizes the operating results for the prior real estate programs, the offerings of which closed during the previous five years. The information in Table III is unaudited.

Table IV — Results of Completed Prior Real Estate Programs.  Table IV summarizes the results for the prior real estate programs that have completed operations during the previous five years. The information in Table IV is unaudited.

Table V — Sales or Disposals of Properties for Prior Real Estate Programs.  Table V includes all sales or disposals of properties by prior real estate programs within the most recent three years. The information in Table V is unaudited.

Additional information relating to the acquisition of properties by prior real estate programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The investment objectives of the prior real estate programs described in the “Prior Performance Summary” section of this prospectus and presented individually in the Prior Performance Tables are considered to have similar investment objectives as ours. We intend to invest in income producing properties and achieve appreciation in the value of our properties over the long-term with returns anticipated from income and any increase in the value of the properties. Our stockholders will not own any interest in any prior real estate program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs. Please see “Risk Factors — Risks Related to Investments in Real Estate.” Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on your investment in us and you may lose some or all of your investment.

These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

This table provides a summary of the experience of our sponsor in investing and raising funds in prior real estate programs for which the offerings have closed in the most recent three years through December 31, 2008. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Steadfast Everett Plaza, LLC			Steadfast-BLK, LLC
	Dollar Amount		Percentage	Dollar Amount	Percentage

Dollar Amount Offered(1)	$607,438	(6)	—%	$26,929,557	—%
Percentage Amount Raised	—		100	—	100
Less Offering Expenses:
Selling commissions and discounts retained by affiliates	—		—	—	—
Organizational expenses	—		—	—	—
Other	—		—	—	—
Reserves(2)	—		—	743,729	—
Percent available for investment	—		100	—	97
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	4,633		0.8	452,292	1.7
Cash Down Payment	600,000		98.7	22,843,000	84.8
Acquisition Fees	—		—	1,068,430	4.0
Other	—		—	—	—

Total Acquisition Cost	$604,633		99.5%	$24,363,722	90.5%

Leverage: (financing divided by total purchase price)
Mortgage Loan	$1,900,000		72.3%	$84,000,000	77.5%
Other Financing	125,000		4.7	—	—

Total Leverage	$2,025,000		77.0%	$84,000,000	77.5%

Date Offering Began(4)	2/1/2006		—	10/1/2007	—
Length of Offering (In Days)(5)	76		—	121	—
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.5		—	4.0	—

Notes to Table I

(1)	The amount represents the initial amount offered and raised to purchase a specific property.

(2)	Reserves represent funds set aside at time of purchase for future use by the property.

(3)	Includes costs of all prepaid items as well as items paid during escrow for the purchase of the property.

(4)	This date was determined based on an executed letter of intent date for pursuing the property to be included in the specific program.

(5)	Program represents an investment to purchase a single property; funds are raised only as an asset is identified and pursued through an executed letter of intent or purchase agreement. The length of offering represents the time period from the date the property to be purchased was identified to the acquisition date.

(6)	Asset was acquired through a recourse loan made by investors rather than traditional equity.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)

	Stone Point I, LLC		Steadfast Roseville II, LLC
	Dollar Amount	Percentage	Dollar Amount		Percentage

Dollar Amount Offered(1)	$1,609,139	—%	$1,948,912	(6)	—%
Percentage Amount Raised	—	100	—		100
Less Offering Expenses:
Selling commissions and discounts retained by affiliates	—	—	—		—
Organizational expenses	—	—	—		—
Other	—	—	—		—
Reserves(2)	—	—	—		—
Percent available for investment	—	100	—		100
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	107,796	6.7	121,096		6.2
Cash Down Payment	1,435,336	89.2	1,827,816		93.8
Acquisition Fees	—	—	—		—
Other	—	—	—		—

Total Acquisition Cost	$1,543,132	95.9%	$1,948,912		100%

Leverage: (financing divided by total purchase price)
Mortgage Loan	$3,452,500	69.1%	$2,973,000		53.0%
Other Financing	—	—	692,813		12.3

Total Leverage	$3,452,500	69.1%	$3,665,813		65.3%

Date Offering Began(4)	10/18/2006	—	10/18/2006		—
Length of Offering (In Days)(5)	52	—	351		—
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	1.7	—	11.7		—

Notes to Table I

(1)	The amount represents the initial amount offered and raised to purchase a specific property.

(2)	Reserves represent funds set aside at time of purchase for future use by the property.

(3)	Includes costs of all prepaid items as well as items paid during escrow for the purchase of the property.

(4)	This date was determined based on an executed letter of intent date for pursuing the property to be included in the specific program.

(5)	Program represents an investment to purchase a single property; funds are raised only as an asset is identified and pursued through an executed letter of intent or purchase agreement. The length of offering represents the time period from the date the property to be purchased was identified to the acquisition date.

(6)	The asset was originally acquired on December 8, 2006 with 100% debt; equity raised at the time of refinancing. The length of offering is based on the original purchase date to the date the equity funds were raised.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)

	Steadfast Woodranch, LLC
	Dollar Amount	Percentage

Dollar Amount Offered(1)	$757,860	—%
Percentage Amount Raised	—	100
Less Offering Expenses:
Selling commissions and discounts retained by affiliates	—	—
Organizational expenses	—	—
Other	—	—
Reserves(2)	—	—
Percent available for investment	—	100
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	—	—
Cash Down Payment	757,860	100
Acquisition Fees	—	—
Other	—	—

Total Acquisition Cost	$757,860	100%

Leverage: (financing divided by total purchase price)
Mortgage Loan	$9,464,323	82.6%
Other Financing	1,233,097	10.8

Total Leverage	$10,697,420	93.4%

Date Offering Began(4)	9/25/2006	—
Length of Offering (In Days)(5)	213	—
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	7.1	—

Notes to Table I

(1)	The amount represents the initial amount offered and raised to purchase a specific property.

(2)	Reserves represent funds set aside at time of purchase for future use by the property.

(3)	Includes costs of all prepaid items as well as items paid during escrow for the purchase of the property.

(4)	This date was determined based on an executed letter of intent date for pursuing the property to be included in the specific program.

(5)	Program represents an investment to purchase a single property; funds are raised only as an asset is identified and pursued through an executed letter of intent or purchase agreement. The length of offering represents the time period from the date the property to be purchased was identified to the acquisition date.

TABLE II

COMPENSATION TO SPONSOR
(UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates for prior real estate programs for which the offerings have closed in the most recent three years through December 31, 2008. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of prior real estate programs. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

	Steadfast Everett	Steadfast-
	Plaza, LLC	BLK, LLC	Stone Point I, LLC

Date Offering Commenced	2/1/2006	10/1/2007	10/18/2006
Dollar Amount Raised	$607,438	$26,929,557	$1,609,139
Amount Paid to Sponsor from Proceeds of Offering:
Underwriting Fees	—	—	—
Acquisition Fees	—	—	—
Real Estate Commissions	—	—	—
Advisory Fees	—	1,068,430	—
Financing Fee	—	420,000	—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor:	9,873	2,535,119	(247,201)
Amount Paid to Sponsor from Operations:
Property Management Fees	—	292,940	—
Partnership Management Fees	—	97,677	—
Reimbursements	—	660,946	—
Leasing Commissions	—	78,598	—
Acquisition Fees	—	—	—
Developer Fee	—	99,000	150,000
Construction Fee	—	6,098	—
Disposition Fee	—	—	—
Dollar amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	2,937,077	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Acquisition Fees	125,000	—	—
Developer Fee	60,000	—	—
Construction Fee	—	—	—
Disposition Fee	67,230	—	—

TABLE II

COMPENSATION TO SPONSOR — (Continued)

	Steadfast	Steadfast
	Roseville II, LLC	Woodranch, LLC

Date Offering Commenced	10/18/2006	9/25/2006
Dollar Amount Raised	$1,948,912	$757,860
Amount Paid to Sponsor from Proceeds of Offering:
Underwriting Fees	—	—
Acquisition Fees	—	—
Real Estate Commissions	—	—
Advisory Fees	—	—
Financing Fee	—	—
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor:	26,784	(49,924)
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—
Partnership Management Fees	—	—
Reimbursements	57,141	—
Leasing Commissions	—	—
Acquisition Fees	—	100,000
Developer Fee	—	965,222
Construction Fee	—	—
Disposition Fee	—	—
Dollar amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	—	—
Notes	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—
Incentive Fees	—	—
Acquisition Fees	—	—
Developer Fee	—	—
Construction Fee	—	—
Disposition Fee	—	—

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

The following sets forth the unaudited operating results of prior real estate programs sponsored by our sponsor, the offerings of which have closed in the most recent five years through December 31, 2008; all presented on a tax basis rather than on a GAAP basis. The tax depreciation may be accelerated compared to the GAAP basis. In addition, there are expenses that may be capitalized on a GAAP basis but expensed on a tax basis, such as interest, property taxes, pursuit costs and other expenses, resulting in higher tax expenses in operations. The differences between GAAP basis and tax basis may be significant. The information relates only to programs with investment objectives similar to this program. All amounts are as of and for the year ended December 31 for the year indicated.

	Steadfast Everett Plaza, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$—	$19,555	$—	$—	$—
Profit on Sale of Properties	—	1,888,020	—	—	—
Less: Operation Expenses	—	—	(102)	—	—
Interest Expense	—	(9,682)	(112,287)	—	—
Depreciation	—	—	—	—	—

Net Income (Loss) — (Tax Basis)	$—	$1,897,893	$(112,389)	$—	$—

Taxable Income (Loss):
From Operations	$—	$9,873	$(112,389)	$—	$—
From Gain on Sale	—	1,888,020	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	—	9,873	—	—	—
Cash Generated from Sales	—	2,937,077	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	—	2,946,950	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	(1,785,504)	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	—	1,161,446	—	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$—	$1,161,446	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$—	$16	$(185)	$—	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	3,108	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	1,939	—	—	—
Return of Capital	—	1,000	—	—	—
Source (on Cash Basis)
Sales	—	2,939	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast-BLK, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$10,956,729	$—	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(5,254,745)	—	—	—	—
Interest Expense	(4,643,286)	—	—	—	—
Depreciation	(1,882,564)	—	—	—	—

Net Income (Loss) — Tax Basis	$(823,866)	$—	$—	$—	$—

Taxable Income (Loss)
From Operations	$(823,866)	$—	$—	$—	$—
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	1,483,556	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	1,483,556	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	1,483,556	—	—	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$1,483,556	$—	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(31)	$—	$—	$—	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Everett Mall, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$10,316,985	$9,122,702	$8,336,880	$7,660,084	$5,329,517
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(4,952,586)	(6,512,132)	(5,112,436)	(4,316,753)	(2,999,699)
Interest Expense	(5,459,907)	(5,743,205)	(5,705,221)	(4,269,898)	(1,940,074)
Depreciation	(3,569,437)	(3,041,385)	(3,771,185)	(2,471,562)	(601,169)

Net Income (Loss) — (Tax Basis)	$(3,664,945)	$(6,174,020)	$(6,251,962)	$(3,398,129)	$(211,425)

Taxable Income (Loss):
From Operations	$(3,664,945)	$(6,174,020)	$(6,251,962)	$(3,398,129)	$(211,425)
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	2,678,192	3,778,099	(2,918,122)	2,122,809	1,667,941
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	3,061,592	13,823,429	—	—	—

Total Cash Generated	5,739,784	17,601,528	(2,918,122)	2,122,809	1,667,941
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	(21,163)	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	5,739,784	17,601,528	(2,939,285)	2,122,809	1,667,941
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$5,739,784	$(17,601,528)	$2,939,285	$2,122,809	$1,667,941

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(280)	$(471)	$(477)	$(259)	$(16)
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	455	—	—	—	—
Return of Capital	491	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	946	—	(2)	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Heritage, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$4,423,572	$4,141,119	$4,131,713	$1,543,102	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(2,210,724)	(2,202,301)	(2,023,896)	(767,880)	—
Interest Expense	(1,857,203)	(2,629,152)	(2,658,880)	(955,203)	—
Depreciation	(785,453)	(1,510,416)	(1,313,536)	(569,057)	—

Net Income (Loss) — Tax Basis	$(429,808)	$(2,200,750)	$(1,864,599)	$(749,037)	$—

Net Income — (Tax Basis)
Taxable Income (Loss):	$(429,808)	$(2,200,750)	$(1,864,599)	$(749,775)	$—
From Operations	—	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	207,635	(797,908)	(643,946)	127,773	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	4,652,829	—	—	—

Total Cash Generated	207,635	3,854,921	(643,946)	127,773	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	(2,815,093)	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	207,635	1,039,828	(643,946)	127,773	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$—	$—	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(78)	$(398)	$(337)	$(136)	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	181	—	—	—
Return of Capital	—	328	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	509	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Yuba City I-II, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$5,895,771	$5,794,484	$5,539,172	$5,460,369	$1,347,800
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(3,308,043)	(2,688,938)	(2,818,291)	(2,645,917)	(712,989)
Interest Expense	(2,204,091)	(2,174,884)	(2,240,754)	(2,693,224)	(796,441)
Depreciation	(845,140)	(751,905)	(740,598)	(760,572)	(310,903)

Net Income (Loss) — (Tax Basis)	$(461,503)	$178,757	$(260,471)	$(639,344)	$(472,533)

Taxable Income (Loss):
From Operations	$(461,503)	$178,757	$(260,471)	$(639,344)	$(472,533)
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	234,116	759,288	754,190	(405,365)	508,568
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	234,116	759,288	754,190	(405,365)	508,568
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	234,116	759,288	754,190	(405,365)	508,568
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$234,116	$759,288	$754,190	$(405,365)	$508,568

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(146)	$56	$(82)	$(202)	$(149)
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Foothill Plaza, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$—	$—	$1,638,395	$4,710,689	$—
Profit on Sale of Properties	—	—	33,395,965	—	—
Less: Operation Expenses	—	—	(794,787)	(1,458,468)	—
Interest Expense	—	—	(652,220)	(1,754,896)	—
Depreciation	—	—	(689,392)	(1,173,929)	—

Net Income — (Tax Basis)	$—	$—	$32,897,961	$323,396	$—

Taxable Income (Loss):
From Operations	$—	$—	$(498,004)	$323,396	$—
From Gain on Sale	—	—	33,395,965	—	—
Other	—	—	—	—	—
Cash Generated From Operations	—	—	9,618	1,679,095	—
Cash Generated from Sales	—	—	29,838,670	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	—	—	31,265,934	1,679,095	—
Less Cash Distributions to Investors:	—	—	—	—	—
From Operating Cash Flow	—	—	(986,243)	(702,470)	—
From Sales and Refinancing	—	—	(29,838,670)	—	—
From Other	—	—	(441,021)	—	—

Cash Generated (Deficiency) After Cash Distributions	—	—	—	976,625	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$—	$—	$—	$976,625	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$—	$—	$(66)	$43	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	4,423	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	3,141	$93	—
Return of Capital	—	—	1,000	—	—
Source (on Cash Basis)
Sales	—	—	3,952	—	—
Refinancing	—	—	—	—	—
Operations	—	—	224	$93	—
Other	—	—	58	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Koll I & II, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$187,897	$1,492,223	$1,486,433	$893,006	$—
Profit on Sale of Properties	9,573,462	—	—	—	—
Less: Operation Expenses	(77,774)	(196,931)	(195,128)	(131,900)	—
Interest Expense	(474,745)	(1,011,450)	(1,012,148)	(710,523)	—
Depreciation	(366,167)	(299,799)	(326,012)	(169,171)	—

Net Income (Loss) — (Tax Basis)	$8,842,673	$(15,957)	$(46,855)	$(118,588)	$—

Taxable Income (Loss):
From Operations	$(730,789)	$(15,957)	$(46,855)	$(118,588)	$—
From Gain on Sale	9,573,462	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(474,081)	308,886	268,069	146,086	—
Cash Generated from Sales	9,198,027	—	—	—	—
Cash Generated from Refinancing	—	—	—	1,496,234	—
Cash Generated from Other	—	—	—	—	—

Total Cash Generated	8,723,946	308,886	268,069	1,642,320	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	(8,580,062)	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	143,884	308,886	268,069	1,642,320	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$143,884	$308,886	$268,069	$1,642,320	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(196)	$(4)	$(13)	$(32)	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	2,565	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	1,299	—	—	—	—
Return of Capital	1,000	—	—	—	—
Source (on Cash Basis)
Sales	2,299	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Village Center, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$—	$652,078	$1,628,097	$—	$—
Profit on Sale of Properties	—	5,726,009	—	—	—
Less: Operation Expenses	—	(819,285)	(326,568)	—	—
Interest Expense	—	(270,255)	(856,731)	—	—
Depreciation	—	(245,469)	(860,556)	—	—

Net Income (Loss) — (Tax Basis)	$—	$5,043,078	$(415,758)	$—	$—

Taxable Income (Loss):
From Operations	$—	$(682,931)	$(415,758)	$—	$—
From Gain on Sale	—	5,726,009	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	—	(430,097)	512,490	—	—
Cash Generated from Sales	—	6,017,285	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	—	5,587,188	512,490	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	(5,580,060)	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	—	7,128	512,490	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$—	$7,128	$512,490	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):	$—	$—	$—	$—	$—
From Operations	—	(271)	(165)	—	—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	2,272	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	1,214	—	—	—
Return of Capital	—	1,000	—	—	—
Source (on Cash Basis)
Sales	—	2,214	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Stone Point I. LLC
	2008	2007	2006	2005	2004

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(150,278)	(90,887)	—	—	—
Interest Expense	(193,859)	—	(17,263)	—	—
Depreciation	(4,400)	(4,400)	(367)	—	—

Net Income (Loss) — (Tax Basis)	$(348,537)	$(95,287)	$(17,630)	$—	$—

Taxable Income (Loss):
From Operations	$(348,537)	$(95,287)	$(17,630)	$—	$—
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(139,051)	(108,150)	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	(139,051)	(108,150)	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	(139,051)	(108,150)	—	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$(139,051)	$(108,150)	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(217)	$(67)	$(11)	$—	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	3,201	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	3,201	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Roseville II, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	—	—	—	—	—
Interest Expense	(11,385)	(3,678)	(11,606)	—	—
Depreciation	(263,844)		(34,637)	—	—
Net Income (Loss) — (Tax Basis)	—	(85,477)	(3,688)	—	—

Less: Operation Expenses	$(275,229)	$(89,155)	$(49,931)	$—	$—

Taxable Income (Loss):
From Operations	$(275,229)	$(89,155)	$(49,931)	$—	$—
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(19,882)	4,819	(15,294)	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	(19,882)	4,819	(15,294)	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	(19,882)	4,819	(15,294)	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$(19,882)	$4,819	$(15,294)	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):	$—	$—	$—	$—	$—
From Operations	(10)	2	(8)	—	—
From Recapture	—	—	—	—	—
Capital Gain (loss)
Cash Distributions to Investors:
Source (on Tax Basis)	—	—	—	—	—
Investment Income	—	—	—	—	—
Return of Capital
Source (on Cash Basis)	—	—	—	—	—
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Woodranch, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$—	$—	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(18,016)	(31,908)	—	—	—
Interest Expense	—	(216,320)	—	—	—
Depreciation	—	—	—	—	—

Net Income (Loss) — (Tax Basis)	$(18,016)	$(248,228)	$—	$—	$—

Taxable Income (Loss):
From Operations	$(18,016)	$(248,228)	$—	$—	$—
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(18,016)	(31,908)	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	(18,016)	(31,908)	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	(18,016)	(31,908)	—	—	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$(18,016)	$(31,908)	$—	$—	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(24)	$(42)	$—	$—	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Westlake Plaza Center East, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$545,906	$—	$30,052	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(856,397)	(3,658)	(81,194)	(30,052)	—
Interest Expense	(371,867)	—	(828,040)	(169,981)	—
Depreciation	(650,316)	—	—	—	—

Net Income (Loss) — (Tax Basis)	$(1,332,674)	$(3,658)	$(879,182)	$(200,033)	$—

Taxable Income (Loss):
From Operations	$(1,332,674)	$(3,658)	$(879,182)	$(200,033)	$—
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(326,936)	(3,658)	211,422	169,981	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	(326,936)	(3,658)	211,422	169,981	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	(326,936)	(3,658)	211,422	169,981	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$(326,936)	$(3,658)	$211,422	$169,981	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(12)	$—	$(33)	$6	$—
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	625	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	625	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Mexico, LLC
	2008	2007	2006	2005	2004

Gross Revenues	$31,473,810	$26,816,025	$25,833,060	$13,772,667	$4,846
Profit on Sale of Properties	—	—	—	—	—
Less: Operation Expenses	(20,426,047)	(22,188,085)	(24,587,878)	(16,264,158)	(8,931,172)
Interest Expense	(5,157,917)	(4,827,546)	(4,267,277)	(5,207,362)	(112,878)
Depreciation	(1,215,967)	(1,077,163)	(853,661)	(586,076)	(295,058)

Net Income (Loss) — (Tax Basis)	$4,673,879	$(1,276,769)	$(3,875,756)	$(8,284,929)	$(9,334,262)

Taxable Income (Loss):
From Operations	$4,673,879	$(1,276,769)	$(3,875,756)	$(8,284,929)	$(9,334,262)
From Gain on Sale	—	—	—	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(2,487,651)	(874,276)	(2,870,629)	(4,401,440)	(2,252,956)
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	3,474,000	25,026,000	—	—

Total Cash Generated	(2,487,651)	2,599,724	22,155,371	(4,401,440)	(2,252,956)
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions	(2,487,651)	2,599,724	22,155,371	(4,401,440)	(2,252,956)
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$(2,487,651)	$2,599,724	$22,155,371	$(4,401,440)	$(2,252,956)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$315	$(86)	$(261)	$(558)	$(629)
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Marlay, LP
	2008	2007	2006	2005	2004

Gross Revenues	$—	$—	$—	$—	$190,956
Profit on Sale of Properties	—	—	—	—	1,584,250
Less: Operation Expenses	—	—	—	—	(193,025)
Interest Expense	—	—	—	—	(607,314)
Depreciation	—	—	—	—	—

Net Income — (Tax Basis)	$—	$—	$—	$—	$974,867

Taxable Income (Loss):
From Operations	$—	$—	$—	$—	$(609,383)
From Gain on Sale	—	—	—	—	1,584,250
Other	—	—	—	—	—
Cash Generated From Operations	—	—	—	—	(609,383)
Cash Generated from Sales	—	—	—	—	2,080,320
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	—	—	—	—	1,470,937
Less Cash Distributions to Investors:					—
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	1,729,867
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	—	—	—	—	(258,930)
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$—	$—	$—	$—	$(258,930)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$—	$—	$—	$—	$(807)
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	2,098
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	1,291
Return of Capital	—	—	—	—	1,000
Source (on Cash Basis)
Sales	—	—	—	—	2,291
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Mission Viejo, LP
	2008	2007	2006	2005	2004

Gross Revenues	$—	$—	$—	$15,949	$3,194
Profit on Sale of Properties	—	—	—	3,522,137	—
Less: Operation Expenses	—	—	—	(800)	(800)
Interest Expense	—	—	—	—	(906,977)
Depreciation	—	—	—	—	—

Net Income (Loss) — (Tax Basis)	$—	$—	$—	$3,537,286	$(904,583)

Taxable Income (Loss):
From Operations	$—	$—	$—	$15,149	$(904,583)
From Gain on Sale	—	—	—	3,522,137	—
Other	—	—	—	—	—
Cash Generated From Operations	—	—	—	—	—
Cash Generated from Sales	—	—	—	11,765,471	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	—	—	—	11,765,471	—
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	(7,815,000)	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	—	—	—	3,950,471	—
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$—	$—	$—	$3,950,471	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$—	$—	$—	$2	$(116)
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	451	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	1,000	—
Source (on Cash Basis)	—	—	—	—	—
Sales	—	—	—	1,000	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	—%

TABLE III

OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast Main Street, LP
	2008	2007	2006	2005	2004

Gross Revenues	$79,901	$—	$815	$110,384	$80,812
Profit (loss) on Sale of Properties	—	—	(898,238)	—	—
Less: Operation Expenses	(21,504)	(2,058,089)	(63,025)	(163,210)	(208,419)
Interest Expense	(1,119,656)	(1,276,000)	(1,061,494)	(237,466)	(121,031)
Depreciation	(85,902)	(79,083)	(94,599)	(48,231)	(26,125)

Net Income (Loss) — (Tax Basis)	$(1,147,161)	$(3,413,172)	$(2,116,541)	$(338,523)	$(274,763)

Taxable Income (Loss):
From Operations	$(1,147,161)	$(3,413,172)	$(1,218,303)	$(338,523)	$(274,763)
From Gain on Sale	—	—	(898,238)	—	—
Other	—	—	—	—	—
Cash Generated From Operations	(1,133,982)	(3,359,337)	(1,140,327)	(243,125)	(174,016)
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—

Total Cash Generated	(1,133,982)	(3,359,337)	(1,140,327)	(243,125)	(174,016)
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions	(1,133,982)	(3,359,337)	(1,140,327)	(243,125)	(174,016)
Less: Special Items (not including sales and refinancing)	—	—	—	—	—

Cash Generated (Deficiency) After Cash Distributions and Special Items	$1,133,982	$3,359,337	$1,140,327	$243,125	$(174,016)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(962)	$(2,863)	$(1,022)	$(284)	$(230)
From Recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors:
Source (on Tax Basis)
Investment Income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	—	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS
(UNAUDITED)

This table sets forth the results of completed prior real estate programs for during the most recent five years through December 31, 2008. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

		Steadfast	Steadfast
	Steadfast Bardeen,	Jeronimo I, II,	LaVerne,	Steadfast
	LLC	II, IV, V, LLC	LLC	Marlay, LP

Dollar Amount Raised	$855,000	$7,483,459	$3,680,000	$755,000
Number of Properties Purchased	2	1	1	1
Date of Closing of Offering	8/13/2003	11/14/2002	5/24/2002	7/15/2004
Date of First Sale of Property	1/20/2005	12/10/2004	5/28/2004	10/21/2004
Date of Final Sale of Property	11/9/2005	12/10/2004	5/28/2004	10/21/2004
Tax and Distribution Data Per $1,000 Invested Through
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	$(1,726)	$384	$(193)	$(807)
From Recapture	—	—	—	—
Capital Gain (Loss)	2,065	510	167	2,098
Deferred Gain
Capital	—	251	346	—
Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on Tax Basis):
Investment Income	—	958	92	1,291
Return of Capital	—	1,000	1,000	1,000
Source (on Cash Basis):
Sales	—	1,578	1,092	2,291
Refinancing	—	—	—	—
Operations	—	380	—	—
Other	—	—	—	—
Receivable on Net Purchase Money Financing	—	—	—	—

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast		Steadfast	Steadfast
	Crossroads	Birch Bayview	Kelvin,	Foothill
	Marketplace	Plaza II, LP	LLC	Plaza, LLC

Dollar Amount Raised	$4,439,503	$2,000,000	$1,129,000	$7,550,000
Number of Properties Purchased	1	3	1	1
Date of Closing of Offering	7/12/2002	3/26/2003	8/13/2003	1/6/2005
Date of First Sale of Property	9/17/2004	11/23/2004	6/15/2004	5/12/2006
Date of Final Sale of Property	9/17/2004	12/20/2004	6/15/2004	5/12/2006
Tax and Distribution Data Per $1,000 Invested Through
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	$(493)	$(38)	$(773)	$(23)
From Recapture	—	—	—	—
Capital Gain (Loss)	134	615	1,506	4,423
Deferred Gain
Capital	4,355	—	—	—
Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on Tax Basis):
Investment Income	2,647	620	—	3,234
Return of Capital	1,000	1,000	750	1,000
Source (on Cash Basis):
Sales	2,463	1,620	750	3,952
Refinancing	1,184	—	—	—
Operations	—	—	—	224
Other	—	—	—	58
Receivable on Net Purchase Money Financing	—	—	—	—

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast	Steadfast	Birch
	Everett	Mission	Bayview
	Plaza, LLC	Viejo, LP	Plaza, LLC	Lady Luck

Dollar Amount Raised	$607,438	$7,815,000	$3,300,000	$4,742,629
Number of Properties Purchased	1	1	2	2
Date of Closing of Offering	N/A	8/30/2004	7/28/2000	10/30/2002
Date of First Sale of Property	1/31/2007	4/12/2005	2/23/2007	4/29/2005
Date of Final Sale of Property	1/31/2007	4/12/2005	2/23/2007	4/29/2005
Tax and Distribution Data Per $1,000 Invested Through
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	$(169)	$(114)	$(498)	$334
From Recapture	—	—	—	—
Capital Gain (Loss)	3,108	451	4,960	1,672
Deferred Gain
Capital	—	—	—	—
Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on Tax Basis):
Investment Income	1,939	—	4,465	918
Return of Capital	1,000	1,000	1,000	1,000
Source (on Cash Basis):
Sales	2,939	1,000	4,900	1,918
Refinancing	—	—	394	—
Operations	—	—	171	—
Other	—	—	—	—
Receivable on Net Purchase Money Financing	—	—	—	—

TABLE IV

RESULTS OF COMPLETED PRIOR REAL ESTATE PROGRAMS — (Continued)

	Steadfast North		Steadfast
	County Square	Steadfast Koll	Village Center,	Steadfast
	I-III, LLC	I, II, LLC	LLC	Vista, LP

Dollar Amount Raised	$4,372,120	$3,732,843	$2,520,387	$482,704
Number of Properties Purchased	1	1	2	1
Date of Closing of Offering	8/30/2002	6/3/2005	6/8/2004	12/18/2003
Date of First Sale of Property	6/25/2004	2/5/2008	3/23/2007	6/29/2004
Date of Final Sale of Property	6/25/2004	2/5/2008	5/24/2007	6/29/2004
Tax and Distribution Data Per $1,000 Invested Through
Federal Income Tax Results:	$—	$—	$—	$—
Ordinary Income (Loss)	—	—	—	—
From Operations	(75)	(244)	(436)	(91)
From Recapture	—	—	—	—
Capital Gain (Loss)	48	2,565	2,272	552
Deferred Gain
Capital	654	—	—	—
Ordinary	—	—	—	—
Cash Distributions to Investors
Source (on Tax Basis):
Investment Income	—	1,299	1,214	460
Return of Capital	190	1,000	1,000	1,000
Source (on Cash Basis):
Sales	190	2,299	2,214	1,460
Refinancing	—	—	—	—
Operations	—	—	—	—
Other	—	—	—	—
Receivable on Net Purchase Money Financing	—	—	—	—

TABLE V

SALES OR DISPOSALS OF PROPERTIES FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table provides a summary of sales or disposals of properties for prior real estate programs for during the most recent three years through December 31, 2008. Each of the prior real estate programs for which information is presented below has similar or identical investment objectives to this program.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess
					Purchase						(Deficiency) of
					Money						Property
					Mortgage	Adjustments					Operating Cash
			Cash Received	Mortgage	Taken Back	Resulting from		Original	Total Acquisition		Receipts Over
			Net of Closing	Balance at Time	by	Application of		Mortgage	Cost, Closing		Cash
Property	Date Acquired	Date of Sale	Costs	of Sale	Program	GAAP	Total	Financing	and Soft Cost	Total Cost	Expenditures

Steadfast Everett Plaza, LLC	4/17/2006	1/31/2007	$2,937,077	$1,900,000	—	—	$4,837,077	$1,900,000	$1,049,057	$2,949,057	$9,873
Steadfast Village Center, LLC	12/3/2004	3/23/2007	4,873,142	15,702,028	—	—	20,575,170	3,098,595	12,582,143	15,680,738	82,393
Steadfast Village Annex	12/3/2004	5/24/2007	1,235,740	4,651,000	—	—	5,886,740	144,178	4,910,984	5,055,162	—
Steadfast Foothill Plaza, LLC	1/6/2005	5/12/2006	29,838,670	31,250,000	—	—	61,088,670	31,250,000	(3,557,295)	27,692,705	1,688,713
Steadfast Koll I & II, LLC	6/3/2005	2/5/2008	9,198,027	15,901,388	—	—	25,099,415	14,648,015	877,938	15,525,953	248,960
Birch Bayview Plaza, LLC	2/4/2000	2/23/2007	16,767,318	16,292,091	—	—	33,059,408	690,500	16,000,998	16,691,498	1,958,082

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

To:	Steadfast Income REIT, Inc. 4343 Von Karman Avenue Suite 300 Newport Beach, California 92660 Attn: Subscriptions

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached subscription agreement signature page (“Signature Page”), hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), set forth on such subscription agreement Signature Page. Payment for the Shares is hereby made by check payable to “           , as escrow agent for Steadfast Income REIT, Inc.,” or “Steadfast Income REIT, Inc.,” as applicable.

I hereby acknowledge receipt of the prospectus of the Company dated          , 2010 (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. I understand that I will receive a confirmation of my purchase, subject to acceptance by the Company, within 30 days from the date my subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date I have received a final prospectus.

I have been advised that:

a. the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus;

b. prospective investors should not invest in the Company’s common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment; and

c. there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription agreements must be executed and supporting material must be provided in accordance with these requirements.

1. INDIVIDUAL OWNER:  One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  Each joint tenant must sign.

3. TENANTS IN COMMON:  Each tenant in common must sign.

4. CORPORATION:  An authorized officer must sign. The subscription agreement must be accompanied by a certified copy of the resolution of the board of directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the board of directors’ resolution authorizing the investment.

5. PARTNERSHIP:  Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Signature Page. In the case of an investment by a general partnership, all partners must sign.

6. ESTATE:  The personal representative must sign. Provide the name of the executor and a copy of the court appointment dated within 90 days.

7 TRUST:  The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

8. PENSION PLAN OR PROFIT SHARING PLAN:  The trustee must sign the Signature Page.

9. IRAS, IRA ROLLOVERS AND KEOGHS:  The officer (or other authorized signer) of the bank, trust company or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided to receive checks and other pertinent information regarding the investment.

10. UNIFORM GIFT TO MINORS ACT (UGMA) OR UNIFORM TRANSFERS TO MINORS ACT (UTMA):  The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1.  INVESTMENT.  A minimum investment of $4,000 is required. A check for the full purchase price of the shares subscribed for should be made payable to “           , as escrow agent for Steadfast Income REIT, Inc.” If the dealer manager so designates after the Company meets the minimum offering requirement, your check should be made payable to “Steadfast Income REIT, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made.

All additional investments must be for at least $100. If you wish to have your subscription combined with your previous purchases of shares for the purpose of qualifying for a volume discount as described in the Prospectus under “Plan of Distribution,” you must check the “Additional Investment” box.

If you wish your subscription to be combined with the subscription of another person or persons who together with you constitute a “single qualified purchaser” as described in the Prospectus under “Plan of Distribution,” you must attach a statement to this Subscription Agreement setting forth the basis for the volume discount and the subscriptions to be combined.

2. FORM OF OWNERSHIP.  Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. REGISTRATION INFORMATION AND ADDRESS.  Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 10, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4. INVESTOR INFORMATION.  Please provide the information requested in this Section. If any of the information requested in this Section is the same as information provided in Section 3, the investor may indicate by stating “same as above.” If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5. INVESTOR ACKNOWLEDGMENT.  Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.

6. SUITABILITY ACKNOWLEDGEMENT.  Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named on the subscription agreement Signature Page.

7. DISTRIBUTION REINVESTMENT PLAN.  By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER.  This Section is to be completed by the registered representative AND THE broker-dealer.

9. PAYMENT INSTRUCTIONS.  Please indicate the method of payment for your subscription in this Section.

10.  ELECTRONIC DELIVERY OF REPORTS AND UPDATES.  Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website and notifying you via e-mail when such reports and updates are available.

11.  SUBSCRIBER SIGNATURES.  The subscription agreement Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

12.  MAILING INSTRUCTIONS.   The completed subscription agreement, including the executed subscription agreement signature page and payment (if sent by mail), should be sent to:

Steadfast Income REIT, Inc.
4343 Von Karman Avenue
Suite 300
Newport Beach, California 92660
(949) 852-0700
Attention: Investor Relations

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (800)          .

STEADFAST INCOME REIT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.	INVESTMENT — See payment instructions in Section 9 below.

Minimum investment is $4,000.

Total Dollar Amount Invested	Total Number of Shares Purchased

State of Sale:

☐	Additional Investments. Check this box if you are purchasing additional shares and wish to have this subscription combined with previous purchases of shares for the purpose of qualifying for a volume discount as described in the Prospectus under “Plan of Distribution.”

☐	Check this box if you are purchasing Shares from a registered investment advisor (RIA), or if you are an investment participant in a wrap account or fee in lieu of commissions account approved by the broker-dealer, RIA, or a bank acting as a trustee or fiduciary, or similar entity.

2.	FORM OF OWNERSHIP

☐	Individual

☐	Joint Tenants with Rights of Survivorship

☐	Tenants in Common

☐	Corporation — Authorized signature required. Include copies of corporate resolutions designating executive officer as the person authorized to sign on behalf of corporation and authorizing the investment.

☐	Partnership — Authorized signature required. Include copy of partnership agreement.

Identify whether general or limited partnership:

☐	Estate — Personal representative signature required. Include a copy of the court appointment dated within 90 days.

Name of Executor:

☐	Trust — Trustee signature required in Section 10 below. Include a copy of the title and signature pages of the trust.

Name of Trust:

Name of Trustee:

Name of Beneficiary:

☐	Qualified Pension Plan or Profit Sharing Plan (Non-Custodian) — Trustee signature required in Section 10 below. Include a copy of the title and signature pages of the plan.

Name of Trustee:

☐	Other Non-Custodial Ownership Account (Specify):

Custodial Ownership Accounts

☐	Traditional IRA — Custodian signature required in Section 10 below.

☐	Roth IRA — Custodian signature required in Section 10 below.

☐	KEOGH Plan — Custodian signature required in Section 10 below.

☐	Simplified Employee Pension/Trust (SEP)

☐	Pension or Profit-Sharing Plan — Custodian signature required in Section 10 below.

☐	Uniform Gift to Minors Act — Custodian signature required in Section 10 below.

State of: Custodian for:

☐	Other (Specify):

Required for all custodial ownership accounts:

 Name of Custodian, Trustee or Other Administrator

Mailing Address

 City                                       State                                  Zip Code

 Custodian Telephone Number

 Custodian Social Security Number/Tax Identification Number

 Custodian Account Number

3.	REGISTRATION INFORMATION AND ADDRESS.

Please print name(s) and address in which the Shares are to be registered. Include trust or custodial name, if applicable. Steadfast REIT Investments, LLC does not provide custodial services; therefore, if this is a custodial account, a custodian must be indicated below. For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds to          .

 Name(s) in which Shares are to be Registered (Please print clearly)

 Taxpayer Identification Number (Trust & Custodial Accounts must provide TIN and SSN)
 ☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐ ☐

 Social Security Number(s) (Provide SSNs for both joint account owners, if applicable)
 ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐                      ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐

 Street Address

 City                                     State                                     Zip Code

 Daytime Telephone Number               Evening Telephone Number               E-Mail Address

4.	INVESTOR INFORMATION. Please complete the following applicable information:

Individual Account Owner/Custodian

 Custodian’s Name (if applicable)           Custodian’s Tax ID Number          Investor’s Account Number

 First Name                    MI                    Last Name Social                    Security Number

 Residence Address (No P.O. Box)

 City                                       State                                       Zip Code

 Citizenship Status
 ☐     U.S. Citizen                    ☐     Resident Alien                    ☐     Non-Resident Alien

 Daytime Telephone Number               Evening Telephone Number               E-Mail Address

Driver’s License No./State of Issue	Date of Birth (MM/DD/YYYY)

Joint Account Owner/Minor

 First Name               MI               Last Name                         Social Security Number

 Street Address (No P.O. Box)

 City                                       State                                       Zip Code

 Citizenship Status
 ☐     U.S. Citizen                    ☐     Resident Alien                    ☐     Non-Resident Alien

 Daytime Telephone Number               Evening Telephone Number               E-Mail Address

Driver’s License No./State of Issue	Date of Birth (MM/DD/YYYY)

Trust

 Name of Trust                                                                Date of Trust

 Name(s) of Trustee(s)

 Taxpayer Identification Number

 Name of Beneficial Owner

 Beneficial Owner Street Address

 City                                       State                                       Zip Code

 Social Security Number                         Date of Birth                         Occupation

Corporation/Partnership/Other

 Name of Corporation/Partnership/Other                             Date of Entity Formation

 Name(s) of Officer(s), General Partner or other Authorized Person(s)

 Taxpayer Identification Number

5.	INVESTOR ACKNOWLEDGEMENT.

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

		Investor	Co-Investor

(a)	I (we) received a final prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, five business days in advance of the date hereof.	Initials	Initials
(b)	I (we) accept the terms and conditions of the Company’s charter.	Initials	Initials
(c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	Initials	Initials

6.	SUITABILITY ACKNOWLEDGEMENT.

Please separately initial each one of the following:

	Investor	Co-Investor

I have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”	Initials	Initials

I have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”	Initials	Initials

If I am an Alabama investor, I have a liquid net worth of at least 10 times my investment in the Company and other similar programs and I otherwise meet the Company’s suitability standards.	Initials	Initials

If I am an Iowa investor, I meet the Company’s suitability standards and my total investment in the Company and its affiliates may not exceed 10% of my net worth.	Initials	Initials

	Investor	Co-Investor

If I am a Kansas investor, I understand that it is recommended by the Office of the Kansas Securities Commissioner that I not invest, in the aggregate, more than 10% of my liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am a Kentucky investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.	Initials	Initials

If I am a Maine investor, my maximum investment in the Company and its affiliates may not exceed 10% of my net worth.	Initials	Initials

If I am a Michigan investor, my maximum investment in the Company and its affiliates may not exceed 10% of my liquid net worth.	Initials	Initials

If I am a Nebraska investor, I must have either (1) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000, or (2) a minimum net worth of $350,000. In addition, my total investment in the Company must not exceed 10% of my net worth (exclusive of home, auto and furnishings).	Initials	Initials

If I am an Ohio investor, my maximum investment in the Company and its affiliates may not exceed 10% of my liquid net worth.	Initials	Initials

If I am an Oregon investor, my investment in this offering may not exceed 10% of my net worth.	Initials	Initials

7.	DISTRIBUTION REINVESTMENT PLAN

Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP).
In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above.
☐	I prefer that my distribution be paid by check to the address in Section 3 above.
☐	I prefer that my distribution be deposited directly into the account listed as follows:

 Name of Financial Institution

 Street Address

 City                                       State                                       Zip Code

 Name(s) on Account

 Bank Routing Number                                                 Account Number

 ☐  Checking                    ☐  Savings               (Attach a voided, pre-printed check or deposit slip.)

Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP).
In the event that the DRIP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in Section 2 above.

☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account identified in Section 2 above.

8.	BROKER-DEALER — To be completed by the Registered Representative and the Broker-Dealer.

The Registered Representative and an authorized principal of the Broker-Dealer must sign below to complete the order. The Registered Representative and Broker-Dealer hereby warrant that each is duly licensed and may lawfully sell Shares in the state designated as the subscriber’s legal residence or the state in which the sale was made, if different.

 Name of Broker-Dealer

 Broker-Dealer Home Office Street Address

 City                                       State                                       Zip Code

 Telephone Number                                                           Fax Number

 Name of Registered Representative

 Registered Representative Branch Code               Registered Representative Rep Number

 Registered Representative Street Address

 City                                       State                                       Zip Code

 Telephone Number                                                           Fax Number

 Registered Representative Authorized E-Mail Address

☐ Shares Sold NAV                    ☐ Purchase Volume Discount

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Signature of Registered Representative*	Date

Signature of Broker-Dealer (Authorized Principal)*	Date

*SIGNATURES OF THE REGISTERED REPRESENTATIVE AND AN AUTHORIZED FIRM PRINCIPAL ARE REQUIRED FOR PROCESSING.

Company Contact Information:	Steadfast Income REIT, Inc. 4343 Von Karman Avenue, Suite 300 Newport Beach, California 92660 Telephone: (949) 852-0700 Facsimile: Website: E-Mail:

9.	PAYMENT INSTRUCTIONS

Account Information

For account service, contact the Escrow Agent,          at           or          , or the Company.

Payment Method:

☐	By Mail — Checks should be made payable to “ , as escrow agent for Steadfast Income REIT, Inc.” or, after the Company meets the minimum offering requirement, to “Steadfast Income REIT, Inc.” You should consult with your registered representative if you are unsure how to make your check payable.
☐	By Wire Transfer — If paying by wire transfer, please request that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account. Initially, wire transfers should be sent to:
, as Escrow Agent for Steadfast Income REIT, Inc.
ABA No.:
Account Name:
Account No.:
FFC:A/C #:
RE: Steadfast Income REIT, Inc.
Attn:
After the Company meets the minimum offering requirement, wire transfers should be made to the Company. You should consult with your registered representative to confirm wiring instructions for your subscription.

10.	ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐	In lieu of receiving documents, I authorize Steadfast Income REIT, Inc. to make available on its website at www. .com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available.

Send notices to (you must provide an e-mail address if you choose this option):

E-mail address:

11.	SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required).

Each investor signing below, under penalties of perjury, certifies that:

(1)	The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Steadfast Income REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Steadfast Income REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Individual Account Owner

Signature of Individual Owner	Date

Print or Type Name

Joint Account Owner

Signature of Joint Account Owner	Date

Print or Type Name

Custodian (PLEASE PROVIDE MEDALLION STAMP)

Signature of Custodian	Date

Print or Type Name

Trust/Corporation/Partnership/Other

Trustee, Officer, General Partner or other Authorized Person	Date

Print or Type Name	Title

Additional Authorized Person (if required)	Date

Print or Type Name	Title

Additional Authorized Person (if required)	Date

Print or Type Name	Title

Steadfast Income REIT, Inc.
Maryland Corporation

NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK

To:	Stockholder
From:	Rodney F. Emery, Chief Executive Officer

Shares of Common Stock, $0.01 par value per share

Steadfast Income REIT, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Securities”) set forth in your subscription agreement with the Corporation. The Securities do not have physical certificates. Instead, the Securities are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Securities. All capitalized terms not defined herein have the meanings set forth in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Securities on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

The Securities are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (1) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8% percent (in value or number of Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (2) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8% percent of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (3) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and (4) no Person may Transfer Shares if such Transfer would result in Shares being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer or ownership are violated, the Shares will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.

APPENDIX C

FORM OF DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Steadfast Income REIT, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (“Shares”) pursuant to (a) an unregistered private placement of Shares (a “Private Placement”), (b) the Company’s initial registered public offering (the “Initial Offering”) or (c) any future public offering of the Shares (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date.  The effective date of this Plan shall be the date that the minimum offering requirement (as defined in the Prospectus relating to the Initial Offering) is met in connection with the Initial Offering.

3. Procedure for Participation.  Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant does not meet the minimum income and net worth standards for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

4. Purchase of Shares.  Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at an initial price equal to $9.50 per Share; provided, however, that if the Company extends the Initial Offering beyond two years from the date of its commencement, the Board of Directors may, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated net asset value per share and other factors that the Board of Directors deems relevant. If the Company determines to change the price at which the Company offer shares, the Company does not anticipate that it will do so more frequently than quarterly.

Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (x) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (y) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”) or (z) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

C-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes.  IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

6. Share Certificates.  The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

8. Termination by Participant.  A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

9. Amendment or Termination of Plan by the Company.  The Board of Directors may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.

10. Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C-2

STEADFAST INCOME REIT, INC.
UP TO $1,650,000,000 IN SHARES OF
COMMON STOCK

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

          , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

Amount

SEC registration fee	$92,000
FINRA filing fee	75,500
Accounting fees and expenses	2,140,000
Legal fees and expenses	1,921,000
Sales and advertising expenses	6,058,500
Blue Sky fees and expenses	113,000
Printing expenses	5,350,000
Miscellaneous	3,000,000

Total	$18,750,000

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

Not Applicable.

Item 33.	Recent Sales of Unregistered Securities.

On June 12, 2009, we issued 22,223 shares of common stock at $9.00 per share to Steadfast REIT Investments, LLC, our sponsor, in exchange for $200,007 in cash. On July 10, 2009 we also issued 1,000 shares of our convertible stock at $1,000 per share to Steadfast Income Advisor, LLC, our advisor. In each case, we relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Steadfast REIT Investments, LLC and Steadfast Income Advisor, LLC, by virtue of their affiliation with us, had access to information concerning our proposed operations and the terms and conditions of their respective investments.

On July 10, 2009, Steadfast Income Advisor, LLC contributed $1,000 to our operating partnership in exchange for its limited partnership interest in our operating partnership. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. Our advisor, by virtue of its affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

We are engaged in a private placement offering of up to $94,000,000 in shares of our common stock at $9.40 per share to accredited investors (as defined in Rule 501 under the Securities Act) pursuant to a confidential private placement memorandum dated October 13, 2009, as supplemented to date. From October 13, 2009 through February 3, 2010, we have not issued any shares of common stock in this private placement. Each of the purchasers of shares of our common stock in the private placement will represent to us that he or she is an accredited investor. Based upon these representations, we believe that the issuances of shares of our common stock in the private placement are exempt from the registration requirements pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 34.	Indemnification of Directors and Officers.

Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will not indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us if: (1) the loss or liability was the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct, (2) the indemnitee has not determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests or (3) the indemnitee was not acting on our behalf or performing services for us. Moreover, we will not indemnify any indemnitee if (1) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnitee actually received an improper personal benefit in money, property, or services, (3) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful or (4) in a proceeding by or in the right of the company, the indemnitee shall have been adjudged to be liable to us. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification of a director, the advisor or an affiliate of the advisor may be paid only out of our net assets, and no portion may be recoverable from the stockholders.

Prior to the effectiveness of this registration statement, we will have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Securities Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements:

The following financial statements are included in the prospectus:

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet

(3) Notes to Consolidated Balance Sheet

(b) Exhibits:

Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

1	.1**	Dealer Manager Agreement
1	.2**	Participating Dealer Agreement (included as Appendix A to Exhibit 1.1)
3	.1**	Articles of Amendment and Restatement of Steadfast Secure Income REIT, Inc.
3.2		Articles of Amendment of Steadfast Secure Income REIT, Inc.
3	.3**	Bylaws of Steadfast Secure Income REIT, Inc.
4.1		Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2		Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5	.1**	Form of Opinion of Venable LLP as to the legality of the securities being registered
8	.1**	Form of Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10	.1*	Form of Escrow Agreement
10	.2**	Advisory Agreement
10.3		Amendment No. 1 to Advisory Agreement
10	.4**	Limited Partnership Agreement of Steadfast Secure Income REIT Operating Partnership, L.P.
10	.5**	Steadfast Secure Income REIT, Inc. 2009 Long-Term Incentive Plan
10	.6**	Steadfast Secure Income REIT, Inc. Independent Directors Compensation Plan
21	**	Subsidiaries of the Company
23.1		Consent of Ernst & Young LLP
23	.2**	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23	.4**	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
23	.5**	Consent of Lakemont Group
24	**	Power of Attorney (included on signature page)

*	To be filed by amendment.

**	Previously filed.

Item 37.	Undertakings

The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

(6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

(7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

(9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

(10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

(11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS FOR PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

This table provides summary information on acquisitions of properties by prior real estate programs with similar or identical investment objectives to this program during the most recent three years ended December 31, 2008.

			Gross
			Acres, Leasable
			Space or
			Number of
			Units and
			Total				Contract	Other
			Square		Mortgage and Other	Cash	Price &	Cash
		Type of	Feet	Date of	Financing	Down	Acquisition	Expenditures	Total
Property	Location	Property	of Units	Purchase	at Purchase(1)	Payment	Fee	Capitalized	Price

Steadfast Everett Plaza, LLC	Everett, WA	Land	5.97 acres	4/17/2006	$2,025,000	$600,000	$2,625,000	$4,633	$2,629,633

Steadfast-BLK, LLC	Citrus Heights, CA	Enclosed Regional Mall	1,927,746 square feet	1/29/2008	84,000,000	22,843,000	107,911,430	452,292	108,363,722

Stone Point I LLC	Roseville, CA	Vacant Land	3.43 acres	12/8/2006	3,452,500	1,435,336	4,887,836	107,796	4,995,632

Steadfast Roseville II, LLC	Roseville, CA	Vacant Land	3.43 acres	12/8/2006	3,665,813	1,827,816	5,493,629	121,096	5,614,725

Steadfast Woodranch, LLC	Simi Valley, CA	Office/Medical Buildings	26 units/85,103 square feet	4/25/2007	10,697,420	757,860	10,361,975	—	11,455,280

Las Tiendas de la Paz SRL de CV	La Paz, Mexico	Land	17.54 acres	2/6/2008	—	1,000,000	10,551,820	861,322	11,413,142

(1)	Includes mortgage and other financing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on February 3, 2010.

Steadfast Income REIT, Inc.

By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on February 3, 2010.

/s/  Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board
(principal executive officer)

/s/  Dinesh K. Davar
Dinesh K. Davar
Chief Financial Officer
(principal financial officer)

/s/  George P. Doyle
George P. Doyle
Chief Accounting Officer
(principal accounting officer)

/s/  J. Grayson Sanders
J. Grayson Sanders
Director

*
Scot B. Barker
Director

*
Larry H. Dale
Director

*
Jeffrey J. Brown
Director

*By:	/s/ Rodney F. Emery
Rodney F. Emery
Attorney-in-Fact

EXHIBIT INDEX

Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

Exhibit
Number		Description

1	.1**	Form of Dealer Manager Agreement
1	.2**	Form of Participating Dealer Agreement (included as Appendix A to Exhibit 1.1)
3	.1**	Articles of Amendment and Restatement of Steadfast Secure Income REIT, Inc.
3.2		Articles of Amendment of Steadfast Secure Income REIT, Inc.
3	.3**	Bylaws of Steadfast Secure Income REIT, Inc.
4.1		Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)
4.2		Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)
5	.1**	Form of Opinion of Venable LLP as to the legality of the securities being registered
8	.1**	Form of Opinion of Alston & Bird LLP regarding certain federal income tax considerations
10	.1*	Form of Escrow Agreement
10	.2**	Advisory Agreement
10.3		Amendment No. 1 to Advisory Agreement
10	.4**	Limited Partnership Agreement of Steadfast Secure Income REIT Operating Partnership, L.P.
10	.5**	Steadfast Secure Income REIT, Inc. 2009 Long-Term Incentive Plan
10	.6**	Steadfast Secure Income REIT, Inc. Independent Directors Compensation Plan
21	**	Subsidiaries of the Company
23.1		Consent of Ernst & Young LLP
23	.2**	Consent of Venable LLP (contained in its opinion filed as Exhibit 5.1)
23	.4**	Consent of Alston & Bird LLP (contained in its opinion filed as Exhibit 8.1)
23	.5**	Consent of Lakemont Group
24	**	Power of Attorney (included on signature page)

*	To be filed by amendment.

**	Previously filed.